   As filed with the Securities and Exchange Commission on February 26, 2003

                                                     Registration No. 333-74176
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                                AMENDMENT NO. 5

                                      To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                            THE PRICE FUND I, L.P.
          (Exact Name of Registrant as Specified in Charter Document)

                               -----------------

         Delaware                    6799                   36-4400372
     (State or other          (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial          Identification number)
     incorporation or        Classification code
      organization)                number)

      c/o Price Asset Management, Inc.              Walter Thomas Price, III
         141 West Jackson Boulevard             c/o Price Asset Management, Inc.
                Suite 1340A                        141 West Jackson Boulevard
          Chicago, Illinois 60604                          Suite 1340A
               (312) 648-2883                        Chicago, Illinois 60604
                                                         (312) 648-2883
     (Address, Including Zip Code, and       (Name, Address, Including Zip Code, and
   Telephone Number, Including Area Code      Telephone Number, Including Area Code
of Registrant's Principal Executive Offices)          of Agent for Service)

                               -----------------

                                  Copies to:
                           Jeffry M. Henderson, Esq.
                            Douglas E. Arend, Esq.
                               Henderson & Lyman
                          175 West Jackson Boulevard
                                   Suite 240
                            Chicago, Illinois 60604
                                (312) 986-6960

                               -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE

                                          Amount to    Proposed Maximum   Proposed Maximum
       Title of each Class of                 be      Offering Price Per Aggregate Offering    Amount of
     Securities to be Registered          Registered       Unit (1)          Price (1)      Registration Fee
------------------------------------------------------------------------------------------------------------
 Units of Limited Partnership
   Interest in The Price Fund I, L.P.    50,000 units       $1,000          $50,000,000         $12,500
------------------------------------------------------------------------------------------------------------

(1) Offering price and registration fee based upon the initial offering price per unit of $1,000, in accordance with Rule 457(d).
================================================================================

                            THE PRICE FUND I, L.P.

                             CROSS REFERENCE SHEET

Item No.                    Registration Item                               Location In Prospectus
--------                    -----------------                               ----------------------
   1.    Forepart of the Registration Statement and Outside
           Cover Page of Prospectus............................. Facing Page; Front Cover
   2.    Inside Front and Outside Back Cover Pages of Prospectus Inside Front Cover Page; Table of Contents
   3.    Summary Information, Risk Factors and Ratio of
           Earnings to Fixed Charges............................ Summary; Risk Factors; Description of
                                                                 Charges; Use of Proceeds; The General
                                                                 Partner; The Commodity Brokers
   4.    Use of Proceeds........................................ Use of Proceeds
   5.    Determination of Offering Price........................ Plan of Distribution
   6.    Dilution............................................... Not Applicable
   7.    Selling Security Holders............................... Not Applicable
   8.    Plan of Distribution................................... Plan of Distribution
   9.    Description of Securities to be Registered............. The Limited Partnership Agreement
  10.    Interests of Named Experts and Counsel................. Not Applicable
  11.    Information with Respect to the Registrant............. Litigation; The Trading Advisors
         (a) Description of Business............................ Summary; Risk Factors; Use of Proceeds;
                                                                 The Trading Advisors; The Futures,
                                                                 Options on Futures and Forwards Markets;
                                                                 The Limited Partnership Agreement
         (b) Description of Property............................ Not applicable
         (c) Legal Proceedings.................................. Litigation
         (d) Market Price of and Dividends on the Registrant's
             Common Equity and Related Stockholder Matters...... Not applicable
         (e) Financial Statements............................... Financial Statements
         (f) Selected Financial Data............................ Not applicable
         (g) Supplementary Financial Information................ Not applicable
         (h) Management's Discussion and Analysis of
             Financial Condition and Results of Operations...... Not applicable
         (i) Changes in and Disagreements with Accountants
             on Accounting and Financial Disclosure............. Not Applicable
         (j) Quantitative and Qualitative Disclosures About
             Market Risk........................................ Risk Factors
         (k) Directors and Executive Officers................... The General Partner
         (l) Executive Compensation............................. Summary; Conflicts of Interest; Fiduciary
                                                                 Responsibility, Description of Charges;
                                                                 Risk Factors; The Trading Advisors; The
                                                                 General Partner; The Commodity Brokers
         (m) Security Ownership of Certain Beneficial Owners
             and Management..................................... The General Partner; Independent
                                                                 Auditor's Report
         (n) Certain Relationships and Related Transactions..... Summary; Risk Factors; Conflicts of Interest;
                                                                 Fiduciary Responsibility; Description of
                                                                 Charges; The Trading Advisors; The
                                                                 Commodity Brokers; The General Partner
  12.    Disclosure of Commission Position on Indemnification
           for Securities Act Liabilities....................... Fiduciary Responsibility and Liability

                             EXPLANATORY STATEMENT

   The Prospectus contained in this Registration Statement relates to 50,000 units of Limited Partnership Interest of The Price Fund I, L.P.

Prospectus

                            THE PRICE FUND I, L.P.

             Maximum 50,000 Units of Limited Partnership Interest
              Minimum 1,000 Units of Limited Partnership Interest

                               -----------------

   The Price Fund I, L.P. is a newly formed partnership organized to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options on futures contracts and forward contracts. You may purchase units of limited partnership interest initially for $1,000 per unit until the partnership sells 1,000 units and begins trading. After trading commences, you may purchase units as of the last day of each month, provided that your subscription has been accepted at least ten business days before the end of the month, at a purchase price equal to 100% of the net asset value per unit on the date of purchase. The minimum initial subscription per investor is $5,000 ($2,000 for IRA and qualified retirement accounts). There is no minimum for additional subscriptions, except that subscriptions must be in multiples of $1,000.


   The selling group manager is offering the units on a "best efforts" continuous basis without any obligation to purchase units. The selling group manager must sell a minimum of 1,000 units ($1,000,000) before trading will commence, and the offering will terminate on December 31, 2003 (subject to an extension to September 30, 2004), if the minimum has not been reached. If the selling group manager terminates the offering before the minimum is met, subscriptions will be returned promptly to subscribers together with any interest earned. Before the minimum has been reached, LaSalle Bank National Association will hold subscription funds in escrow until they are transferred to the partnership. After the minimum has been reached, the funds will be held in a special subscription account until each monthly closing date.




                               -----------------


SUMMARY OF RISK FACTORS



   . These are speculative securities. You could lose all or substantially all of your investment in the partnership. Read this prospectus carefully and consider the "risk factors" section beginning on page 10.



   . Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offer and sale of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



   . The Price Fund I, L.P. is not a mutual fund registered under the Investment Company Act of 1940. Price Asset Management has not previously managed any commodity pools.





.. The Price Fund I, L.P. has no operating history.



.. The Price Fund I, L.P.'s trading in futures contracts, options on futures contracts and forward contracts is speculative and trading performance is expected to be volatile.



.. Futures contracts are leveraged instruments, which accentuate the trading profit or trading loss on a trade.



.. Past performance of the trading advisors is not necessarily indicative of future results for such advisors or the partnership.



.. If you redeem your units within the first six months after your initial purchase, you must pay a redemption charge equal to 4% of the net asset value of the units being redeemed; you will be charged a redemption fee equal to 3% on redemptions after the first six, but within the first nine months, after your initial purchase.



.. The units will not be listed on an exchange and no other secondary market will exist for the units.



.. The general partner will select trading advisors which may include advisors not identified in this Prospectus. Limited partners may therefore not have the opportunity to evaluate the funding advisors and will not be made aware of changes to the trading programs of such advisors.



.. The fixed expenses of the Price Fund I, L.P., including selling commissions and other offering expenses, will be substantial. To break even in the first year, the Price Fund I, L.P. would need to earn an estimated return on assets of 8.36%. Assuming it breaks even in the first year, the Price Fund I, L.P. would need to earn an estimated 5.36% return on assets each subsequent year to break even based on expense estimates for the first year of operation.



.. You will be taxed on your share of partnership income, even though the partnership may not make any distributions.



   . THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.


Selling Group Manager:
                         UHLMANN PRICE SECURITIES, LLC
                    141 West Jackson Boulevard, Suite 1340A
                            Chicago, Illinois 60604
                                (312) 648-2224


February 26, 2003

                                   Price to          Sales        Net Proceeds to
                                 Investors/(1)/ Compensation/(2)/ Partnership/(3)/
----------------------------------------------------------------------------------
 Per Unit                         $     1,000      $       40       $       960
----------------------------------------------------------------------------------
 Minimum Offering (1,000 units)   $ 1,000,000      $   40,000       $   960,000
----------------------------------------------------------------------------------
 Maximum Offering (50,000 units)  $50,000,000      $2,000,000       $48,000,000
----------------------------------------------------------------------------------



(1) Assumes all units are sold at the initial public offering price of $1,000 per unit.


(2) The sales commission is equal to 4% per $1,000 invested and trailing commissions are 2.0% annually; a portion of which may be paid by the selling group manager to selling agents it appoints. A wholesale fee of up to 1.0% may be charged in addition to the selling commission on units distributed by selling agents through a wholesaler that introduces such agents.


(3) Before deducting offering expenses equal to 0.5% of the purchase price of a unit, subject to increase to 1.0% at the discretion of the general partner. An affiliate of the general partner initially will pay offering expenses, and the partnership will reimburse the affiliate as units are sold.


                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT


   YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.



   FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THE POOL BEGINNING AT PAGE 18 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 8 AND 9.



   THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THE COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 10.



   YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.


   This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

   The Fund files quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facility at 450 Fifth Street, NW, Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

   The Fund's filings are posted at the SEC website at http://www.sec.gov.

                               -----------------

                         PRICE ASSET MANAGEMENT, INC.
                                General Partner
                          141 West Jackson Boulevard
                                  Suite 1340A
                            Chicago, Illinois 60604
                                (312) 648-2883

                               TABLE OF CONTENTS

                                   PART ONE
                              DISCLOSURE DOCUMENT

                                                                                                      Page
                                                                                                      ----
Summary..............................................................................................    1
Risk Factors.........................................................................................   10
   Trading and Performance Risks.....................................................................   10
   Partnership and Offering Risks....................................................................   11
   Trading Advisor Risks.............................................................................   12
   Taxation Risks....................................................................................   14
Conflicts of Interest................................................................................   15
Fiduciary Responsibility and Liability...............................................................   17
Description of Charges...............................................................................   18
Business of the Partnership..........................................................................   21
Use of Proceeds......................................................................................   23
The General Partner..................................................................................   23
Directors and Officers of the General Partner........................................................   23
The Trading Advisors.................................................................................   25
Performance Records..................................................................................   39
The Commodity Brokers................................................................................   47
Litigation...........................................................................................   48
The Limited Partnership Agreement....................................................................   48
Plan of Distribution.................................................................................   53
Subscription Procedure...............................................................................   54
Purchases by Employee Benefit Plans--ERISA Considerations............................................   54
Material Federal Income Tax Considerations...........................................................   56
State and Local Income Tax Aspects...................................................................   61
NASAA Guidelines.....................................................................................   62
Legal Matters........................................................................................   62
Experts..............................................................................................   62
Where You Can Find More Information..................................................................   63

                                              PART TWO
                                 STATEMENT OF ADDITIONAL INFORMATION
Supplemental Performance.............................................................................   65
Diversification Benefits.............................................................................   71
The Futures, Options on Futures and Forwards Markets.................................................   74
Regulation...........................................................................................   76
Potential Advantages.................................................................................   78
Advisor Selection and Allocation Methodology.........................................................   80
Glossary of Terms....................................................................................   82
Exhibit A--Financial Statements......................................................................  A-1
Exhibit B--Form of First Amended and Restated Limited Partnership Agreement of The Price Fund I, L.P.  B-1
Exhibit C--Subscription Agreement and Power of Attorney for units of The Price Fund I, L.P...........  C-1
Exhibit D--The Price Fund I, L.P. Subscription Agreement for Existing Investors or Subscribers.......  D-1
The Price Fund I, L.P.--Part II...................................................................... II-1

                                    SUMMARY

   Because this is a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and its exhibits before you decide to invest.

THE PARTNERSHIP

   The Price Fund I, L.P., was organized as a limited partnership on October 5, 2000, in the State of Delaware. The offices of the partnership are located c/o Price Asset Management, Inc., 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and the partnership's telephone number is (312) 648-2883.

   The partnership's objective is to achieve capital appreciation through speculative trading of futures contracts, options on futures contracts and forward contracts by independent trading advisors. Investment in the partnership may provide investors an opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds.


   The partnership intends to begin using this disclosure document beginning on the date set forth on the cover page hereof.


THE GENERAL PARTNER

   The general partner of the partnership is Price Asset Management, Inc., an Illinois corporation that is wholly owned by Walter Thomas Price III. The general partner administers the business and affairs of the partnership. The general partner is registered with the Commodity Futures Trading Commission
(CFTC) as a commodity pool operator and a commodity trading advisor and is a member of the National Futures Association (NFA). The general partner's main business office is located at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and its telephone number is (312) 648-2883.

                             Organizational Chart

   This chart depicts the relationship among the various service providers of this offering. Price Asset Management, Inc. serves as the general partner for The Price Fund I, L.P. and allocates the fund's assets among the managers selected by it.



                                  [FLOW CHART]

                               Organization Chart

                             THE TRADING ADVISORS

   The general partner will choose one or more trading advisors that will be responsible for making trading decisions on behalf of the partnership and will allocate funds to these advisors. Consistent with its fiduciary duties to the limited partners, the general partner may modify its allocation among the trading advisors or select new advisors at any time. The trading advisors to whom the partnership anticipates making allocations over time are Campbell and Company, Inc., Clarke Capital Management, Inc., Fall River Capital, LLC, Landmark Asset Management Corporation, Marathon Capital Growth Partners LLC, SmithPoint Investments, Ltd., and Spirit Trading Incorporated. Although the allocations effective at the time trading commences are subject to change, the general partner will make initial allocations of 35% of its trading assets to Clarke Capital Management, 30% to SmithPoint Investments and 35% to Spirit Trading. There is no minimum period of time during which these advisors will necessarily trade for the Partnership.



   The general partner will select commodity programs for the partnership considering both qualitative factors and quantitative measures. These factors and measures are used to evaluate a commodity trading advisor's ability to generate returns after considering such variables as risk management approach, market diversification and leverage. The amount of money which must be deposited with the clearing broker in order to enter into a futures or forward contract position is called "margin" and is typically between 2% and 10% of the total value of the position. The ratio of this margin to the equity in an account or assets allocated to a trading advisor is a substantial factor in determining the size and type of positions such advisor can enter. To the extent this ratio is less than 100%, it allows traders to leverage their trading level by entering positions whose value may be several times that of the assets allocated to them. Although the amount of this leverage will vary between traders and also over time, the trading advisors for the partnership have historically traded a margin to equity ratio ranging from 1% to 60%, with the average being 10% to 35%. These values are approximate and may be exceeded at times due to factors such as increased market volatility and changes in exchange margin requirements.


   The initial trading advisors selected by the general partner, and any trading advisors that the general partner may select in the future, are expected to rely principally on technical analysis. However, the general partner may select advisors in the future that do not use technical analysis or use it only minimally. Technical analysis is not based on the anticipated supply and demand of the "cash" or "physical" (that is, actual) commodity. Technical analysis is based on the theory that a study of the markets themselves (in particular, of trends of prices established by the markets for various instruments during selected historical periods) provides a means of anticipating prices. Technical analysis of the markets often includes a study of the actual daily, weekly and monthly price fluctuations, as well as volume variations and changes in open interest. Charts and/or computers are used for the analysis of these items and other technical market data.

Campbell & Company, Inc.


   Campbell & Company, Inc. will trade the partnership's assets allocated to it using Campbell's Financial, Metal & Energy Small Portfolio (Above $5 Million). This program trades futures and forward contracts on precious and base metals, energy products, stock market indices, interest rate instruments and foreign currencies. Campbell uses a computerized, technical, trend- following approach combined with quantitative portfolio management analysis and seeks to identify and profit from sustained price trends. Currently, over five trading models are utilized in most markets traded to confirm trading decisions from more than one source. Each model analyzes market movements and internal market and price configurations.


Clarke Capital Management, Inc.

   Clarke Capital Management, Inc. will trade the partnership's assets allocated to it using Clarke's Global Basic Program. Clarke's Global Basic Program employs techniques that utilize a number of trading models acting independently. Each model generates its own entry and exit signals and trades both sides of the market (long and short). With minor differences only for long or short positions, a particular model trades all markets with the same rules and parameters, regardless of the program. The Global Basic Program uses several very long term models among the 27 in its portfolio. These very long term models generally produce larger profits per trade, but lower profits per day than shorter models. Long term models may also incur greater losses than shorter models. This program currently trades approximately 83 domestic and international commodity interests, largely long or short interest rate contracts reflecting interest rates in Europe, North America and Australia.

Fall River Capital, LLC


   Fall River Capital, LLC will trade the partnership's assets allocated to it using the Global Strategies HL Program. The program consists of a selection of diversified international commodity interests on major commodity and futures exchanges worldwide. The program uses computerized, technical systems that have been developed by Fall River. The Global Strategies HL Program trades very aggressively, on a short-term basis and only in the direction of the indicated breakout, once a market indicates an increased likelihood of a long-term trend. To further control risk, Global Strategies HL employs a proprietary process which seeks to reduce risk by individual markets, by sectors, and at the portfolio level.


   The goal of Fall River's programs is to provide superior risk-adjusted investment returns. Fall River's programs use various risk management techniques to reduce portfolio risk. These techniques include, but are not limited to: market diversification (committing assets to multiple markets), system diversification (trading with multiple trading strategies), and, a money management structure that determines and limits the amount of equity committed to each trade and each market.

Landmark Asset Management Corporation


   Landmark Asset Management Corporation will trade the partnership's assets allocated to it using Landmark's Strategic Trading Program. The specifics of the trading strategy employed by Landmark are proprietary and confidential. However, the Strategic Trading Program relies on computerized trading models and is therefore purely technical in nature. It is a trend following program that can be either intermediate or long-term and can be either long or short a particular market. The descriptions of the investment philosophy, trading strategies, markets traded, and trading programs are not intended to be all-inclusive.


   The Landmark trading philosophy is simple, extract profits from significant price moves in the futures markets. History has demonstrated that futures markets experience significant price moves caused by droughts, wars, economic uncertainties, changing governmental policies, etc. The Landmark trading program(s) have been designed to make it possible for investors to participate and potentially profit from major price moves in the global futures markets.

Marathon Capital Growth Partners, LLC


   Marathon Capital Growth Partners L.L.C. will trade the partnership's assets allocated to it using the System Diversified Portfolio, a systematic trend following trading approach. The portfolio combines a signal generator and risk filter in seeking to capitalize on but not maximize market trends. The signal generator uses a number of independent trading systems. The primary objective of each system is to profit from major and sustained futures price trends. Each system-generated position maintains a stop-loss point. Portfolio volatility is monitored daily and is normally less than 1% of equity because of diversification. Accounts are frequently rebalanced.


   Marathon's Futures Interests trading approach is not designed to produce short-term gains. Marathon believes that long-term capital growth requires a strategy that is designed to go the distance. Therefore, Marathon prepares with ongoing intensive research, maintains a high degree of discipline, keeps the challenge of managing assets in perspective and focuses on long-term capital growth.

SmithPoint Investments, Ltd


   SmithPoint Investments, Ltd will trade the partnership's assets allocated to it using the Aggressive Program. The trading method developed by SmithPoint is designed to identify and capitalize on trends in intermediate maturity US government interest rates and to minimize risk during trendless periods.



   SmithPoint's model is predicated on a study of historic Treasury note futures contract price behavior.

All transactions are based solely on buy and sell signals generated from SmithPoint's objective, proprietary mathematical formulas. Transactions are not based on analysis of fundamental supply and demand factors, economic statistics or world events.


   The Aggressive Program, which is leveraged two times as much as Smith Point's Regular Program, employs leverage of up to 13.5 times the value of the underlying assets.

Spirit Trading Incorporated


   Spirit Trading Incorporated will trade the partnership's assets allocated to it using the Commodity Interests Program. Spirit currently initiates trades on commodity interests primarily on exchanges in the U.S., but expects in the future to trade on exchanges in other countries. The portfolio of contracts traded includes, but is not limited to, (1) major currencies (British Pound, Japanese Yen, and Swiss Franc and Euro), (2) interest rates (U.S. Treasury 30-year bond, 10-year note and Eurodollars).


   The Spirit program primarily uses a trading system that can initiate and close trades quickly while closely controlling individual trade risk combined with some long-term trading systems strategies. The average length of a trade ranges from 5-8 days.

   The trading systems generated by the Spirit system will be strictly followed, with discretionary management of trading on a very limited basis only with regard to the timing of trades.

THE COMMODITY BROKERS

   The partnership's commodity broker(s) are responsible for assuring that the partnership's trades are properly processed and recorded or "cleared" by the clearinghouses affiliated with the exchanges on which the trades take place, and for holding the partnership's funds deposited with the commodity brokers as margin for the trades. Man Financial Inc. initially will serve as the clearing commodity broker for the partnership. Man Financial may also act as the dealer on each foreign currency forward contract for the partnership.

   The Price Futures Group, Inc., an affiliate of the general partner, will act as the introducing broker for the partnership. As the introducing broker, The Price Futures Group will introduce the partnership's futures transactions to the clearing broker, in return for a portion of the clearing broker's commission.

FEES TO BE PAID BY THE PARTNERSHIP

   The partnership will pay the following fees:

                          SALES            MANAGEMENT INCENTIVE        BROKERAGE
   RECIPIENT            COMMISSION            FEE        FEE           COMMISSION
----------------------------------------------------------------------------------------
Selling Group        4% in first year         N/A        N/A              N/A
Manager             (plus 2% trailing
                commission annually) /(1)/
----------------------------------------------------------------------------------------
General Partner            N/A              1% /(2)/     N/A              N/A
----------------------------------------------------------------------------------------
Campbell                   N/A              2% /(2)/  20% /(3)/           N/A
----------------------------------------------------------------------------------------
Clarke                     N/A              2% /(2)/  20% /(3)/           N/A
----------------------------------------------------------------------------------------
Fall River                 N/A              2% /(2)/  20% /(3)/           N/A
----------------------------------------------------------------------------------------
Landmark                   N/A              2% /(2)/  20% /(3)/           N/A
----------------------------------------------------------------------------------------
Marathon                   N/A              2% /(2)/  20% /(3)/           N/A
----------------------------------------------------------------------------------------
SmithPoint                 N/A              2% /(2)/  20% /(3)/           N/A
----------------------------------------------------------------------------------------
Spirit                     N/A              2% /(2)/  20% /(3)/           N/A
----------------------------------------------------------------------------------------
Man Financial              N/A                N/A        N/A    up to $25 per round turn

--------
/(1)/ None of the trailing commissions are paid or accrued in the first year of an investment in the partnership.
/(2)/ Paid monthly at  1/12 of this rate.
/(3)/ Calculated and paid quarterly.

   The partnership has designated Uhlmann Price Securities, LLC, an affiliate of the general partner, as selling group manager for the units. Uhlmann Price Securities will receive a 4% commission ($40 per $1,000 invested), and Uhlmann Price Securities may pay some or all of this commission to any selling agent it appoints. A selling agent will receive the same commission percentage for any additional unit purchased by an investor to whom the selling agent originally sold a unit.


   Uhlmann Price Securities and each selling agent will identify to the partnership the individual salesperson responsible for selling each unit. The partnership will pay a trailing commission for each unit sold equal to 2.0% of the net asset value of a unit. The trailing commission will be paid monthly based on net asset value of a unit as of the last day of each month, beginning thirteen months after that unit has been outstanding. No trailing commission will accrue or be paid for any unit that has been outstanding for less than one full year. If a unit has been outstanding for a year and is redeemed during a subsequent year, the trailing commission for the subsequent year will be prorated and calculated on the net asset value on the date of redemption. To be eligible to receive the trailing commission, the salesperson at the time of payment must be a registered representative of a broker-dealer that is registered with the SEC and is a member of the NASD or an associated person of a futures commission merchant registered with the CFTC. In addition, if the salesperson has left the firm that he or she was with at the time of the original sale, the sales person must have entered into an agreement to provide continuing investor services to those persons who purchased units from him or her in order to continue receiving a portion of the trailing commission.

   The partnership will pay a monthly management fee to each trading advisor based on the net asset value of partnership assets allocated to that advisor as of the last day of each month, regardless of the advisor's performance. The partnership will also pay the general partner a monthly management fee based on the partnership's total assets. These monthly management fees will be calculated at the annual rates shown above.

   Interest income will accrue to the partnership.

   The partnership will pay each trading advisor an incentive fee at the end of each quarter based on new trading profits (excluding interest income and after deducting management fees) earned on partnership net assets allocated to each trading advisor. Each trading advisor will receive an incentive fee based on new net profits. Certain advisors may rebate a portion of the incentive fee they receive from the partnership to the general partner. You should understand that a trading advisor, and therefore, the general partner, may receive an incentive fee as a result of profitable trading in a quarter, even though the partnership as a whole is not profitable.

   The brokerage fee payable to the partnership's clearing broker, Man Financial Inc., on managed accounts will be up to $25.00 per round turn (including NFA and exchange fees but excluding give-up fees (servicing fees paid by the clearing broker to one or more other brokers for executing trades on behalf of the partnership)) for transactions entered into by the partnership, which the partnership in some cases may pay on a half-turn basis. For its services as introducing broker, The Price Futures Group, Inc., an affiliate of the general partner, will receive a portion of this brokerage fee. The partnership will also pay, or reimburse Man Financial if previously paid, give-up fees (estimated at $2.50 per round turn). Brokerage fees, and associated expenses including NFA and exchange fees, but excluding give-up fees, are estimated to total approximately 3.55% of net assets of the partnership per year.

   A total of 0.5% of the purchase price of each unit will be applied toward the payment of expenses relating to the offering of the units other than sales commissions which may be increased to 1.0% at the discretion of the general partner. Initially, The Price Futures Group is paying these expenses, and the partnership will reimburse The Price Futures Group as units are sold. The Price Futures Group has also agreed to pay, without reimbursement, the partnership's organization expenses.

   The partnership will pay all of its direct legal, accounting, filing, reporting and data processing expenses, incentive fees, management fees, brokerage fees and extraordinary expenses, subject to overall limitations on fees described in the partnership's limited partnership agreement. The general partner will bear any fees in excess of these limitations, as well as general and administrative expenses of the partnership not directly attributable to the partnership's trading activities.

THE OFFERING OF UNITS

Purchase Price and Minimum Subscription

   The partnership is initially offering units for $1,000 per unit until the partnership sells 1,000 units and begins trading. Afterward, the partnership will offer units on a continuous basis, and you may only purchase units as of the close of business on the last day of each month, provided that your subscription has been received at least ten business days before the end of that month, at a purchase price equal to 100% of the net asset value per unit on the date of purchase. The minimum initial subscription per investor is $5,000 ($2,000 for an IRA or qualified retirement plans). Additional units may be purchased in multiples of $1,000. The general partner may, in its sole discretion, reject any subscription in whole or in part.

Subscription Terms

   Until the partnership sells 1,000 units, LaSalle Bank National Association, as escrow agent, will hold all subscription payments in escrow. Pending their release, the escrow agent will invest subscription payments in an interest-bearing time deposit account maintained by the escrow agent. Any interest earned on this account will be paid to subscribers.

   If the general partner accepts your subscription, you will be paid any interest earned on your subscription payment at the same time your subscription payment is released to the partnership. If the general partner rejects your subscription, you will receive a full refund of your subscription payment, together with any interest earned on your funds while held in escrow.

   After the partnership sells 1,000 units and begins trading, the partnership will hold new subscription payments in a special non-interest bearing subscription account until each monthly closing date. The partnership will not deposit funds in this account for any new investor until the partnership has accepted the investor's subscription agreement.

   If the partnership does not receive subscriptions for at least 1,000 units by December 31, 2003, the escrow agent will promptly return to the subscribers the amount of their subscription payment together with any interest earned on such amounts.

WHO MAY SUBSCRIBE

Investment Considerations

   You should purchase units in the partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

Financial Suitability

   Unless otherwise specified in the subscription agreement under "State Suitability Requirements," you must have either: (1) both a net worth of at least $45,000, exclusive of home, furnishings and automobiles, and an annual income of at least $45,000, or (2) a net worth of at least $150,000, exclusive of home, furnishings and automobiles. You should be aware, however, that certain states impose more restrictive suitability and/or higher minimum investment requirements as shown in Exhibit C.

   Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment. The general partner, Uhlmann Price Securities and any selling agents appointed by Uhlmann Price Securities will make every reasonable effort to determine that the purchase of the units is a suitable and appropriate investment for you based on information you provide regarding your financial situation and investment objectives.

SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER

..  The partnership has no operating history.

.. The partnership's trading in futures contracts, options on futures contracts and forward contracts is speculative and trading performance is expected to be volatile.

.. Futures contracts are leveraged instruments, which accentuate the trading profit or trading loss on a trade.

.. Past performance of the trading advisors is not necessarily indicative of future results for such advisors or the partnership.

.. If you redeem your units within the first six months after your initial purchase, you must pay a redemption charge equal to 4% of the net asset value of the units being redeemed; you will be charged a redemption fee equal to 3% on redemptions after the first six, but within the first nine months, after your initial purchase.

.. The units will not be listed on an exchange and no other secondary market will exist for the units.


.. In the future, the general partner will select trading advisors which may include advisors not identified in this Prospectus. Limited partners may therefore not have the opportunity to evaluate the funding advisors and will not be made aware of changes to the trading programs of such advisors.


.. The fixed expenses of the partnership, including selling commissions and other offering expenses, will be substantial. To break even in the first year, the partnership would need to earn an estimated return on assets of 8.36%. Assuming the partnership breaks even in the first year, the partnership would need to earn an estimated 5.36% return on assets each subsequent year to break even based on expense estimates for the first year of operation.

.. You will be taxed on your share of partnership income, even though the partnership may not make any distributions.

   See "Risk Factors" below for a more complete description of the risks associated with an investment in the partnership.

MAJOR CONFLICTS OF INTEREST

.. If the partnership's trading for a given period is not successful, the general partner could receive income as a result of a single trading advisor's profitable performance at a time when the partnership is not profitable.

.. The general partner may receive a portion of the incentive fees paid for the management of partnership assets allocated to managed accounts. The general partner may have an incentive to select trading advisors that agree to share a portion of their fees with the general partner even though their performance is not comparable to that of other trading advisors.

.. The general partner and introducing broker are affiliates of each other, and the introducing broker receives a substantial portion of the per transaction brokerage fee charged by the clearing broker to the partnership. The general partner, therefore, has an incentive to select trading advisors that will generate a larger number of trades to benefit the introducing broker.

.. The general partner also has a potential conflict of interest in advising subscribers whether they should redeem their units or purchase additional units.

.. The trading advisors, commodity brokers and general partner may trade futures contracts, options on futures contracts and forward contracts and, thus, they may compete with the partnership for positions. Also, the other commodity pools and accounts managed by the trading advisors compete with the partnership for positions. These conflicts can result in less favorable prices on the partnership's transactions.

   In certain instances, the general partner may receive a portion of the incentive fee paid to a trading advisor. This fee represents a portion of the advisor's incentive fees and is not a fee paid by the partnership.

BREAKEVEN ANALYSIS

   The following table shows:

.. The fees and expenses that you would incur on an initial investment of $5,000 in the partnership and the amount that your investment must earn to break-even after one year.

.. The amount of trading profits the partnership must earn in each subsequent year (assuming break-even in year one) to pay fees and expenses on your $5,000 investment.

   The table assumes that initially 35% of the partnership's assets will be allocated to Clarke Capital Management, 30% will be allocated to SmithPoint Investments and 35% will be allocated to Spirit Trading for the applicable period, although the general partner at its discretion, may allocate assets to Campbell, Fall River, Landmark, Marathon or other trading advisors at any time.

                              Breakeven Analysis
    -----------------------------------------------------------------------
                                                  Dollar Return Required
    Routine Expenses Percentage Return Required ($5,000 Initial Investment)

                     Selling Commissions /(1)/ 4.00%  $200
                     -------------------------------------
                     Offering Expenses /(2)/   0.50%  $25
                     -------------------------------------
                     Brokerage Fees /(3)/      3.55%  $170
                     -------------------------------------
                     CTA Management Fees /(4)/ 2.00%  $104
                     -------------------------------------
                     CTA Incentive Fees /(5)/  20.00% $29
                     -------------------------------------
                     GP Management Fee         1.00%  $51
                     -------------------------------------
                     Less Interest Income      3.50%  $161
                     -------------------------------------

              First Twelve-Month Break-even            8.36% $418
              ---------------------------------------------------
              Subsequent Twelve-Month Break-even /(6)/ 5.36% $268

--------
/(1)/ After the first 12 months of an investment, units will be subject to a 2.0% annual trailing commission charge. A wholesale fee of up to 1.0% which is not included in the table may be charged in addition to the selling commission shown in the table on units distributed by selling agents through a wholesaler that introduces such agents. Any such fee will increase the break-even cost on units for which it is charged.
/(2)/ The General Partner has reserved the right to increase offering expense reimbursement from 0.5% to 1.0%.
/(3)/ Brokerage Fees of $25 per round-turn transaction including NFA and exchange fees but exclusive of give-up fees (fees paid to the non-clearing broker exclusively for executing trades) estimated at $2.50 per round-turn are estimated based on the average expected volume of trading activity for the trading advisors used.
/(4)/ CTA Management Fees represent the fee charged by each of the initial advisors.
/(5)/ CTA Incentive Fees represent the fee charged by each of the initial advisors on new trading profits earned during the first year.
/(6) /Based on expense estimates for the first year of operation adjusted by removing the first year selling commission and adding a 2.0% annual trailing commission, calculated and paid monthly.

REDEMPTIONS AND REDEMPTION CHARGES


   If you redeem your units in whole or in part on or before the end of nine full months following the effective date of purchase of the units being redeemed, you will be subject to the following redemption fees: (i) units redeemed on or before the end of the first six months after their effective date will be charged a redemption fee of 4% of the net asset value at which they are redeemed; and (ii) units redeemed after six months, but on or before the end of nine months after their effective date will be charged a redemption fee of 3% of the net asset value at which they are redeemed. There is no redemption charge for units redeemed after nine full months from the effective date of purchase. Redemption fees will be paid to the general partner.


DISTRIBUTIONS

   The general partner currently does not intend to make any distribution of partnership profits.

TAX CONSIDERATIONS

   Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnership will be taxable to you.

   The trading activities of the partnership, in general, will generate capital gains and losses and ordinary income. Forty percent of any trading profits on United States exchange-traded contracts are taxed as short-term capital gains at your ordinary income tax rate, while sixty percent of these gains are taxed at your long-term capital gains tax rate. The general partner expects that the partnership's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

   Your ability to deduct partnership losses allocated to you may be limited under applicable provisions of the Internal Revenue Code.

                                 RISK FACTORS

   This section describes various risks that you will face with an investment in the partnership.

TRADING AND PERFORMANCE RISKS

   The partnership has no operating history. As of the date of this prospectus, the partnership had not commenced commodities activities, and its only transactions were the organization of the partnership, the initial capital contribution of the general partner and the preparation for this offering. This lack of history prevents investors, among other things, from accessing the general partner's ability to select appropriate trading advisors and make profitable allocations.

   The partnership's trading will be speculative and volatile. The rapid fluctuations in the market prices of futures contracts, options on futures contracts and forward contracts make an investment in the partnership volatile. Market volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. The partnership has not yet commenced trading activity; however, it is anticipated that the partnership will experience volatility in its performance on both a monthly and an annual basis. The partnership may suffer sudden and substantial losses from time to time and the daily value of the units will be variable and uncertain. The net asset value may change materially between the date on which you subscribe for units and the date the units are issued or the date you request a redemption and the month-end redemption date.

   Futures contracts are leveraged instruments. The trading advisors for the partnership may use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit. Because the partnership cannot control the amount of leverage employed by an advisor, such leverage could in theory extend to 100% of the assets allocated to a particular advisor.

   Options on futures trading can be more volatile than futures trading. The trading advisors may trade options on futures contracts. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can often be of greater significance in trading options on futures than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

   Market illiquidity may cause less favorable trade prices. Although a trading advisor for the partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a purchase or sale occur may differ from the prices expected. This situation may occur if there is a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most United States futures exchanges have established "daily price fluctuation limits" which with certain exceptions preclude the execution of trades at prices outside of the limit. In addition, from time to time, the CFTC or the exchanges may suspend trading in the event of apparent market disruption. In these cases, it is possible that the partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

   Trading on foreign exchanges may present greater risks to the partnership than trading on United States exchanges. The partnership's trading advisors will trade on exchanges located outside the United States. Trading on United States exchanges is subject to CFTC regulation and oversight, including for example:

..  minimum capital requirements for commodity brokers;

..  regulation of trading practices on the exchanges;

..  prohibitions against trading ahead of customer orders;

..  prohibitions against filling orders off exchanges;

..  prescribed risk disclosure statements;

.. testing and licensing of industry sales personnel and other industry professionals; and

..  record-keeping requirements.

   Trading on foreign exchanges is not regulated by the CFTC or any other United States governmental agency. Trading on foreign exchanges may be subject to regulations that are different from those to which United States exchange trading is subject, provide less protection to investors than trading on United States exchanges and may be less vigorously enforced than regulations in the United States.

   Positions on foreign exchanges are subject to the risk of exchange controls, expropriation, excessive taxation and government disruptions. The partnership could also incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

   The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forward contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other United States government agency. Because forward contracts are not traded on an exchange, no exchange or clearinghouse guarantees their performance, and the partnership is at risk as to the ability of the counterparty to the trade to perform on the forward contract. Because trading in the forward markets is not regulated, there may be less regulatory supervision of trade pricing and other trading activities in such markets. Pricing of forward contracts is also done through negotiation with the counterparty and is not standardized on a regulated exchange. It is possible that the clearing broker for the partnership may function as counterparty in such transactions.

   The partnership is subject to speculative position limits. The CFTC and certain United States futures exchanges have established speculative position limits on the maximum number of futures and options on futures positions that may be held or controlled by any one person or group in particular commodities. Therefore, a trading advisor may have to reduce the size of its futures position (including those of the partnership) to avoid exceeding position limits, which could adversely affect the profitability of the partnership.

   The partnership could lose assets and have its trading disrupted if a commodity broker or others become bankrupt. The partnership's assets could be lost or impounded and trading suspended if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings. In that event, the partnership may be limited to recovering only its pro rata share of all available customer funds segregated by the clearing broker or counterparty.

   Furthermore, dealers in forward contracts and related options on futures are not regulated by the Commodity Exchange Act and are not obligated to segregate customer funds. As a result, the partnership does not have even this protection in forward contracts.

PARTNERSHIP AND OFFERING RISKS

   The partnership incurs substantial charges. The partnership must pay substantial charges and must earn significant trading profits just to pay those expenses. During the period in which units are being sold, these charges include selling commissions and other offering expenses. To break even in the first year, the partnership would need to earn an estimated return on assets of 8.36%. Assuming the partnership breaks even in the first year, the partnership would need to earn an estimated 5.36% return on assets each subsequent year to break even.

   The partnership may pay incentive fees even though the partnership sustains trading losses. The partnership will pay an incentive fee at the end of each quarter based on new trading profits (excluding interest income) earned on partnership net assets allocated to each trading advisor to which assets are allocated. Certain trading advisors may rebate a portion of their incentive fee to the general partner. You should understand that a trading advisor, and, to the extent the general partner shares in that fee, the general partner, may receive an incentive fee even though the partnership as a whole is not profitable.

   New trading profits include unrealized appreciation on open positions. Accordingly, it is possible that the partnership will pay an incentive fee on trading profits that are not subsequently realized. Also, each trading advisor and the general partner will retain all incentive fees paid to it, even if the assets of the partnership managed by the trading advisor incur a subsequent loss after payment of an incentive fee. Because incentive fees are paid quarterly, it is possible that an incentive fee may be paid on assets allocated to a trading advisor during a year in which the assets allocated to the trading advisor subsequently suffers a loss for the year. Because each trading advisor for the partnership will receive an incentive fee based on the new trading profits earned by it for the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of this incentive fee.

   An investment in the units offers limited investment liquidity. There is no secondary market for units, and if you redeem your units before you have been an investor in the partnership for six months, you must pay a redemption charge equal to 4% of the net asset value of the units being redeemed. If you redeem after six months but before the end of nine months, you will be charged a redemption fee of 3%. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date. It is also dependent on the general partner receiving your request for redemption at least ten business days before the redemption date. Redemptions will be paid at the net asset value of each unit redeemed, which amount may be less than the initial price paid by investors.

   An investment in units may not diversify an overall portfolio. The general partner cannot assure you that the partnership will perform with a significant degree of non-correlation to your other investments in the future.

TRADING ADVISOR RISKS


   The partnership relies on the trading advisors. The trading advisors engaged by the partnership are responsible for making all trading decisions for the partnership. Cash is the only partnership investment directed by the general partner. The general partner cannot assure you that the trading programs employed by any trading advisor will achieve any given level of performance or will not incur losses. In the event any trading advisor, to whom an allocation has been made, resigns or is replaced, assets allocated to a substitute manager will be subject to fees without adjustment for losses suffered by the previous manager, if any.


   Market factors may adversely influence the trading programs. Often, the most unprofitable market conditions for the partnership are those in which prices "whipsaw," i.e., suddenly and frequently reversing directions. In these conditions, a trading advisor may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

   To the extent that the general partner selects advisors that employ trend-following techniques, the partnership may not trade profitably unless there are major price trends in at least some of the markets it trades. Moreover, the price trends must be a type the systems are designed to identify. In the past there have been sustained periods without such price trends, and the general partner expects such periods to recur.

   Increasing the assets managed by a trading advisor may adversely affect performance. The rates of return achieved by a trading advisor may diminish as the assets under its management increases. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the advisor's trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and certain U.S. futures exchanges on the number of speculative futures and option contracts in a commodity that one trader may own or control. You should know that none of the partnership's trading advisors has agreed to limit the amount of additional assets that it will manage.

   Limited partners will not be aware of changes to trading programs. Because of the proprietary nature of each trading advisor's trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor's trading program to accommodate additional assets under management or for any other reason.

   Limited term of management agreements may limit access to the trading advisors. When a management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreement described in this prospectus. Currently, each trading advisor agreement has a one-year term, which renews annually unless earlier terminated by the general partner or the trading advisor.

   The trading programs are primarily technical and do not analyze economic factors external to market price. The trading advisors' systematic strategies are developed on the basis of a technical analysis of market prices. Consequently, any factor external to the market itself that dominates prices may cause major losses. For example, a pending political or economic event may very likely cause a major price movement, but the Trading Advisors would continue to maintain positions indicated by its trading methods that would incur major losses if the event proved to be adverse.

   The trading advisors' systematic strategies retain certain discretionary aspects. Decisions, for example, to adjust the size of the positions indicated by the systematic strategies, which contracts to trade and method of order entry require judgmental input from the trading advisors' principals. Discretionary decision-making may result in the trading advisors making unprofitable trades when a more wholly systematic approach would not have done so.

   Lack of market liquidity could adversely affect the partnership's ability to realize profits or limit losses. In illiquid markets, the partnership could be unable to close out positions to limit losses or to take positions in order to follow trends. There are many different factors that can contribute to market illiquidity.

   Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen in the markets traded by the partnership. In addition, the large size of the positions the partnership may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

   Speculative position limits may alter trading decisions for the partnership. The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by a trading advisor, including the account of the partnership, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of trading decisions for the partnership or force liquidation of certain futures positions.

   Trading on foreign exchanges may present different and greater risk than trading on U.S. exchanges. The partnership will trade on commodity exchanges outside the United States. Trading on foreign exchanges is not regulated by any United States governmental agency and may involve certain risks that do not arise when trading on United States exchanges. For example, the partnership could suffer losses on its non-U.S. positions because of changes in the exchange rates between the United States dollar and the currencies in which those positions are settled. Trading on foreign exchanges also presents the additional risks of exchange controls, government confiscation of assets, taxation, government disruptions and limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange.

   The general partner anticipates the partnership's performance to be non-correlated to stocks and bonds, not negatively correlated. The performance of the trading advisors has been generally non-correlated to the performance of the stock and bond markets, as represented by the S&P 500 Stock Index and the Lehman Aggregate Bond Index. Non-correlation means that there is no statistically valid relationship between two asset classes and should not be confused with negative correlation, where the performance of two asset classes would be opposite. Because of this non-correlation, you should not expect the partnership to be automatically profitable during unfavorable periods for the stock and/or bond markets, or vice versa.

   If the partnership does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the units and the partnership may have no gains to offset your losses from other investments.

   A trading advisor's increased equity under management could lead to lower returns for investors. The trading advisors have not agreed to limit the amount of money they may manage and are actively seeking additional accounts. The more money a trading advisor manages, the more difficult it may become for the partnership to trade profitably because of the difficulty of trading larger positions without negatively affecting prices and performance.

   Increased competition among trend-following traders could reduce the partnership's profitability. A substantial number of commodity trading advisors use technical trading systems, particularly trend-following systems, like the trading advisors' systems. As the amount of money under the management of such systems increases, competition for execution prices may result in an increase in the difference between the price at which a market is quoted and the price at which an order is actually executed, or slippage. This might adversely affect a trading advisor's performance.

   Partnership trading is not transparent. While a managed account receives daily trade confirmations from the clearing brokers and foreign exchange dealers, the partnership's trading results are reported to unit-holders monthly. Accordingly, an investment in the partnership does not offer unit-holders the same transparency, i.e., an ability to review all investment positions daily, that a managed trading account offers.

   Limitations on the deductibility of "investment advisory fees." The general partner does not intend to treat the ordinary expenses of the Partnership as "investment advisory fees" for federal income tax purposes. The general partner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the ordinary expenses of the partnership characterized as "investment advisory fees," they would be subject to substantial restrictions on deductibility, and you would pay increased taxes in respect of your investment in the partnership and could actually recognize taxable income despite having incurred a financial loss.


   Independent allocations to each advisor. The trading decisions made by each trading advisor will be made independently of those made by the other trading advisors and could result in two or more of the trading advisors competing against each other for similar positions or by taking opposite simultaneous positions.


TAXATION RISKS

   The IRS could audit both the partnership and individual unit-holders. The IRS could audit the partnership's tax returns and require the partnership to adjust such returns. If an audit results in an adjustment, you could be audited and required to pay additional taxes, plus interest and possibly penalties.

   Even though the partnership does not intend to make distributions, you will be liable for taxes on your share of the partnership's trading profits and other income. For United States federal income tax purposes, if the partnership has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnership. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from the partnership even though you will not receive current cash distributions with which to pay the taxes.

   The partnership could be reclassified as a corporation for federal income tax purposes. If at least 90% of the partnership's gross income is not "qualifying income" such as interest, dividends, gains from disposition of stock and securities, or gains from commodities transactions, the partnership may be treated as a corporation for federal income tax purposes. If the partnership were treated as a corporation, the partnership, instead of the partners, would be subject to tax on its income at the applicable corporate rates and any partnership losses would not "flow-through" to the partners. Furthermore, any distributions by the partnership to the partners, other than liquidating distributions, would generally be taxed to the partners as ordinary income and the partnership would not be entitled to a deduction for the distribution.

                             CONFLICTS OF INTEREST
                                      15

   The general partner and its affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnership.

   The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnership.

   The fees payable to the general partner and its affiliates were not negotiated at arm's-length or reviewed by any independent party for fairness. The general partner will receive a management fee. In addition, the general partner may receive a portion of the incentive fee paid to certain of the trading advisors with respect to new net profits earned. These fees have not been negotiated at arm's length or independently reviewed for fairness. However, the general partner believes that these fees are fair, reasonable and competitive in light of the following factors. First, the general partner is responsible for the liabilities and obligations of the partnership. Second, the general partner provides ongoing services to the partnership, including monitoring the performance of the partnership's trading advisors and reviewing and administering the redemption and exchanges of units. The general partner is not reimbursed or otherwise compensated by the partnership for these obligations and services.

   The general partner has a conflict of interest in selecting The Price Futures Group, Inc. as the partnership's introducing broker and Man Financial Inc. as the partnership's clearing broker. Walter Thomas Price III, owns both the general partner and The Price Futures Group. As the introducing broker for the partnership with respect to managed accounts, The Price Futures Group receives a substantial portion of the "round turn" brokerage fee charged by Man Financial for each transaction executed on behalf of the partnership. In addition, Man Financial guarantees The Price Futures Group. In accordance with CFTC rules, the selection of Man Financial as the partnership's clearing broker allows The Price Futures Group to act under its guarantee as introducing broker for the partnership.

   Notwithstanding these conflicts of interest, the general partner believes that the customer agreement and other arrangements between the partnership and Man Financial and between the partnership and The Price Futures Group are fair, reasonable and competitive in light of the services performed.

   Walter Thomas Price III, also is a part-owner of the Selling Group Manager, Uhlmann Price Securities. The compensation payable under the selling group manager agreement was not determined at arm's length, but the general partner believes that the compensation is comparable to the sales compensation payable in similar offerings by unrelated third parties.

   The terms of this offering were not subject to independent due diligence. A single counsel represents the partnership, the general partner, The Price Futures Group and Uhlmann Price Securities. Therefore, the terms of this offering relating to those parties were not negotiated at arm's-length. In addition, no independent due diligence has been conducted with respect to this offering.


   The selection of a trading advisor may benefit The Price Futures Group. The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting a trading advisor who engages in a high volume of trades will increase The Price Futures Group's revenues as the introducing broker, without necessarily increasing partnership profits, the general partner has an incentive to select a trading advisor who trades more frequently. Because the Price Futures Group and Price Asset Management occupy common office facilities, Price Asset Management might have more of an incentive to select trading advisors whose trading will increase compensation to the Price Futures Group.


   Affiliates of the general partner, the trading advisors and the commodity brokers may trade for their own accounts in competition with the partnership. The general partner does not trade futures contracts or options on futures contracts for its own account. However, officers, directors and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors and employees, may trade futures, forwards and options on futures for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnership.

   Man Financial is a large futures commission merchant, handling substantial customer business in futures contracts, options on futures contracts and forward contracts. Thus, Man Financial may effect transactions for the account of the partnership in which the other parties to the transactions are employees or affiliates of the general partner, the trading advisors, Man Financial or customers or correspondents of Man Financial. These persons might also compete with the partnership in bidding on purchases or sales of futures, forwards and options on futures without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for the partnership are not executed or are executed at less favorable prices.

   The trading advisors manage other accounts that may compete with the partnership. The trading advisors may manage other accounts trading futures contracts, options on futures contracts and forward contracts, in addition to the partnership's accounts. This raises several potential conflicts:

  . Each trading advisor must aggregate futures and options on futures positions in other accounts managed by it with futures and options on futures positions in the partnership's account for speculative position limits purposes. This may require the trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership's performance.

  . The trading advisors may also manage accounts that pay fees higher than the fees paid by the partnership. The trading advisors would have a conflict of interest in rendering advice to the partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership's account.

  . If a trading advisor makes trading decisions for other accounts and the partnership's account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions. The trading advisor's records for these other accounts are not available to the partnership.

   The customer agreement with the partnership's commodity broker permits actions that could result in losses or lost profit opportunity. Under the partnership's customer agreement with Man Financial, all funds, futures contracts, options on futures contracts, forwards contracts, securities positions and credits carried for the partnership are held as security for its obligations to Man Financial; and Man Financial has the right from time to time to establish the margins necessary to initiate or maintain open positions.

   The customer agreement also gives Man Financial the right to close out positions, purchase futures contracts, options on futures contracts and forwards contracts, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. Man Financial may take these actions, for example, if prices in the futures markets are moving rapidly against the partnership's positions and Man Financial is concerned that potential losses could exceed the partnership's assets. Although unlikely, this might occur when a trading advisor believes that market conditions will change and that existing positions or trades it desires to make on behalf of the partnership would be profitable.

   The officers and directors of the general partner may trade for their own accounts. The general partner does not intend to trade for its own account. However, its officers and directors may, from time to time, trade commodity interest contracts for their own proprietary accounts. The records of trading in these accounts will not be made available to you for inspection.

                    FIDUCIARY RESPONSIBILITY AND LIABILITY

   You should be aware that the general partner has a fiduciary duty under the limited partnership agreement and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnership. The partnership's limited partnership agreement does not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. If you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to the partnership.

   The limited partnership agreement and the selling group manager agreement provide that the general partner, Man Financial, Uhlmann Price Securities (as selling group manager), any other firm selling units, and their affiliates will not be liable to the partnership or its investors for any act or omission by or on behalf of the partnership which they determine in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence. Under the limited partnership agreement, the partnership's customer agreement with Man Financial and the selling group manager agreement, the partnership has agreed to indemnify and defend the general partner, Man Financial, Uhlmann Price Securities, any firm that acts as a selling agent (and their affiliates), against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses) they incur which arise from acts or omissions undertaken by the partnership, including claims by investors. Payment of any indemnitee by the partnership would reduce the net assets of the partnership. The partnership does not carry liability insurance covering these potential losses or indemnification exposure.

   No indemnification of the general partner, Uhlmann Price Securities, any selling agent, or their affiliates by the partnership is permitted for losses, liabilities or expenses arising out of alleged violations of federal or state securities laws unless a court finds in favor of the indemnity on the merits of the claim, or a court dismisses the claim with prejudice on the merits, or a court has approved a settlement on the claim and finds that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or controlling persons of the partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as Man Financial, and its controlling persons. Under that statement of policy, the CFTC has taken the position that whether this indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

   The advisory agreement with each trading advisor generally provides that the trading advisor and its affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors or controlling persons. The trading advisor is, however, liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the advisory agreement or a representation, warranty or covenant in the advisory agreement, misconduct or negligence. The trading adviser is also liable if the act or omission is the result of these persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership.

   The partnership has agreed to indemnify and defend its trading advisors and their affiliates against any loss, claim, damage, liability, cost and expense resulting from a demand, claim, lawsuit, action or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the advisory agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.

   The partnership will also indemnify each trading advisor and its affiliates against any loss, claim, damage, liability, cost and expense, arising under the federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of units. This indemnification will be made for liabilities resulting from a breach of any representation, warranty or agreement in the advisory agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in this prospectus or the registration statement of which this prospectus is a part or related selling material. The partnership will not indemnify a trading advisor if the statement or omission relates to the trading advisor or its principal, and was made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, or results from a breach by the trading advisor of any representation, warranty or agreement relating to the offering.

   If you have questions concerning the duties of the partnership, the general partner, Man Financial, Uhlmann Price Securities, any additional firm selling units or the trading advisors, you should consult your attorney.

                            DESCRIPTION OF CHARGES

CHARGES TO THE PARTNERSHIP

   The partnership is subject to substantial charges, all of which are described below.

               Recipient                          Charge to Partnership
---------------------------------------------------------------------------------
Selling Group Manager/(1)/               Selling Commissions;
                                         Trailing Commissions
---------------------------------------------------------------------------------
General Partner                          Monthly Management Fee
---------------------------------------------------------------------------------
The Price Futures Group                  Reimbursement of Offering Expenses
(Introducing Broker)                     other than Selling Commissions
---------------------------------------------------------------------------------
Trading Advisors                         Monthly Management Fee;
                                         Quarterly Incentive Fees/(2)/
---------------------------------------------------------------------------------
Man Financial and Introducing Broker     Per Transaction Brokerage Fee

--------
/(1)/ The partnership may pay a wholesale fee to a selling agent or wholesaler depending on the means of distribution.
/(2)/ A portion of the incentive fees paid to certain trading advisors may be rebated to the general partner.

SELLING GROUP MANAGER; SELLING AGENTS

   Uhlmann Price Securities, as selling group manager, will receive a 4% commission, and Uhlmann Price Securities may pay some or all of this commission to any selling agent it may appoint. A selling agent will receive the same commission percentage for any additional unit purchased by an investor to whom the selling agent originally sold a unit.

   Uhlmann Price Securities and any selling agent will identify to the partnership the individual salesperson responsible for selling each unit. The partnership will pay a trailing commission for each unit sold equal to 2% annually of the net asset value of a unit. The trailing commission will be paid monthly based on net asset value of a unit as of the last day of each month, beginning thirteen months after that unit has been outstanding. If a unit has been outstanding for a year and is redeemed during a subsequent year, the trailing commission for the subsequent year will be prorated. To be eligible to receive the trailing commission, the salesperson at the time of payment must be a registered representative of a broker-dealer that is registered with the SEC and is a member of the NASD or an associated person of a futures commission merchant registered with the CFTC. In addition, if the salesperson has left the firm that he or she was with at the time of the original sale, the salesperson must have entered into an agreement to provide continuing investor services to those persons who purchased units from him or her.

TRADING ADVISORS AND GENERAL PARTNER

   The partnership will pay its trading advisors a monthly management fee, whether or not the assets of the partnership are profitable. In addition, the partnership pays trading advisors an incentive fee on new trading profits earned on the partnership net assets that are allocated to them.

   Management Fee to General Partner. The partnership will pay the general partner a monthly management fee equal to 1/12th of 1% of the value of the partnership's net assets at the end of the month, whether or not the partnership is profitable.

   Monthly Management Fee to Trading Advisors. The partnership pays its trading advisors a management fee based on the net asset value of partnership assets allocated to an advisor as of the last day of each month. The fee is payable monthly at 1/12th of the following rates:

                         Trading Advisor Management Fee
                         ------------------------------
                           Campbell            2%
                         ------------------------------
                           Clarke              2%
                         ------------------------------
                           Fall River          2%
                         ------------------------------
                           Landmark            2%
                         ------------------------------
                           Marathon            2%
                         ------------------------------
                           SmithPoint          2%
                         ------------------------------
                           Spirit              2%
                         ------------------------------

   The general partner does not share in this monthly management fee.

   The following is an example of the management fee payable by the partnership. If the net asset value of partnership assets allocated to a trading advisor equaled $10,000,000 as of the last day of each month during the fiscal year and the trading advisor was entitled to a management fee of 1/12th of 2%, the trading advisor would receive a monthly management fee of $16,666 ($10,000,000 x 2% / 12) and an aggregate management fee for the year of $200,000 ($16,666 x 12).

   Incentive Fee. The partnership will pay an incentive fee at the end of each quarter based on new trading profits that each trading advisor earned on their respective portion of partnership net assets allocated to the trading advisor. Incentive fees payable with respect to net assets allocated to the partnership's initial trading advisor, should partnership assets be allocated to it, are as follows:

                    Trading Advisor Quarterly Incentive Fee
                    ---------------------------------------
                      Campbell                20%
                    ---------------------------------------
                      Clarke                  20%
                    ---------------------------------------
                      Fall River              20%
                    ---------------------------------------
                      Landmark                20%
                    ---------------------------------------
                      Marathon                20%
                    ---------------------------------------
                      SmithPoint              20%
                    ---------------------------------------
                      Spirit                  20%
                    ---------------------------------------

/(1) /The general partner may receive up to 25% of the incentive fee (25% of 20% is 5%) paid to certain trading advisors. This payment represents a portion of the advisors' incentive fees and is not a fee paid by the partnership.

   Each trading advisor earns an incentive fee based on the success of its own trading and not the overall success of the partnership. You should understand, therefore, that a trading advisor and the general partner may receive an incentive fee even though the partnership as a whole is not profitable.

   Trading profits means the net new profits (realized and unrealized), excluding interest income, earned on the net assets allocated to a trading advisor, decreased by monthly management fees and brokerage fees that are chargeable to the net assets, with these trading profits and items of decrease determined from the end of the last period for which an incentive fee was earned by the trading advisor. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. However, litigation caused as a result of CTA negligence would be deducted from fees otherwise due to the trading advisor.

   If the partnership pays incentive fees to a trading advisor and the partnership fails to earn new trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, the partnership will not pay any subsequent incentive fees to the trading advisor until these losses have been recovered and the trading advisor has again earned new trading profits. If a trading advisor's allocated net assets are reduced because of redemptions or reallocations that occur at the end of or after an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata.

   The following is an example of the incentive fee payable by the partnership. If a trading advisor for the partnership earns new trading profits of $1,000,000 for the period ended March 31, 2003, the partnership would pay an incentive fee of $200,000 for that period (20% of $1,000,000). If the trading advisor experiences a $200,000 loss in the subsequent period ending June 30, 2003, the trading advisor must earn trading profits in the following quarter ending September 30, 2003 in excess of $200,000 in order to earn an incentive fee for that period. This example assumes no redemptions or reallocations of units during the period in question, which would require adjustments as described above.

COMMODITY BROKER

   Brokerage Fees. Commodity brokerage fees for futures contracts, options on futures contracts and forward contracts are typically paid on the completion or liquidation of a trade and are referred to as "round turn commissions," which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). The partnership will pay Man Financial a round turn commission of up to $25.00 per contract (which the partnership in some cases may pay on a half-turn basis).

   Expenses. In addition to paying a brokerage commission of up to $25 per round turn (including NFA and exchange fees), the partnership will pay Man Financial, or reimburse Man Financial if previously paid, for give-up fees estimated at $2.50 per round turn. Give-up fees are fees paid to a broker exclusively for executing trades for the partnership. These charges are in addition to the carrying broker clearing costs. Brokerage fees and these other payments are estimated to total approximately 3.55% of net assets of the partnership per year.

   Financial Benefits. The partnership will deposit a portion of its assets with Man Financial in connection with the partnership's futures, options on futures and forwards trading, and may deposit additional assets in interest-bearing accounts with one or more financial institutions selected by the general partner. As authorized under CFTC regulations, Man Financial will invest a portion of the funds that the partnership deposits with it in CFTC-permitted securities and other instruments. Man Financial will then pay 90% of the available interest to the partnership at the thirty-day Treasury Bill rate on the Partnership's total equity. Man Financial will retain the balance of any interest earned on those investments.

INTRODUCING BROKER

   The Price Futures Group, Inc., an affiliate of the general partner, will act as the introducing broker for the partnership. As the introducing broker, The Price Futures Group will introduce the partnership's trading accounts to Man Financial, in return for a portion of Man Financial's commission.

   In consideration for the partnership designating The Price Futures Group as its introducing broker, The Price Futures Group has agreed to initially pay the expenses of offering the units, other than sales commissions. The partnership will reimburse The Price Futures Group for these expenses in the amount of 0.5% of the purchase price of each unit and the general partner reserves the right to increase the fees to 1%. The Price Futures Group has also agreed to pay, without reimbursement, the partnership's organization expenses.

EXTRAORDINARY EXPENSES

   The partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which include events that are both unusual in nature and occur infrequently, such as litigation.

EXPENSE LIMITATIONS

   To preserve its relationship with a trading advisor or the clearing broker, the general partner from time to time may increase, subject to state limits described below, the management, incentive and brokerage fees payable by the partnership. Before any such increase, the following conditions must be satisfied:

  . notice of the increase must be mailed to investors at least five business days before the last date on which a "request for redemption" must be received by the general partner;

  .  the notice must describe investors' redemption and voting rights; and

  . investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

   The partnership's fees and expenses are subject to limits imposed under guidelines applied by state securities regulators, as set forth in Section 7(e) of the limited partnership agreement. These limitations include a limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, may not exceed 14% annually of the partnership's average month-end net assets during the calendar year, subject to certain adjustments. The general partner will pay any fees and expenses in excess of these limits.

REDEMPTION CHARGES

   If you redeem your units on or before the end of nine full months following the effective date of purchase of the units being redeemed, you will be subject to the following redemption fees: (i) units redeemed on or before the end of the first six months after their effective date will be charged a redemption fee of 4% of the net asset value at which they are redeemed; and (ii) units redeemed after six months, but on or before the end of nine months after their effective date will be charged a redemption fee of 3% of the net asset value at which they are redeemed. There is no redemption charge for units redeemed after nine months from the effective date of purchase. Redemption fees will be paid to the general partner.

                          BUSINESS OF THE PARTNERSHIP

GENERAL

   The partnership's objective is to achieve capital appreciation through speculative trading, managed by independent trading advisors, of futures contracts, options on futures contracts and forward contracts while seeking to control risk. Investment in the partnership may provide investors an opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds.


   The partnership has selected Price Asset Management as the partnership's general partner. Although Price Asset Management has not previously managed any commodity pools, it has experience in selecting and monitoring commodity trading advisors. Through this experience, the partnership has the potential to profit (and possibly sustain losses) from price movement in a number of global and domestic commodity, financial, agricultural, currency markets.


   Generally, there are no restrictions on the types of trading programs that may be selected by the general partner to trade partnership assets.

   In order to monitor and control risk, the general partner will have daily transparency (positions and daily profit and losses) of all trading advisors selected to trade partnership assets and will employ various measures to monitor draw-downs, market diversification and leverage.

   A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument or index at a predetermined price at a specified time in the future. To secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades.

   An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as a premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on United States and foreign exchanges.

   A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in over-the-counter and dealer markets. The partnership may take long positions in futures, options on futures and forwards contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument or index. The partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument or index.

   Futures contracts, options on futures contracts and forward contracts are traded in a number of commodities, products, instruments and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices and "soft" commodities like coffee and cocoa.

   A more detailed description of the futures, options on futures and forwards markets appears in Part II of this prospectus, beginning on page 75.

TRADING ADVISOR ALLOCATIONS

   The general partner will maintain separate commodity trading advisor managed accounts in the name of the partnership at Man Financial for each trading advisor for the purpose of engaging in trading futures contracts, options on futures contracts and forward contracts.


   The partnership's funds either will be held by Man Financial and invested together with other customer segregated or secured funds of Man Financial, or will be held in interest-bearing bank accounts. The partnership anticipates that generally less than 50% of its net assets will be segregated and used for margin purposes. The partnership will be allocated all of the interest income earned by the partnership.


REGULATION

   The partnership reserves the right to trade on all United States and foreign futures exchanges. Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. The partnership's trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges. A more detailed description of regulations applicable to the partnership's trading activities, including regulations relating to margins and position limits, appears in Part II of this Prospectus beginning on page 77.

TRADING RESTRICTIONS

   The trading advisors to which the partnership allocates assets will manage the funds allocated in accordance with the following trading restrictions:

  . The partnership will not employ the technique commonly known as "pyramiding," in which a speculator uses unrealized profits on existing positions in a given futures contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. However, individual trading advisors may use this technique or variations of this technique. Taking into account the partnership's open trade equity (that is, the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the partnership will not be considered to constitute "pyramiding."

  . The partnership will not under any circumstances lend money. The partnership will not borrow money unless the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any "affiliate" of the general partner (as defined in the limited partnership agreement), the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of what the partnership would be charged (without considering the general partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose. The lender or its affiliates may also not receive any points or other financing charges or fees regardless of the amount. Using lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

                                USE OF PROCEEDS

   The partnership will use the proceeds from the offering of units as follows:

                                         Per Unit Minimum Offering Maximum Offering
-----------------------------------------------------------------------------------
Gross Proceeds                            $1,000     $1,000,000      $50,000,000
-----------------------------------------------------------------------------------
Selling Commissions (4%)/1/                  (40)       (40,000)      (2,000,000)
-----------------------------------------------------------------------------------
Offering Expense Reimbursement (0.5%)/2/      (5)        (5,000)        (250,000)
-----------------------------------------------------------------------------------
Net Funds for Investment                  $  955     $  955,000      $47,750,000

/1/ A wholesale fee of up to 1% may be charged in addition to the selling commission on units distributed through a wholesaler.
/2/  Subject to increase to 1% at the discretion of the general partner.

   The foregoing table assumes that all units are sold for an offering price of $1,000. However, after the partnership begins trading, units will be sold at their net asset value, which may be more or less than $1,000.

                              THE GENERAL PARTNER


   The general partner of the partnership is Price Asset Management, Inc., an Illinois corporation, which is wholly owned by Walter Thomas Price III. The general partner administers the business and affairs of the partnership. The general partner has been registered with the CFTC as a commodity pool operator since September 2000 and as a commodity trading advisor since March 1999. It has been a member of the NFA since May 1999. The general partner's main business office is located at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and its telephone number is (312) 648-2883.


   Price Asset Management became an NFA Member in May 1999, a registered NFA and CFTC Commodity Trading Advisor in March 1999 and a registered NFA and CFTC Commodity Pool Operator in September 2000. It has been affiliated with The Price Futures Group since its inception and has never experienced any major adverse business developments or conditions and has no material litigation pending or concluded against it.

                 DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

   The following table lists the officers and directors of the general partner:

                 Name           Age                Title
        ---------------------------------------------------------------
        Walter Thomas Price III 62  Co-Chairman, President and Director
        ---------------------------------------------------------------
        Thomas J. Madden        71  Co-Chairman
        ---------------------------------------------------------------
        Allen D. Goodman        32  Chief Financial Officer
        ---------------------------------------------------------------
        Scott Baldwin           45  Executive Vice President

   Walter Thomas Price III, is the co-chairman, president, director and sole shareholder of the general partner and an Investor in Uhlmann Price Securities and has been the President and CEO of The Price Futures Group since 1989. Mr. Price has been involved in the securities, cash commodities and commodity futures markets for more than 40 years as both a trader for his own account and as a broker. He is a graduate of the University of Texas. He is a licensed NASD principal and NFA principal.

   Thomas J. Madden is the co-chairman of the general partner. He has been involved in the trading of cash commodities, commodity futures and options on futures for more than 40 years. He joined The Price Futures Group in 1995 as president of its Asset associated person of The Price Futures Group since February of 1996. Mr. Madden was a member of the Chicago Board of Trade (CBOT) from 1972 to 1994, trading for his own account as well as acting as a broker for firms that include E. F. Hutton, Cargill and Merrill Lynch. He served on the Business Conduct Committee of the CBOT for approximately five years. He earned his degree in economics from Harvard University.

   Allen D. Goodman is the chief financial officer of the general partner, which he joined in March, 2001. From January, 2000, to March, 2001, he served as founder and president of Financial Products, Ltd., a management consulting firm specializing in financial process reengineering. From February, 1999 to January, 2000, he worked as a management consultant for Via International, preceded by service as a business valuation consultant for BDO Seidman LLP from May, 1997 to February, 1999. Prior to that, from February, 1995 to May, 1997, he founded and managed Exclusively Gourmet, Inc., a specialty food and confections brokerage company. Mr. Goodman holds a B.A. degree from the University of Wisconsin and a M.S.A. in Accounting from DePaul University.

   Scott R. Baldwin is executive vice president of the general partner, which he joined in November 2000. Scott Baldwin has been associated with the securities and futures industry for over two decades. His expertise has been in trading and investing in managed funds, client relations and risk management. Mr. Baldwin graduated with a B.A. from the Northern Illinois University School of Journalism in 1979. In 1984, Mr. Baldwin became an independent member of the CBOT and founded a brokerage execution and consulting business, Scott Baldwin Futures Group. In 1997, he founded SRB Capital Management, a registered National Futures Association Commodity Trading Advisor/Commodity Pool Operator, which serves as the general partner of a managed futures fund. Mr. Baldwin also serves as an advisor to two private investment funds and is a licensed NASD securities representative and registered NFA principal. Mr. Baldwin is involved in the research and development of the managed investment sector for the general partner, and his responsibilities also entail consultation, marketing, and syndication.

                             THE TRADING ADVISORS

SELECTION OF TRADING ADVISORS

   Specific instruments which the partnership will trade are selected by the trading advisors. The list below includes the majority of instruments and exchanges which the trading advisors may employ. It is not intended to be all encompassing and is only meant as a general reference.

   The general partner has selected trading advisors that utilize a diverse selection of futures and forward contracts representing financial, energy, metal and agricultural interests worldwide. The general partner does not directly control the trading or the selection of specific instruments traded by its selected trading advisors. The initial trading advisors may not necessarily diversify across all instruments shown. Please refer to the descriptions of the initial trading advisor programs in this section.

Chicago Mercantile Exchange
--------------------------------------------------
Australian Dollar
Canadian Dollar
British Pound
Goldman Sachs Commodity Index
Swiss Franc
Japanese Yen
Mexican Peso
Eurodollar
Lumber
NASDAQ 100
S&P 500
Live Cattle
--------------------------------------------------
London International Financial
Futures Exchange
--------------------------------------------------
Long Gilt
Short Sterling
Euroswiss
Eurobor
Eurocurrency
10 Year Japanese Bond
FTSE-100 Index
--------------------------------------------------
Kansas City Board of Trade
--------------------------------------------------
Wheat
--------------------------------------------------
Sydney Futures Exchange
--------------------------------------------------
10 Year Government Bond
--------------------------------------------------
New York Board of Trade
--------------------------------------------------
Cocoa
Coffee
Cotton
Sugar
Orange Juice
--------------------------------------------------
Singapore Monetary Exchange
--------------------------------------------------
Japanese Government Bond
Nikkei 225 Index
--------------------------------------------------
Tokyo Int'l Futures Exchange
--------------------------------------------------
Euroyen
--------------------------------------------------
Chicago Board of Trade
--------------------------------------------------
30-Day Fed Funds
2 Year Treasury Note
5 Year Treasury Note
10 Year Treasury Note
30 Year Treasury Bond
Dow Jones Industrial Average Index
Corn
Wheat
Oats
Rough Rice
Soybeans
Soybean Oil
Soybean Meal
--------------------------------------------------
EUREX
--------------------------------------------------
10 Year Bund
5 Year Bobl
2 Year Schatz
DAX Index
Dow Jones Euro Stoxx 50
10 Year Swiss Bond
--------------------------------------------------
London Metal Exchange
--------------------------------------------------
Aluminum
--------------------------------------------------
International Petroleum Exchange
--------------------------------------------------
Brent Crude Oil
--------------------------------------------------
New York Mercantile Exchange
--------------------------------------------------
Crude Oil
Heating Oil
Natural Gas
Unleaded Gasoline
--------------------------------------------------
Commodity Exchange, Inc.
--------------------------------------------------
Silver
Gold
Copper
--------------------------------------------------
Montreal Exchange
--------------------------------------------------
5 Year Canadian Government Bond
--------------------------------------------------

            This chart was prepared by Price Asset Management, Inc.

   The partnership's trading advisors are responsible for directing the investment and reinvestment of the partnership's assets in futures contracts, options on futures contracts and forward contracts in accordance with the trading policies as described above. In selecting trading advisors for the partnership, the general partner, among other things, considered past performance, trading style, volatility of markets traded and fee requirements.

   The general partner has selected seven companies to serve as the partnership's trading advisors: Campbell and Company, Inc., Clarke Capital Management, Inc., Fall River Capital, LLC, Landmark Asset Management Corporation, Marathon Capital Growth Partners LLC, SmithPoint Investments, Ltd., and Spirit Trading Incorporated. The general partner has selected Clarke, SmithPoint and Spirit as the partnership's initial trading advisors.

   Consistent with its fiduciary duties to the limited partners, the general partner, in its sole discretion, may allocate a portion of the partnership's assets to each trading advisor and may modify its allocation among the trading advisors or select new advisors at any time. Such allocation decisions may be made without prior notice to investors.

   The biographies of the principals of each advisor and a brief summary of each trading advisor's trading programs, as set forth in disclosure documents filed by each trading advisor with the CFTC are set forth below. The description of the trading advisors, their principals and their trading programs are general and are not intended to be exhaustive. Because a trading advisor's trading methods generally are proprietary and confidential, it is not possible to provide a precise description of any such trading method. Furthermore, a trading advisor's CFTC disclosure documents may refer to specific aspects of their trading programs that may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate substantive differences between the different programs involved.

   In evaluating these descriptions, investors should be aware that the trading advisors selected for the partnership may change over time. Moreover, even if the same trading advisors continue to trade for the partnership, they may make substantial modifications to their trading programs. Investors generally will not be advised when an advisor modifies its trading program.

TRADING ADVISOR AGREEMENTS

   Each trading advisor has entered into a trading advisory agreement with the partnership. The agreement shall have an initial term of one year commencing on the date that the advisor first begins to direct trading and shall be renewable automatically thereafter for additional one year terms, unless earlier terminated in accordance with the trading advisory agreement. The partnership also may terminate an advisory agreement immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of the partnership's trading policies. The advisory agreement may also be terminated by the advisor for events that it deems would have a material adverse effect on its abilities to perform under the advisory agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.

TRADING ADVISOR DESCRIPTIONS

A.  Campbell & Company, Inc.

   Campbell & Company, Inc. is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Towson, Maryland 21204, and its telephone number is (410) 296-3301. Its primary business is the trading and management of discretionary futures and forward accounts, including commodity pools. As of March 31, 2001, Campbell had approximately $2.5 billion under management in the futures and forward markets.

   Campbell is a member of the NFA and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978.

   Principals of the Trading Advisor.

   Campbell's principals are Theresa D. Becks, Richard M. Bell, D. Keith Campbell, William C. Clarke III, Bruce L. Cleland, Philip Lindner, James M. Little, and C. Douglas York. The majority voting stockholder of Campbell is D. Keith Campbell.

   Theresa D. Becks, age 39, joined Campbell & Company in 1991 and serves as the Chief Financial Officer, Secretary, Treasurer and a Director. In addition to her role as CFO, Ms. Becks also oversees administration and compliance. From December 1987 to June 1991, she was employed by Bank Maryland Corp, a publicly held company, as a Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is an Associated Person of Campbell & Company.

   Richard M. Bell, age 50, began his employment with Campbell & Company in May 1990 and serves as a Senior Vice President-Trading. His duties include managing daily trade execution for the assets under Campbell & Company's management. From September 1986 through May 1990, Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July 1975 through September 1986, Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell graduated from Lehigh University with a B.S. in Finance. Mr. Bell is an Associated Person of Campbell & Company.

   D. Keith Campbell, age 60, has served as the Chairman of the Board of Directors of Campbell & Company since it began operations, was President until January 1, 1994, and Chief Executive Officer until January 1, 1998. Mr. Campbell is the majority stockholder of Campbell & Company. From 1971 through June 1978, he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell is an Associated Person of Campbell & Company.

   William C. Clarke, III, age 52, joined Campbell & Company in June 1977 and serves as an Executive Vice President and Director. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research, which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an Associated Person of Campbell & Company.

   Bruce L. Cleland, age 55, joined Campbell & Company in January 1993 and presently serves as President, Chief Executive Officer and a Director. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the Managed Funds Association, and he has previously served as a member of the Board of Governors of the Comex, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell & Company.

   Philip Lindner, age 48, serves as Vice President-Information Technology. He has been employed by Campbell & Company since October 1994. He was appointed the IT Director in March 1996 and Vice President in January 1998. Prior to joining Campbell & Company, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race track computer systems.

   James M. Little, age 56, joined Campbell & Company in April 1990 and serves as Executive Vice President-Business Development and a Director. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 through April 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 through March 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is an Associated Person of Campbell & Company.

   C. Douglas York, age 44, has been employed by Campbell & Company since November 1992 and serves as a Senior Vice President-Trading. His duties include managing daily trade execution for assets under Campbell & Company's management. From January 1991 to November 1992, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an Associated Person of Campbell & Company.

   Campbell's Financial, Metal & Energy Small Portfolio (Above $5 Million) trades futures and forward contracts on precious and base metals, energy products, stock market indices, interest rate instruments and foreign currencies. Campbell uses a computerized, technical, trend-following approach combined with quantitative portfolio management analysis and seeks to identify and profit from sustained price trends. Currently, over five trading models are utilized in most markets traded. Each model analyzes market movements and internal market and price configuration.

   Required performance disclosure of Campbell is located on page 40.

   Trading Program.

   Campbell & Company makes trading decisions for all clients' accounts using proprietary technical trading models which analyze market statistics. Clients are cautioned that since the trading models are proprietary, it is not possible to determine whether Campbell & Company is following the models or not. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past.

   Campbell & Company's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 10% of a total portfolio allocation.

   Campbell & Company believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell & Company's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell & Company's policy to follow trades signaled by each trading model independently of the other models.

   Over the course of a medium to long-term trend, there are times when the risk of the market may not appear to be justified by the potential reward. In such circumstances, some of Campbell & Company's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell & Company's research indicates that this is well compensated for by the decreased volatility of performance that may result.

   Campbell & Company's trading models may include trend-following trading models, counter-trend trading models and trading models that do not seek to identify or follow price trends at all. Campbell & Company expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell & Company may be eliminated from use if Campbell & Company ever believes such action is warranted.

   While Campbell & Company normally follows a disciplined systematic approach to trading, on occasion, it may override the signals generated by the trading models such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

   Campbell & Company applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell & Company may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

   From time to time, Campbell & Company may increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.


   The amount of money which must be deposited with the clearing broker in order to enter into a futures or forward contract position is called "margin". Campbell & Company estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below this range. The ratio of margin to equity in an account is a substantial factor in determining the size and type of positions the account can enter. To the extent this ratio is less than 100%, it allows traders to leverage their trading level by entering positions whose value may be several times that of the assets allocated to them.


   Campbell will manage partnership assets using the Financial, Metal & Energy Small (Above $5m) Portfolio.

B.  Clarke Capital Management, Inc.

   Clarke Capital Management, Inc., an Illinois corporation, has been registered with the CFTC as a commodity trading advisor since October 25, 1993. Clarke is also a member of the NFA. Clarke's books and records are maintained at its principal business office at 116 West Second Street, Hinsdale, Illinois 60521 and its telephone number is (630) 323-5913.

   Principals of the Trading Advisor.

   Michael J. Clarke, age 55, is the president and sole principal of Clarke. From November of 1989 to December of 1993, Mr. Clarke was self-employed, developing methods to trade futures and other commodity interests and trading various personal accounts. Before that, from 1983 to 1989, Mr. Clarke traded equity options on the Chicago Board Options Exchange on behalf of several different exchange member firms.

   Required performance disclosure of Clarke is located on page 41.

   Trading Program.

   Although the six trading programs that Clarke currently trades differ in certain respects, they share a number of common elements. Under all six programs, Clarke's trading strategy is strictly technical in nature. That is, the strategy relies on an analysis of patterns of actual price movements from which Clarke determines procedures for initiating and liquidating positions in the markets. Clarke does not use fundamental analysis (that is, an analysis of supply and demand factors, general economic factors or world events).

   Clarke will manage the partnership's assets using the Global Basic program. The Global Basic program trades approximately 33 domestic and international commodity interests, utilizing five intermediate time-frame models. These five models have been selected for their ability as a group to provide a high return for the amount of exposure or time that a position is held. This program has a high percentage of interest rate futures in the group that it follows. There will be times when there is significant correlation among global interest rates, possibly in an adverse direction to positions held in a client's account. Clients of the Global Basic program should be aware that this factor alone, although there are others, will lead to periods of extreme volatility and possibly very large draw-downs in a client's equity.

   The Global Basic program will, at times, have a significantly higher margin to equity ratio than other Clarke programs and at other times will trade very lightly due to the selectivity of its models. The average margin to equity ratio for Clarke is approximately 35% but can range up to 60%. During periods of higher margin to equity ratios, Clarke attempts to counterbalance the inherent increased volatility one would expect with this higher ratio by using five models with relatively short focus. These models have stringent entry techniques when evaluating initial risk and quick acting initial exit techniques. By industry standards these models would probably be classified as intermediate

C.  Fall River Capital, LLC

   Fall River Capital, LLC engages in the management of commodity trading accounts for qualified investors. Fall River's main office is located at 11740 North Port Washington Road, Mequon, Wisconsin 53092. Its telephone number is (262) 241-8020. The goal of Fall River is to earn above average investment returns on capital while minimizing risk and exposure to unstable markets. Fall River will trade partnership assets allocated to it using the Global Strategies HL Program.

   Principals of the Trading Advisor.

   The principals of Fall River are Robert Friedl, President, age 38, and Charles Wright, Chairman, age 52. Mr. Friedl was a trading principal of Webster Management Group, Inc., a registered commodity trading advisor. The performance record of Webster Management Group, Inc. during the period Mr. Friedl was associated with the firm is presented in "Past Performance" in the Fall River Capital Disclosure Document.

   Robert Friedl, President. Mr. Friedl has worked in the futures industry since 1987 and brings more than twelve years of experience to Fall River in the areas of trading-room operations, systems research, and trading advisor back-office management.

   From September 1988 to September 1989, he was employed by Limitless Options Partners (a proprietary trading and floor brokerage group) and supervised its back-office operations. Mr. Friedl's responsibilities included daily option valuations and risk management for Limitless Options Partners' options, futures and cash/currency positions in addition to account reconciliation and internal trade accounting.

   Mr. Friedl worked with the Fall River Group, Inc., a group of foundries in Wisconsin as an in-house trader for the company's proprietary commodity account (October 1989 to September 1991). He has been involved in the back-office operations of several brokerage and trading firms including: B.L. Rice, Inc., a proprietary trading firm in Chicago, Illinois (May 1987 to September 1987) and KTZ Trading, a proprietary trading firm in Chicago, Illinois (September 1987 to August 1988).

   Mr. Friedl was a founding principal of the Webster Management Group ("Webster"), a CTA, which was started in September 1991. He co-designed the initial trading strategies and remained a member of the research team through 1996. Mr. Friedl was the principal in charge of Webster's trading desk from 1993 through 1995. During that time he coordinated the design and implementation of Webster's back office software and account management systems.

   In 1996, Mr. Friedl began a transition from Webster's trading desk into full-time research. In January 1997, he moved into full time research and product development for Webster. He left Webster in January 2000 and started Fall River thereafter.

   Mr. Friedl holds a Bachelor of Science degree in Small Business Management from the University of Wyoming (1986). He is a registered Associated Person, effective January 5, 2000, and a founding principal of Fall River.

   Charles F. Wright, Chairman. Mr. Wright is the chairman of the Fall River Group, Inc. and has been associated with the Fall River Group since 1973. He also is the chairman and co-owner of Quaestus & Co., Inc. a venture capital firm located in Milwaukee, Wisconsin.

   Mr. Wright serves on the board of directors of several firms in Wisconsin. He is the chairman of Goodwill Industries of Southeastern Wisconsin. He serves as president of the Second Harvest Food Bank Foundation, and as a Member of the Greater Milwaukee Committee. He also sits on the board of Directors of U-Line Corporation, TradeStation Group, Inc. and the Private Industry Council of Milwaukee County.

   Mr. Wright served as president of the Private Industry Council of Milwaukee County from June 1996 through September 1997. The Private Industry Council is responsible for implementing and overseeing "Wisconsin Works" or "W2", Wisconsin's innovative welfare reform program, in Milwaukee County, Wisconsin.

   From 1992 to 1997, Mr. Wright served as chairman of Caribbean Communications Company Ltd ("CCC"). During this time CCC continued building and operated a radio network throughout the English-speaking Caribbean Islands. In 1997, Cumulus Media, Inc. (CMLS) acquired CCC.

   During the 1980's, Mr. Wright was an IOM member of the Chicago Mercantile Exchange and actively day-traded S&P futures. He served as editor of the System Trading and Development Newsletter, published by Omega Research, Inc. He has taught several different trading seminars over the years, including System Trading and Development, and Trading as a Business. Mr. Wright is credited with having taught many traders how to develop winning trading systems. There are many individual traders in the world today who use his techniques to trade for a living. Mr. Wright is the author of the book, Trading as a Business, published by Omega Research, Inc. (1998). Mr. Wright holds a Bachelor of Arts degree from the University of South Florida (1973) and a Masters Degree in Business Administration from the Harvard University Graduate School of Business (1977). He is a registered Associated Person, effective January 5, 2000, and a founding principal of Fall River.

   Required performance disclosure of Fall River is located on page 42.

   Trading Program.


   Fall River uses four programs to manage client money: the Global Trends Program, the Global Strategies Program, the Global Strategies HL Program, and the Global Strategies LL Program. The programs consist of a selection of a diversified portfolio of international commodity interests on major commodity and futures exchanges worldwide and use computerized, technical systems that have been developed by Fall River. Fall River will trade partnership assets allocated to it using the Global Strategies HL Program.


   The goal of Fall River's programs is to provide superior risk-adjusted investment returns. Fall River's programs use various risk management techniques to reduce portfolio risk. These techniques include, but are not limited to:

  .  market diversification (committing assets to multiple markets);

  .  system diversification (trading with multiple trading strategies); and

  . a money management structure that determines and limits the amount of equity committed to each trade and each market.

   Fall River's programs trade in easily accessible and liquid U.S. and non-U.S. futures and forward contracts that are practicable. Forward markets may include major currencies and metals, which are currently being traded on the London Metal Exchange. In addition, Fall River continually monitors numerous markets, both U.S. and non-U.S., and will initiate trades at any point it determines that a market is sufficiently liquid and tradable.

   Fall River may also trade an account in physical commodities, including exchange of futures for physicals transactions ("EFP"). An EFP is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position (or vice versa) without making an open, competitive trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.


   Fall River estimates that for its programs generally, between 10% and 30% of an account's assets will be committed as original margin, with an average margin to equity ratio for the Global Strategies HL Program of 15%. However, these ratios are difficult to predict and may vary substantially from this range and be materially higher.


   Trading decisions require the exercise of judgment by Fall River. Therefore, the success of trading depends on Fall River's trading ability, knowledge and judgment. Fall River will exercise its judgment and discretion in interpreting the data generated by its trading methodology, and will make all decisions regarding the trading in your account, including selecting the markets which will be followed and actively traded. In addition, Fall River will determine the method by which orders are placed, the types of orders that are to be placed, the overall leverage for the portfolio, and, when applicable, the time at which orders are placed with, and executed by, a broker.

   Fall River's business plan includes continued refinement and testing of its programs. Therefore, Fall River retains the right to revise any methods or strategy, including the technical trading factors used, the commodity interests traded and/or the money management principles applied.

   Fall River believes that no one is able to predict when a market is going to begin trending, how long the trend will last, or how far the prices will move in the trend. Fall River reasons that the only way to guarantee that an investor will be in the market for a large trend move is to always be invested in the market, either long or short, or alternately always have an order placed in the market to enter a position either long or short.

   The ultimate cost of holding a long-term trend position is trading losses during trendless periods of market activity. The business problem (as opposed to a trading problem) becomes how to minimize losses during choppy markets while waiting for the long-term trends to appear. The degree to which these costs can be controlled will impact the efficiency of the program. The more effectively these costs are controlled the better the efficiency.




   The Global Strategies HL Program deals with the problem of cost control during trendless markets by attempting to stay out of the market altogether. The strategy is to stand aside if the market is in a sideways trendless mode. Once a market indicates that likelihood of a long-term trend, however, the Global Strategies HL Program trades very aggressively, on a short-term basis, and only in the direction of the indicated breakout.



   To further control risk, the Global Strategies HL Program employs a proprietary process which seeks to reduce risk by individual markets, by sectors, and at the portfolio level. Using a true counter-trend strategy Global Strategies HL is constantly monitoring the market for over exposed positions, and effectively sells strength and buys weakness.


   Fall River anticipates this objective can be achieved through participation in over 70 markets worldwide, utilization of its proprietary momentum break out methodology, and significantly, through employment of its risk control strategy.

   Participation in over 70 global markets on either a long or short basis provides the following two benefits of market diversification: broad profit potential (and corresponding risk of loss) inherent in being able to trade a large number of financial and physical commodities worldwide on a 24 hour basis, and the reduction in volatility that is a normal characteristic of trading multiple, uncorrelated markets.


   Fall River's proprietary technical momentum break out methodology is highly selective. Investors will only participate in a relatively limited number of trades that meet all conditions and where past research indicates that the reward to risk ratio is superior.



   Global Strategies' HL employs a strategy designed to keep the risk of loss, including the give back of profits, within predetermined levels. Fall River anticipates that by adding the risk control overlay to the systematic approach, the program's reward to risk characteristics are substantially improved.


D.  Landmark Asset Management Corporation


   Landmark Asset Management engages in the management of commodity trading accounts for qualified investors. Landmark's main office is located at 4380 Gulf Shore Blvd. North, Suite 806, Naples, Florida 34103. Its telephone number is (866) 536 7825. Landmark has been registered as CTA since March 1, 2002, and is a member of the NFA in such capacity. The goal of Landmark is to earn above average investment returns on capital while minimizing risk and exposure to unstable markets.


   Principal of the Trading Advisor.

   The sole principal of Landmark is Mark W. Helweg, age 34, who is also President, Secretary, and Treasurer of Landmark Asset Management Corp., graduated from the University of Memphis in May 1994, where he earned a Bachelor of Science in Mechanical Engineering and a minor in Mathematics. Mr. Helweg is a Cum Laude graduate, a member of the Pi Tau Sigma mechanical engineering national honor society, the Society of American Military Engineers scholarship recipient, and Mr. Helweg has also appeared on the Dean's List and the National Dean's List for academic excellence.

   Previously, Mr. Helweg worked at the Chicago Board of Trade in various capacities from September 1988 through December 1989. Mr. Helweg left the Chicago Board of Trade and returned to finish his education in Engineering. Along with his education in engineering, Mr. Helweg conducted in-depth research of computerized trading systems on his own and with a local Memphis CTA, LDL International, Inc., who managed approximately $45 million in client assets at the time.

   After graduation in May 1994, Mr. Helweg worked for United Technologies Carrier as both a

Quality Control Engineer and the Supervisor of the Coil Shop. The 1994 calendar years represented a record production year for his coil shop and for the whole manufacturing plant. United Technologies selected Mr. Helweg to represent his manufacturing plant and attend an intense training session of Business Process Management, held at the Pratt & Whitney rocket and jet propulsion research center. In May 1995, Mr. Helweg was offered a position with Ingersoll-Rand as a Support Specialist, where he worked as a Technical Supervisor until August 1997. Mr. Helweg's teams at Ingersoll-Rand set new manufacturing records for the 1995 and 1996 calendar years.

   Beginning in July 1994, in addition to his engineering career, Mr. Helweg worked with Chickasaw Capital in a research and development capacity.

   Effective August 1997, Mr. Helweg left his engineering career and joined Chickasaw Capital full time until April, 2000. Chickasaw Capital was recognized in 1998 as one of four "Top New Trading Advisors" by Futures magazine for the 1998 calendar year.

   Between April 2000 and March 2002 Mr. Helweg worked for AmSouth Bank as a private banker. Mr. Helweg was recognized as the top private banker nationally at AmSouth Bank for the 2001 calendar year.

   Effective March 1, 2002, Mr. Helweg resigned as a private banker with AmSouth Bank so that he could focus entirely on Landmark. Mr. Helweg also became an Associated Person with Strategic Funds, Inc. on December 12, 2001, and has the option of marketing their products.

   Required performance disclosure of Landmark is located on page 43.

   Trading Program.

   Landmark currently offers one trading program to its investors. This trading program is called the Landmark Strategic program. The specifics of the trading strategy employed by Landmark are proprietary and confidential. The descriptions of the investment philosophy, trading strategies, markets traded, and trading program are not intended to be all-inclusive.

   The Landmark trading philosophy is simple, extract profits from significant price moves in the futures markets. History has demonstrated that futures markets experience significant price moves caused by droughts, wars, economic uncertainties, changing governmental policies, etc. The Landmark trading program has been designed to make it possible for investors to participate and potentially profit from major price moves in the global futures markets.

   Landmark utilizes the power of computers and data from exchanges all over the world to profit from major price moves in today's futures markets. Our computerized trading systems have the advantage of executing judgment unaffected by human emotions, which often clouds judgment in stressful environments. All Landmark computerized trading systems have been developed from extensive research and testing, which helps to insure future reliability.

   The Strategic program relies on trading signals generated from computerized trading models and are therefore purely technical in nature. Fundamental information is completely ignored. Clients should therefore understand that trading decisions are not based on changing supply and demand relationships, weather, government agricultural crop forecasts, trade agreements, fiscal and monetary programs and policies, national and international political and economic events, and changes, long or short term, in interest rates.

   The Strategic program can be characterized as trend following in nature. Trading programs can be either intermediate or long-term with respect to the time frame in which they operate. Every trading system generates its own buy and sell signals and has the ability to be either long or short a particular market. In other words, all trading programs have the ability to profit from rising prices in addition to falling prices.

   The descriptions of trading methods are intended to be in general terms as Landmark's program is confidential and proprietary in nature. Although Landmark's trading principles are predicated upon technical parameters and indicators, the programs also are dependent upon the expertise and judicious discretion of Landmark. There is no assurance that the performance of Landmark will result in a profitable venture for the client. Because significant short-term variations may occur in account equity, it is imperative that the clients consider this investment a long-term and highly speculative one.

   Landmark trades futures on domestic and foreign exchanges. Markets may include commodities, commodity futures and commodity options. Landmark does not presently trade options, although it may choose to do so in the future. Landmark can trade currencies in the foreign exchange markets through banks. Futures markets traded include grain, metal, currencies, interest rates, stock indexes, softs, energies, meats, and fibers. Although Landmark tends to trade most extensively in highly liquid financial and currency markets, there are no established restrictions on markets or exchanges traded. Landmark may add or remove a market from a portfolio at any giving time without notice to the investor.

   The Landmark Strategic trading program utilizes 57 trading systems to generate buy and sell signals. The Landmark Strategic trading program was designed to offer investors participation in a diversified futures portfolio. This program's portfolio is diversified across various commodity, financial, metal, stock index, and currency futures markets.

   This trading program is designed to earn moderately aggressive long-term returns by utilizing the power of leverage. The use of leverage enables Landmark to control a large amount of commodity or financial interest with a small amount of money. Because of this, clients should be aware that this fact alone, along with others, will lead to periods of extreme volatility and possibly very large drawdowns in a client's equity. Sizable drawdowns, either from initial base equity or from peak levels of current account equity, do not necessarily represent a failure in the trading strategy, but rather are expected under the Landmark Strategic trading program. The average margin to equity ratio of the Landmark Strategic program is 20% but can at times be significantly higher.

E.   Marathon Capital Growth Partners LLC.

   Marathon Capital Growth Partners L.L.C. is a Delaware limited liability corporation organized in March 1995. Marathon's main business office is 264 Riverside Avenue, Westport, Connecticut 06880, and its telephone number is
(203) 227-3412. Marathon has been registered as a CTA since March 29, 1995, and is a member of the NFA in such capacity.

   Principals of the Trading Advisor.

   The Principals of Marathon are Robert Ecke, Bruce Terry and Larry Snodden.

   Robert Ecke, age 59, has been a Member and a Managing Director of Marathon since its founding in March 1995. Mr. Ecke graduated from Amherst College with an A.B. in mathematics in 1965 and from Harvard University with a M.A. in mathematics education in 1967. From 1984-1985, Mr. Ecke competed in three consecutive United States Trading Championships (Options Division) finishing in the top 8 in each competition, registering returns of 80.7%, 43% and 45.1% respectively. Out of over 200 entrants Mr. Ecke was one of two participants to finish in the top 8 all three times. Mr. Ecke began managing futures portfolios with his short-term discretionary approach in 1995. He is solely responsible for management decisions with regard to the Marathon's Discretionary Portfolios. Mr. Ecke, along with Mr. Terry, is directly responsible for all trading and money management decisions made by Marathon. Mr. Ecke has spent a number of years researching and developing proprietary models for Futures Interest trading. Along with Mr. Terry, Mr. Ecke has developed the risk management and asset allocation methodology employed by Marathon.

   From January 1991 until December 1994, Mr. Ecke served as Director of Research for Chang-Crowell Management Corporation ("CCMC") (and its predecessors), a registered CTA and CPO and an NFA member. Under his direction, CCMC broadened its participation in global Futures Interest markets, and introduced option strategies. Mr. Ecke continues as a principal and shareholder of Marathon Capital Investment Management Inc. ("MCIM"), formerly known as Chang-Crowell Investment Management Inc. ("CCIM"), a registered CTA and CPO and NFA member. From 1979 until March 1995, Mr. Ecke was associated with Smith Barney Inc. (and its predecessor) as an account executive where he designed and marketed hedging strategies to institutions utilizing futures and options.

   Bruce Nelson Terry, age 44, has been a Member and a Managing Director of Marathon since its founding in March 1995. Mr. Terry graduated from the University of Rochester with a B.A. in economics in 1981. Mr. Terry, along with Mr. Ecke, is directly responsible for all trading and money management decisions made by Marathon. They have developed the risk management and asset allocation methodology employed by Marathon. Mr. Terry is registered as an Associated Person of Marathon. From August 1988 until March 1995, Mr. Terry served as Director of Business Development, for CCMC. He continues as a principal and shareholder of MCIM. Mr. Terry is President of Weston Financial Services ("WFS") a NASD registered broker dealer and a subsidiary of Weston Capital Management, LLC ("WCM"), a specialist in alternative investments. WCM is a registered CTA, CPO, RIA and NFA member. Mr. Terry is responsible for Weston's worldwide distribution of WCM's products and services.

   From 1984 until March 1995, Mr. Terry was associated with Smith Barney Inc. (and its predecessors) where he held the following positions: Marketing Manager-Managed Futures Products; Vice President; Regional Sales Director; and Account Executive. Mr. Terry began his career as computer programmer and researcher of computer trading systems in 1981. Mr. Terry was formerly a Director of the Financial Instrument Exchange, and a former member of the Executive Board of Directors of the Managed Funds Association. Mr. Terry is a frequent speaker at international conferences on topics in the derivative management field. Mr. Terry is an international marathon runner.

   Larry E. Snoddon, age 57, has been a Member of Marathon since May 1999. He received his undergraduate degree from the University of Michigan and a M.A. from the University of Wisconsin. Mr. Snoddon began working in public relations for American Express and General Motors Corporation. Since 1972 he has been employed by and held several executive positions at Burson-Marsteller Inc. ("BM"), the world's largest public relations firm, before moving into the position of CEO. During this period, Mr. Snoddon managed BM's relationship with Merrill Lynch, one of its largest clients. The firm served Merrill Lynch in virtually all areas of communications and marketing, including capital markets, private client, corporate issues and government relations. He also founded the BM's health care practice that grew to become its largest business line. Under his management, business in the European market tripled for a five-year period and the office network increased to 65 offices worldwide.

   Until his retirement in January 1998, Mr. Snoddon was Vice Chairman of, a member of the Executive Committee for and a Director of Young & Rubicam Inc. as well as a Director of its Burson-Marsteller division.

   Currently, Mr. Snoddon is a private investor. He holds memberships at the University Club (New York), New York Yacht Club, Greenwich Country Club, Riverside Yacht Club and the Royal Automobile Club of London. Mr. Snoddon is an avid sailor and served on the Board of the New York Yacht Club's Americas Cup Challenge in 1997. He is presently Fleet Captain, Chairs the Club's Communications Committee and serves on the Committee on Competitions.

   Required performance disclosure of Marathon is located on page 44.

   Trading Program.

   Marathon will trade the partnership's assets allocated to it using the System Diversified Portfolio.

   The System Diversified Portfolio is based on technical, trend following trading methodologies. In an attempt to achieve long-term capital growth for clients, Marathon is committed to paying equal attention to trend recognition, portfolio diversification and risk management.

   The signal generator utilizes a number of independent trading systems, which analyze market movements and internal market and price configuration. The primary objective of each trading system is to profit from major and sustained Futures Interest price trends. In an attempt to limit losses, each system-generated position maintains a stop-loss point. This point is predetermined daily by a proprietary computer model.

   The portfolio will participate in approximately 35 futures contract markets in the following markets sectors: Foreign Exchange, Interest Rates, Metals, Energies and Softs & Grains. The ratio of position margin to account equity ranges from 12% to 18%.

   Marathon's proprietary portfolio risk filter is designed to identify certain conditions that have historically proven ideal for both increasing and decreasing portfolio exposure. The risk management approach incorporates a multiple of systems. Volatility is one of the primary components in determining when to increase and decrease portfolio exposure. Average volatility is monitored in a variety of time periods daily, weekly and monthly. The risk management model is systematic and operates independent of the signal generator.

F.  SmithPoint Investments, Ltd.

   Smith Point Investments, Ltd., a Connecticut corporation is a commodity trading advisor registered in such capacity since February 21, 1995 with the CFTC and is also a member of the NFA. SmithPoint was incorporated on December 27, 1994. Its business address is 27 Pine Street, Suite 500, New Canaan, Connecticut 06840: Its telephone number is (203) 966-6738.

   Principal of the Trading Advisor.

   Stephen R. Powell is the sole shareholder and principal of and is also registered as an associated person with SmithPoint.


   Mr. Powell, age 43, began his career in August 1981 as a portfolio assistant and subsequently a junior portfolio manager in the institutional investment division of Bankers Trust Company, an international commercial bank, where he invested the assets of institutional clients in the US investment grade bond market. In December 1984, he left Bankers Trust to trade corporate bonds, futures and options for computer manufacturer IBM'S in-house pension management group. In January 1986, Mr. Powell left IBM and joined General Electric Investment Corporation, a financial subsidiary of the durable goods manufacturer General Electric Company, where he managed a $200 million futures and options fund.



   In June 1986, Mr. Powell was recruited back to Bankers Trust as a Vice President and a senior portfolio manager. He assumed responsibility for trading US government bonds, futures and options on behalf of customer accounts totaling approximately $2 billion. In May 1987, he joined Bankers Trust investment management team in London where he managed the US Dollar portion of the group's global fixed income portfolios. In May 1989, he returned to New York and became the overall bond strategist and corporate bond specialist for Bankers Trust institutional bond group. In December 1991, he was promoted to Managing Director and in October 1992 was appointed co-head of the institutional bond management group. In that capacity he had responsibility for the management of over $20 billion in assets and 20 portfolio managers, traders and analysts.



   In October 1994, Mr. Powell resigned from Bankers Trust to start his own investment management company. Throughout his career, Mr. Powell has worked with technical trading strategies for intermediate maturity fixed income portfolios. With his own company, he has been able to devote his full time to developing and refining his proprietary trading strategy, and to the management of personal and client assets.


   Mr. Powell received a Bachelor of Science degree in Business Administration from Miami University, Oxford, Ohio in 1981. In 1991, Mr. Powell received a Masters of Business Administration degree from the Wharton School of the University of Pennsylvania where he participated in the Executive Program and was sponsored by Bankers Trust.

   Required performance disclosure of SmithPoint is located on page 45.

   Trading Program.

   The trading method developed by SmithPoint is designed to identify and capitalize on trends in intermediate maturity US government interest rates and to minimize risk during trendless periods. The model has two components. The first part, the trend portion, is used to determine whether to be long or short intermediate maturity bond futures. The second part, the volatility measure, is used to determine the number of futures contracts to buy or sell.

   The model is predicated on a study of historic Treasury note futures contract price behavior. All transactions are based solely on buy and sell signals generated from the Model's objective, proprietary mathematical formulas. Transactions are not based on analysis of fundamental supply and demand factors, economic statistics or world events.

   SmithPoint currently offers three programs, two of which trade only five and ten year US Treasury note futures contracts and the third is a more diversified program. The Diversified program uses the same models employed in the Treasury programs to trade a variety of different commodities. The two Treasury note futures programs are identical in trading strategy but differ in terms of the degree of leverage utilized. The Regular Program employs leverage of up to 6.75 times the value of the underlying assets. The Aggressive Program, which is leveraged two times as much as the Regular Program, employs leverage of up to
13.5 times the value of the underlying assets. The average ratio of margin to equity ranges from 1% to 17% and may at times be higher due to factors including market volatility and the advisors decision to trade at a higher level of leverage.



   Once the account is established, SmithPoint buys or sells five and ten year contracts. The decision to buy or sell is determined solely by the trend component of the model. For example, when interest rates are falling and bond contract prices are rising, the model generates "buy signals," and contracts are purchased. Those contracts are held until interest rates rise and prices fall enough to generate a "sell signal." In the event of a sell signal, contracts are sold to both liquidate any long position and to establish an outright short position. Whether prices are rising or falling, the futures positions taken enable investors to profit in the event that the price rise or decline materializes into a major trend.



   For example, on the basis of the trend signals, SmithPoint may buy or sell 2 five year contracts and 0.5 ten year contracts per $100,000 invested.



   Each five or ten year contract gives investors exposure to $100,000 face value of "deliverable" US Treasury securities. Treasury notes with maturities between 4.25 and 5 years are deliverable into the five year contract. Notes with maturities ranging from 6.5 to 10 years are deliverable into the ten-year contract. Therefore, from the trend signals, for each $100,000 invested, investors might be long or short the equivalent of $200,000 face value of US Treasury notes which are deliverable into the five year contract and $50,000 face value of US Treasury notes which are deliverable into the ten year contract.



   In many instances, the changes in interest rates that generate the trend signals do not materialize into major changes. However, when they do, being positioned to capture the changes can be very profitable. In the past three years, the model has generated an average of seven trend signals per year. Historically, three or four of the signals have developed into profitable trades while the rest have led to modest losses.



   Taken independently, the trend portion of the model attempts to provide investors with a means of capitalizing on major shifts in interest rates. While the returns associated with the trend portion alone are not unfavorable, they are somewhat volatile.



   To attempt to reduce that volatility and to minimize losses during trendless periods and maximize gains during trending periods, the model uses a second factor to evaluate the riskiness of a given trend signal. This factor is a proprietary measure of the volatility of note contract prices. In periods when prices are moving up and down dramatically by the proprietary measure's historic standards, the costs of being wrong about the direction of a trend are thought to be greater than the costs of being wrong in periods of low price volatility. Consequently, in such periods of high volatility, SmithPoint reduces leverage from its normal level of 2.5:1 to as low as 0.25:1 by eliminating all exposure to five year contracts and reducing exposure to ten year contracts to 0.25 contracts per $100,000 invested.



   In periods where volatility is "low" by the proprietary measure's historic standards, the risk of big, against-the-trend price movements is perceived as reduced. During such periods, leverage is increased to up to 6.75:1. In these periods, investors are long or short the equivalent of $600,000 face value of Treasuries which are deliverable into the five year contract and/or $75,000 face value of Treasuries which are deliverable into the 10 year contract.



   On the surface, the model's leverage may periodically seem high. However, the average margin to equity ratio is only 9.8%. Even during periods of peak leverage, the margin to equity ratio is only 19.0%.



   Together, the trend and volatility portions of the model seek to enable investors to meaningfully benefit when rates move in trends and to minimize exposure during trendless periods.

G.  Spirit Trading, Inc.


   Spirit Trading, Inc., is a Nevada corporation organized in November 1987. Its principal corporate office is located at 2755 East Desert Inn Road, Suite 180, Las Vegas, Nevada 89121; its trading office is 2000 NW 107th Ave., Pembroke Pines, FL 33026. Its telephone number is (954) 450- 8774. Spirit is registered as a CTA and is a member of the NFA and has been so registered and an NFA member since March 1990.


   Principal of the Trading Advisor.

   Carole Crotty, age 44, is the sole owner, director, and principal of Spirit. Mrs. Crotty joined Spirit in April 1993. From August 1992 to March 1993, Mrs. Crotty was solely responsible for the initial organization and establishment of the U.K. offices for The American Health Group, a U.K. company of which Mrs. Crotty held a position as a director and officer from the start-up in 1992 through 1997. From 1998 through 2001, she devoted her time to the commodity trading business of Spirit and practiced law part-time at her firm, Crotty & Mindlin. From September 1991 to August 1992, she pursued her master's degree in law at the University of London. Mrs. Crotty practiced law at the firm of Weissburg and Aronson (California) between August 1985 and August 1991. Mrs. Crotty earned her B.A. from the University of California at Davis in 1980, her J.D. from McGeorge Law School in 1984 and her LLM. from the University of London in 1992. Mrs. Crotty is the daughter of Dr. Ivan Mindlin, who originally organized Spirit, and was Spirit's sole principal until January 1996, and who initially designed Spirit's trading systems. Since 1993 Ms. Crotty has been increasingly involved in development and tuning of the trading systems. She has been responsible for trading and in charge of system research since 1997. Spirit continually reviews new trading strategies and modifications in an attempt to enhance its trading approach. Since September 2001 she has devoted her time exclusively to the business of Spirit.

   Required performance disclosure of Spirit is located on page 46.

   Trading Program.

   Spirit has investigated numerous different technical trading systems developed by Dr. Mindlin. These trading systems were studied by expressing the system as a mathematical model; writing a computer program to carry out simulated or "paper" trading using the model; testing the mathematical model using historical price data; evaluating the simulated trading results; using a neural network; and, years of actual trading results in a proprietary account selecting and using the trading systems which, in Spirit's judgment, were most likely yield future profits consistent with acceptable risk. The risk profile and management are a primary focus of Mrs. Crotty. In addition, Spirit has developed proprietary software to assist in the evaluation process. Dr. Mindlin continues to actively consult for Spirit from time to time.

   The system has a stop to exit from positions, as well as a rolling time window, and sets a price objective. The system will exit if the target is reached regardless of time of day, and may then attempt to re-enter at a more favorable time. The system however will seldom take a new position except in the U.S. markets during regular U.S. market hours. The system will seldom initiate new positions during the evening and profitable offsetting trades can be executed during evening hours of trading.

   The Spirit system is programmed into three computers, all of them are maintained and operated by Spirit, however, one is maintained at a commercial site with assured uninterrupted power supply under a co-location agreement with a commercial provider. The other two are maintained under the direct supervision of Carole Crotty and are situated in California and New Zealand. Each day, price information for the commodity interest contracts being monitored are entered into the computers. Programs are then run to generate a series of trading signals and indicating time and price objectives and desired entry and/or exit prices for each commodity interest.

   Spirit is engaged in continuous research on its trading system and as a result makes changes and adjustments from time to time. For example a change was implemented in the spring 1999 to block the system from re-entering a market for a given period of time after a position is liquidated with a profit to allow the program to adjust for the recent volatility. Thus far, this has produced positive results and smoothed performance in the time period following.

   Spirit has over time restricted the number of markets traded to those where the best performance has been achieved since 1995. Spirit presently trades in the British Pound, the Japanese Yen, the Eurodollar, the 30-year Treasury Bonds and 10-year Treasury notes, and the Swiss Franc. Spirit reserves the right to add or subtract any markets that are deemed to be in the best interests of performance of the program. The average margin to equity ratio for the Spirit system is 5% to 15%, but may at times be higher.

   Spirit may refine or change trading methods and strategies (including technical trading factors or analyses, trend-following and counter-trend-following factors or analyses, commodity interests traded, and/or money management principles utilized) at any time without prior notice.
                              PERFORMANCE RECORDS

THE PARTNERSHIP


   THE PARTNERSHIP HAS NOT BEGUN TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. ALTHOUGH CERTAIN OF ITS OFFICERS AND DIRECTORS HAVE DONE SO, THE GENERAL PARTNER ITSELF HAS NOT PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.


COMMODITY TRADING ADVISORS

   The following tables contain capsule performance data for Campbell and Company, Inc, Clarke Capital Management, Inc., Fall River Capital, LLC, Landmark Asset Management Corporation, Marathon Capital Growth Partners LLC, SmithPoint Investments, Ltd., and Spirit Trading, Inc. with respect to programs into which the partnership may allocate a portion of its assets.

   The respective advisors have provided this information to the partnership.

A.  CAMPBELL & COMPANY, INC.

Name of CTA                             Campbell & Company, Inc
----------------------------------------------------------------------------------------------------
Name of Trading Program                 Financial, Metal & Energy Small Portfolio (Above $5 Million)
----------------------------------------------------------------------------------------------------
Inception of Trading by CTA             Jan-72
----------------------------------------------------------------------------------------------------
Inception of Trading in Program         Feb-95
----------------------------------------------------------------------------------------------------
Number of Accounts                      11
----------------------------------------------------------------------------------------------------
Total Assets Managed                    $3.7 billion
----------------------------------------------------------------------------------------------------
Total Assets Managed in this Program    $212.7 million
----------------------------------------------------------------------------------------------------
Worst Monthly Percentage Draw-Down      9.94% (11/01)
----------------------------------------------------------------------------------------------------
Worst Peak-to-Valley Draw-Down          15.41% (11/01 - 4/02)
----------------------------------------------------------------------------------------------------
Number of Accounts Closed with a Profit 31
----------------------------------------------------------------------------------------------------
Number of Accounts Closed with a Loss   6
----------------------------------------------------------------------------------------------------

               CAMPBELL FME--SMALL PORTFOLIO (ABOVE $5 MILLION)

                MONTH  2002   2001   2000   1999   1998   1997
                -----------------------------------------------
                JAN   -0.85% -1.49% 3.23%  -4.61%  2.8%  3.85%
                -----------------------------------------------
                FEB   -2.40% 0.48%  -0.52% 1.34%  -2.34% 1.63%
                -----------------------------------------------
                MAR   -1.86% 6.15%  -2.03% 1.60%  5.81%  -1.75%
                -----------------------------------------------
                APR   -4.20% -7.97% -2.55% 5.20%  -5.99% -3.03%
                -----------------------------------------------
                MAY   3.25%  0.92%  2.47%  -3.15% 4.21%  -3.01%
                -----------------------------------------------
                JUN   7.74%  -2.24% 0.77%  4.95%  1.51%  3.62%
                -----------------------------------------------
                JUL   7.00%  1.11%  -2.56% -0.64% -4.04% 8.81%
                -----------------------------------------------
                AUG   3.24%  1.29%  3.04%  1.18%  9.95%  -5.94%
                -----------------------------------------------
                SEP   3.84%  6.68%  -3.36% 1.55%  3.68%  4.53%
                -----------------------------------------------
                OCT   -4.53% 4.58%  2.75%  -3.85% 5.52%  2.32%
                -----------------------------------------------
                NOV   -1.51% -9.94% 5.52%  0.78%  -0.91% 0.59%
                -----------------------------------------------
                DEC   3.70%  3.22%  2.36%   2.8%   1.1%  5.41%
                -----------------------------------------------
                YEAR  13.20% 1.33%  9.02%  6.80%  22.16% 17.30%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

B.  CLARKE CAPITAL MANAGEMENT, INC.

     Name of CTA                             Clarke Capital Management, Inc
     ----------------------------------------------------------------------
     Name of Trading Program                 Global Basic Program
     ----------------------------------------------------------------------
     Inception of Trading by CTA             Dec-93
     ----------------------------------------------------------------------
     Inception of Trading in Program         Feb-96
     ----------------------------------------------------------------------
     Number of Accounts                      100
     ----------------------------------------------------------------------
     Total Assets Managed                    $126,835,248
     ----------------------------------------------------------------------
     Total Assets Managed in this Program    $8,868,302
     ----------------------------------------------------------------------
     Worst Monthly Percentage Draw-Down      -18.94% (8/97)
     ----------------------------------------------------------------------
     Worst Peak-to-Valley Draw-Down          -34.33% (10/01 - 11/02)
     ----------------------------------------------------------------------
     Number of Accounts Closed with a Profit 193
     ----------------------------------------------------------------------
     Number of Accounts Closed with a Loss   70

                         CLARKE--GLOBAL BASIC PROGRAM

               MONTH  2002    2001   2000   1999   1998   1997
               -------------------------------------------------
               JAN    -2.57% -2.54% -0.35% -2.39%  7.60%   3.58%
               -------------------------------------------------
               FEB    -5.71% -0.02%  0.68%  2.79% -5.03%   6.43%
               -------------------------------------------------
               MAR     7.50% 12.78% -6.41% 11.89% -3.81%   4.03%
               -------------------------------------------------
               APR    -5.80% -7.38% -2.50%  2.67% -8.15%  -0.66%
               -------------------------------------------------
               MAY     3.25%  1.09% 23.90% -0.69% 12.11%  -7.12%
               -------------------------------------------------
               JUN     2.29% -4.88%  3.00% -0.36%  0.41%  10.81%
               -------------------------------------------------
               JUL     2.45%  0.22% -5.11%  2.99% -1.17%  13.78%
               -------------------------------------------------
               AUG     0.45%  5.28%  5.09% -5.90% 31.90% -13.34%
               -------------------------------------------------
               SEP    -3.36% -4.59%  3.50% -3.28% 15.99%  20.93%
               -------------------------------------------------
               OCT   -10.68% 12.26% -2.52% -2.36% -4.62% -10.77%
               -------------------------------------------------
               NOV    -3.00% -8.29%  9.03%  0.39%  0.58%   8.01%
               -------------------------------------------------
               DEC    33.80% -0.88% 17.53%  2.01% -3.24%  12.98%
               -------------------------------------------------
               YEAR   13.30%  0.53% 50.59%  6.89% 42.64%  52.22%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

C.  FALL RIVER CAPITAL, LLC

      Name of CTA                             Fall River Capital, LLC
      --------------------------------------------------------------------
      Name of Trading Program                 Global Strategies HL Program
      --------------------------------------------------------------------
      Inception of Trading by CTA             August 2000
      --------------------------------------------------------------------
      Inception of Trading in Program         September 2001
      --------------------------------------------------------------------
      Number of Accounts                      4
      --------------------------------------------------------------------
      Total Assets Managed                    $28,450,000
      --------------------------------------------------------------------
      Total Assets Managed in this Program    $5,650,000
      --------------------------------------------------------------------
      Worst Monthly Percentage Draw-Down      -12.17% (10/02)
      --------------------------------------------------------------------
      Worst Peak-to-Valley Draw-Down          -13.53% (10/02 - 11/02)
      --------------------------------------------------------------------
      Number of Accounts Closed with a Profit 0
      --------------------------------------------------------------------
      Number of Accounts Closed with a Loss   0

               FALL RIVER CAPITAL--GLOBAL STRATEGIES HL PROGRAM

                              MONTH  2002    2001
                              --------------------
                              JAN    -0.62%
                              --------------------
                              FEB    -2.26%
                              --------------------
                              MAR    -3.59%
                              --------------------
                              APR     0.86%
                              --------------------
                              MAY     6.07%
                              --------------------
                              JUN     8.44%
                              --------------------
                              JUL     4.43%
                              --------------------
                              AUG     3.37%
                              --------------------
                              SEP     6.95%  9.04%
                              --------------------
                              OCT   -10.75%  3.81%
                              --------------------
                              NOV    -2.90% -5.10%
                              --------------------
                              DEC    15.80%  3.42%
                              --------------------
                              YEAR   25.90% 11.10%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

D.  LANDMARK ASSET MANAGEMENT CORPORATION

 Name of CTA                             Landmark Asset Management Corporation
 -----------------------------------------------------------------------------
 Name of Trading Program                 Landmark Strategic Program
 -----------------------------------------------------------------------------
 Inception of Trading by CTA             Mar-02
 -----------------------------------------------------------------------------
 Inception of Trading in Program         Mar-02
 -----------------------------------------------------------------------------
 Number of Accounts                      1
 -----------------------------------------------------------------------------
 Total Assets Managed                    $11,000,000
 -----------------------------------------------------------------------------
 Total Assets Managed in this Program    $4,900,000
 -----------------------------------------------------------------------------
 Worst Monthly Percentage Draw-Down      -13.53% (10/02)
 -----------------------------------------------------------------------------
 Worst Peak-to-Valley Draw-Down          -23.55% (10/02 - 11/02)
 -----------------------------------------------------------------------------
 Number of Accounts Closed with a Profit 0
 -----------------------------------------------------------------------------
 Number of Accounts Closed with a Loss   0

                          LANDMARK--STRATEGIC PROGRAM

                                 MONTH  2002
                                 -------------
                                 JAN
                                 -------------
                                 FEB
                                 -------------
                                 MAR     5.51%
                                 -------------
                                 APR    -2.17%
                                 -------------
                                 MAY     0.69%
                                 -------------
                                 JUN     8.95%
                                 -------------
                                 JUL     3.07%
                                 -------------
                                 AUG     2.30%
                                 -------------
                                 SEP     6.82%
                                 -------------
                                 OCT   -13.53%
                                 -------------
                                 NOV   -11.58%
                                 -------------
                                 DEC    10.78%
                                 -------------
                                 YEAR    8.01%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

E.  MARATHON CAPITAL GROWTH PARTNERS, LLC

 Name of CTA                             Marathon Capital Growth Partners, LLC
 -----------------------------------------------------------------------------
 Name of Trading Program                 System Diversified Portfolio
 -----------------------------------------------------------------------------
 Inception of Trading by CTA             Mar-95
 -----------------------------------------------------------------------------
 Inception of Trading in Program         Mar-95
 -----------------------------------------------------------------------------
 Number of Accounts                      1
 -----------------------------------------------------------------------------
 Total Assets Managed                    $98,967,306
 -----------------------------------------------------------------------------
 Total Assets Managed in this Program    $10,143,712
 -----------------------------------------------------------------------------
 Worst Monthly Percentage Draw-Down      -13.42% (10/99)
 -----------------------------------------------------------------------------
 Worst Peak-to-Valley Draw-Down          -20.44% (6/99 - 12/99)
 -----------------------------------------------------------------------------
 Number of Accounts Closed with a Profit 28
 -----------------------------------------------------------------------------
 Number of Accounts Closed with a Loss   11

                    MARATHON--SYSTEM DIVERSIFIED PORTFOLIO

               MONTH  2002   2001    2000   1999    1998   1997
               -------------------------------------------------
               JAN    0.99%  -0.19% 14.08%  -0.76% -2.66%  6.83%
               -------------------------------------------------
               FEB   -4.09%  -2.18%  3.34%  -0.42% -9.53%  6.42%
               -------------------------------------------------
               MAR    5.01%   2.61% -3.96%   2.24%  1.83%  1.00%
               -------------------------------------------------
               APR    0.72%  -1.20% -0.95%  -1.63% -4.90% -0.56%
               -------------------------------------------------
               MAY    4.55%   1.58%  3.44%   3.29% -1.01% -2.26%
               -------------------------------------------------
               JUN   10.57%  -2.25% -1.08%   1.53% -1.05% -0.61%
               -------------------------------------------------
               JUL    3.12%  -1.13%  0.65%  -3.30% -1.48%  3.01%
               -------------------------------------------------
               AUG    1.09%  -0.77%  8.30%  -2.30%  6.48% -1.34%
               -------------------------------------------------
               SEP    0.77%  -6.86%  0.99%  -1.65% 13.24% -1.21%
               -------------------------------------------------
               OCT   -0.62%  -0.62%  1.99% -13.42%  7.00%  0.96%
               -------------------------------------------------
               NOV   -1.68%  -1.68%  0.87%   5.30% -3.93% -0.27%
               -------------------------------------------------
               DEC    4.68%   4.68%  7.27%  -6.08%  5.73%  3.78%
               -------------------------------------------------
               YEAR  27.24% -15.09% 39.40% -17.07%  7.85% 16.37%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

F.  SMITHPOINT INVESTMENTS, LTD

      Name of CTA                             SmithPoint Investments, Ltd
      -------------------------------------------------------------------
      Name of Trading Program                 Aggressive Program
      -------------------------------------------------------------------
      Inception of Trading by CTA             Mar-95
      -------------------------------------------------------------------
      Inception of Trading in Program         Mar-95
      -------------------------------------------------------------------
      Number of Accounts                      2
      -------------------------------------------------------------------
      Total Assets Managed                    $12,762,645
      -------------------------------------------------------------------
      Total Assets Managed in this Program    $916,432
      -------------------------------------------------------------------
      Worst Monthly Percentage Draw-Down      -17.41% (8/97)
      -------------------------------------------------------------------
      Worst Peak-to-Valley Draw-Down          -23.53% (8/97 - 5/98)
      -------------------------------------------------------------------
      Number of Accounts Closed with a Profit 3
      -------------------------------------------------------------------
      Number of Accounts Closed with a Loss   2
      -------------------------------------------------------------------

                        SMITHPOINT--AGGRESSIVE PROGRAM

              MONTH  2002   2001    2000    1999    1998   1997
              ---------------------------------------------------
              JAN   -1.37%   2.73%  16.88%  -0.96%  0.59%   0.93%
              ---------------------------------------------------
              FEB    3.20%  -0.54% -11.30%  12.88% -1.38%  -6.83%
              ---------------------------------------------------
              MAR   -8.26%   0.13%   8.30%  -1.01% -0.09%  16.21%
              ---------------------------------------------------
              APR   -1.51%  -4.96%  -5.57%  -9.18% -7.10% -14.90%
              ---------------------------------------------------
              MAY    8.56%  -2.80%   1.08%  10.94% -0.92%  -0.45%
              ---------------------------------------------------
              JUN   18.58%  -7.61%  -1.37%  -3.81%  4.69%  -0.90%
              ---------------------------------------------------
              JUL   15.02%  10.87%   2.74%  -6.16% -4.41%  31.48%
              ---------------------------------------------------
              AUG    3.47%   9.99%  12.26%  -4.36% 22.19% -17.02%
              ---------------------------------------------------
              SEP    1.08%  10.32%   6.13%  -0.06% 26.39%  -2.09%
              ---------------------------------------------------
              OCT   -3.91%   4.67%   2.51%  -2.02% -5.46%   1.78%
              ---------------------------------------------------
              NOV   -0.56% -12.22%  -1.16%  -4.06% -0.74%   0.67%
              ---------------------------------------------------
              DEC   -0.92%   0.92%   7.18%  -0.70% -1.21%   3.16%
              ---------------------------------------------------
              YEAR  34.81%   8.92%  40.51% -10.21% 30.71%   3.59%
              ---------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

G.  SPIRIT TRADING, INC

      Name of CTA                             Spirit Trading, Inc
      -------------------------------------------------------------------
      Name of Trading Program                 Commodity Interests Program
      -------------------------------------------------------------------
      Inception of Trading by CTA             Jan-97
      -------------------------------------------------------------------
      Inception of Trading in Program         Jan-97
      -------------------------------------------------------------------
      Number of Accounts                      66
      -------------------------------------------------------------------
      Total Assets Managed                    $22,663,209
      -------------------------------------------------------------------
      Total Assets Managed in this Program    $22,663,209
      -------------------------------------------------------------------
      Worst Monthly Percentage Draw-Down      -10.09% (11/02)
      -------------------------------------------------------------------
      Worst Peak-to-Valley Draw-Down          -31.68% (8/97 - 7/98)
      -------------------------------------------------------------------
      Number of Accounts Closed with a Profit 2
      -------------------------------------------------------------------
      Number of Accounts Closed with a Loss   0

                  SPIRIT TRADING--COMMODITY INTERESTS PROGRAM

                MONTH  2002    2001   2000   1999   1998   1997
                ------------------------------------------------
                JAN    -1.72%  0.66%  1.95% -0.51% -5.32%  9.43%
                ------------------------------------------------
                FEB    -2.55%  1.10% -2.79%  2.65% -9.20% -2.68%
                ------------------------------------------------
                MAR     2.09%  6.45%  1.27% -4.50%  4.98%  2.84%
                ------------------------------------------------
                APR     6.26% -7.08%  0.24% -6.80% -5.60% -2.34%
                ------------------------------------------------
                MAY    -2.15%  7.95% -1.15%  7.77%  5.68%  0.33%
                ------------------------------------------------
                JUN     3.68%  2.98%  6.06% -5.16% -7.86%  7.02%
                ------------------------------------------------
                JUL     3.99%  3.11%  4.47% 11.81% -4.88% 22.59%
                ------------------------------------------------
                AUG     0.70% -0.75% -1.07%  4.97% 10.54% -4.92%
                ------------------------------------------------
                SEP     3.29% -1.91%  1.57%  1.32% 10.46%  0.67%
                ------------------------------------------------
                OCT    -2.10% 11.26%  0.13%  4.10% -1.57% -3.93%
                ------------------------------------------------
                NOV   -10.09%  4.30%  7.11%  0.97%  8.72% -0.10%
                ------------------------------------------------
                DEC     9.66%  0.42%  4.86% -1.17%  2.21% -5.75%
                ------------------------------------------------
                YEAR   10.15% 30.92% 25.16% 14.50%  5.39% 21.90%
                ------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                             THE COMMODITY BROKERS

CLEARING BROKER

   Man Financial Inc. ("Man Financial"), a member of the Man Group of Companies, acts as the clearing broker for the partnership and, as such receives commissions for clearing and executing trades on behalf of the partnership with respect to partnership assets allocated to the trading advisors. In addition, Man Financial may act as the counterparty on the partnership's foreign currency forward contracts entered into by the trading advisors. Man Financial will hold partnership funds as segregated customer funds, and all payments, including margin payments, to and from the futures exchanges resulting from the partnership's trades will flow through Man Financial.

   Man Financial is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a commodity pool operator, and is a member of the National Futures Association in such capacities. In addition, Man Financial is registered with the National Association of Securities Dealers, Inc. as a broker-dealer. Man Financial, which is part of the Man Group of Companies, is a member of all major U.S. futures and securities exchanges. Man Financial's main office is located at One Financial Place, 440 South LaSalle Street, 20/th/ Floor, Chicago, Illinois 60604. Man Financial's telephone number at such location is (312) 663-7500.

   Man Financial acts only as clearing broker for the partnership and as such is paid commissions for executing and clearing trades on behalf of the partnership. Man Financial has not passed upon the adequacy or accuracy of this prospectus. Man Financial neither will act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or the partnership. Therefore, prospective investors should not rely on Man Financial in deciding whether or not to participate in the partnership.

INTRODUCING BROKER

   The Price Futures Group, Inc., an Illinois corporation, acts as the partnership's introducing broker. In that capacity, it will introduce the partnership's futures transactions effected by the trading advisors to the clearing broker, in return for a portion of the clearing broker's commission. It will also monitor the futures positions that the clearing broker reports in the partnership's trading accounts for any errors in trade or valuation prices.

   The Price Futures Group is a registered introducing broker registered with the CFTC, and is a member of the NFA. The offices of the introducing broker are located at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and the telephone number is (312) 648-2883.

BROKERAGE ARRANGEMENTS

   The general partner will review the partnership's brokerage arrangements not less frequently than once per year to ensure that those arrangements are fair, reasonable and competitive, taking into consideration:

..  the size of the partnership;

..  the futures, forwards, options on futures and physicals trading activity;

.. the services provided to the partnership by the commodity broker or any of its affiliates;

.. the cost incurred by the commodity broker or any of its affiliates in organizing and operating the partnership and offering units; and

..  the overall costs to the partnership.

   Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker.

                                  LITIGATION

The General Partner

   There have never been any material administrative, civil or criminal proceedings against the general partner or its principals.

Campbell & Company

   There have never been any material administrative, civil or criminal proceedings against Campbell & Company or its principals.

Clarke Capital Management, Inc.

   There have never been any material administrative, civil or criminal proceedings against Clarke Capital Management or its principals.

Fall River Capital, LLC.

   There have never been any material administrative, civil or criminal proceedings against Fall River Capital or its principals.

Landmark Asset Management Corporation.

   There have never been any material administrative, civil or criminal proceedings against Landmark Asset Management or its principals.

Marathon Capital Growth Partners, LLC.

   There have never been any material administrative, civil or criminal proceedings against Marathon Capital Growth Partners or its principals.

SmithPoint Investments, Ltd.

   There have never been any material administrative, civil or criminal proceedings against SmithPoint Investments or its principals.

Spirit Trading, Inc.

   There have never been any material administrative, civil or criminal proceedings against Spirit Trading or its principals.

The Introducing Broker

   Within the past five years, The Price Futures Group, Inc. was a party to one arbitration proceeding that is now closed. There have been no material administrative, regulatory, civil, or criminal proceedings against the Price Futures Group, Inc. or any of its principals.

The Clearing Broker

   At any given time, Man Financial is involved in numerous legal actions and administrative proceedings. In the aggregate, as of the date of this prospectus, these legal actions and administrative proceedings are not expected to have a material effect upon Man Financial's condition, financial or otherwise, or upon the services it will render to the partnership. There have been no material administrative, civil or criminal proceedings pending, on appeal or concluded against Man Financial or any of its principals within the five years preceding the date of this prospectus.

                       THE LIMITED PARTNERSHIP AGREEMENT

   This section of the prospectus summarizes material provisions of the limited partnership agreement of the partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreement is annexed to the prospectus as Exhibit B.

NATURE OF THE PARTNERSHIP

   The partnership was formed on October 5, 2000, under Delaware law. The fiscal year of the partnership begins on January 1 of each year and ends on the following December 31.

   The units that you purchase and pay for in this offering will be fully paid and non-assessable. You may be liable to the partnership for liabilities that arose before the date of a redemption. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption, together with interest on any of these amounts. However, the partnership will not make a claim against you for any amounts received in connection with a redemption of units unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of the partnership to the extent that the assets of the partnership are insufficient to pay those obligations.

MANAGEMENT OF PARTNERSHIP AFFAIRS

   You will not participate in the management or operations of the partnership. Under the limited partnership agreement, the general partner is solely responsible for managing the partnership.

   The general partner may use the partnership's funds only to operate the business of the partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days' written notice.

   Other responsibilities of the general partner include:

  .  determining whether the partnership will make a distribution;

  .  administering redemptions; preparing monthly and annual reports;

  .  preparing and filing tax returns for the partnership;

  . signing documents on behalf of the partnership and its limited partners under powers of attorney; and

  .  supervising the liquidation of the partnership, if necessary.

SHARING OF PROFITS AND LOSSES

   You will have a capital account in the partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership, less selling commissions and reimbursement of offering expenses, if any. The general partner will also have a capital account. The partnership's net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. Profits and losses will be shared by the general partner and limited partners in proportion to the size of their capital accounts.

OPTIONAL REDEMPTIONS


   If you redeem your units in whole or in part during the first nine months following the closing at which the units were issued, you will be subject to the following redemption fees: (i) units redeemed on or before the end of the first six months after their effective date will be charged a redemption fee of 4% of the net asset value at which they are redeemed and (ii) units redeemed after six months, but on or before the end of nine months after their effective date will be charged a redemption fee of 3% of the net asset value at which they are redeemed. These redemption fees will be paid to the general partner.


   Redemption fees will be waived if your redemption proceeds are used to purchase units or interests in another fund sponsored by the general partner. Redemption fees will not reduce net asset value or net trading profit for any purpose and will only affect the amount you will receive upon your redemption of an interest.

   Unless you are redeeming your entire interest in the partnership, redemptions may only be made in whole units, with a minimum of 5 units (2 units for IRAs or qualified retirement plans) required for each redemption. The general partner will redeem your units in the order in which they were purchased.


   Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner at the net asset value of the partnership on such date. A "request for redemption" is a letter in the form specified by the general partner that must be sent by you to and received by the general partner at least ten (10) business days before the redemption date. A form of request for redemption is attached to the limited partnership agreement, which is annexed to this prospectus as Annex A to Exhibit B.

Additional copies of the request for redemption may be obtained by written request to the general partner.

MANDATORY REDEMPTIONS

   The general partner may, on written notice, require any limited partner that is a pension plan within the meaning of the Employee Retirement Income Security Act of 1974 (ERISA) to redeem some or all of its units if the general partner determines a mandatory redemption is necessary to insure that the partnership's assets will not be deemed to be pension plan assets within the meaning of the ERISA or regulations issued by the United States Department of Labor (DOL) under ERISA. A mandatory redemption of a limited partner's units will be effective as of the last day of the month in which the general partner notifies the limited partner of the mandatory redemption. The general partner may adopt procedures for mandatory redemptions that the general partner determines are fair and equitable to all limited partners.

REDEMPTION PAYMENTS

   If you redeem units or your units are the subject of a mandatory redemption, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. The "net asset value" of a unit is an amount equal to the partnership's net assets allocated to capital accounts represented by units, divided by the number of units outstanding.

   "Net assets" means the total assets of the partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, options on futures and physicals positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, incentive and management fees, interest payable to the general partner and extraordinary expenses, as determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting.

   The market value of a futures contract traded on a United States exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward or futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.

   The general partner will endeavor to pay for units that have been redeemed within ten (10) business days after the redemption date. In the event it does not have sufficient cash on hand, the partnership may be forced to liquidate open futures positions to satisfy redemptions. The partnership will make redemption payments by check mailed to you. Your right to redeem units is contingent upon the partnership having assets sufficient to discharge its liabilities on the redemption date and timely receipt by the general partner of your request for redemption as described above.

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

   You may withdraw capital or profits from the partnership only by redeeming units. Transfers and assignments of your units are subject to certain restrictions contained in the limited partnership agreement, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. The partnership must receive written notice from you at least 15 days before the proposed transfer. You must sign the notice and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. You cannot transfer or assign less than all of your units if, as a result of the transfer, either you or your transferee would own fewer than the minimum number of units required for an initial investment in the partnership (subject to certain exceptions relating to gifts, death, divorce or transfers to family members or affiliates).

   The transferee or assignee may not become a limited partner without the written consent of the general partner. The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of the Partnership Act or applicable federal, state or foreign securities laws. Notwithstanding the transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. The general partner will not recognize any transfer or assignment of units if the transfer or assignment would result in the termination of the partnership for federal income tax purposes or if, as a result of the transfer, the partnership's assets would be deemed plan assets within the meaning of ERISA or regulations issued under ERISA by the DOL. You must pay all costs, including any attorneys' and accountants' fees, related to a transfer or assignment of your units.

   The general partner may withdraw any portion of its capital in the partnership that exceeds the minimum amount of capital required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in the partnership if it gives 120 days' prior written notice to the limited partners. If a majority of the limited partners elects a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

AMENDMENTS; MEETINGS

   The limited partnership agreement may be amended by the general partner subject to the consent of the limited partners owning more than 50% of the units of the partnership. In addition, the general partner may make certain amendments to the limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or required by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official or other governmental official or to comply with applicable law. However, an amendment that would reduce the capital account of any partner, modify the percentage of profits, losses or distributions to which any partner is entitled, or change the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners, requires the consent of all affected partners.

   Upon written request to the general partner and payment of all printing and duplicating costs you or your authorized representative may obtain a list of the names and addresses of, and units owned by, all limited partners. Limited partners owning at least 10% of the units of the partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of a request for a meeting, the general partner must call a meeting of the partnership, by written notice sent by certified mail or delivered in person within 15 days of the request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

   At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

  .  amend the limited partnership agreement;

  .  dissolve the partnership;

  .  remove and replace the general partner;

  . elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt or is dissolved;

  . terminate any contract with the general partner or any of its affiliates on 60 days' prior written notice; and

  . approve the sale of all or substantially all of the assets of the partnership.

   Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

BOOKS AND RECORDS; REPORTS TO LIMITED PARTNERS

   The books and records of the partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of the partnership. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.


   Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to the partnership as the CFTC and NFA may require, together with information concerning any material change in the brokerage commissions or fees payable by the partnership to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnership prepared by an independent public accountant. Within 30 days of receipt by the general partner of Schedule K-1's from the funds in which the partnership invests, the partnership will provide you with the tax information necessary for you to prepare your federal income tax return. The net asset value of the partnership's units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.


   A written notice, including a description of limited partners' redemption and voting rights, will be mailed to the limited partners of the partnership within seven business days if any of the following events occurs:

  . net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

  .  the limited partnership agreement is materially amended;

  . any change in a trading advisor or any material change in an advisory agreement with a trading advisor;

  . any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

  . any change in general partner or any material change in the compensation arrangements with a general partner;

  .  any change in the partnership's fiscal year;

  . any material change in the partnership's trading policies as specified in the limited partnership agreement; or

  .  cessation of futures interests trading by the partnership.

   If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a "special redemption date" will take place when limited partners may redeem their units in the same manner as on regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, options on futures and physicals trading through the special redemption date. The general partner will then determine whether to reinstitute futures interests trading or to terminate the partnership.

   In addition, subject to limits imposed under state guidelines incorporated in the limited partnership agreement, no increase in any of the management, incentive or brokerage fees payable by the partnership, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of an increase:

  . notice of the increase will be mailed to limited partners at least five business days before the last date on which a "request for redemption" must be received by the general partner with respect to the applicable redemption date;

  . the notice will describe the redemption and voting rights of limited partners; and

  . units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

   Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

                             PLAN OF DISTRIBUTION

GENERAL

   Uhlmann Price Securities, a registered broker-dealer and member of the NASD, is offering units under a selling group manager agreement with the partnership and the general partner. Uhlmann Price Securities may appoint selling agents to make offers and sales of the units. These selling agents may include any securities broker which is a member in good standing of the NASD.

   Uhlmann Price Securities is offering the units on a "best efforts" basis without any agreement by Uhlmann Price Securities to purchase units. Uhlmann Price Securities will receive a 4% commission ($40 per $1,000 invested), and Uhlmann Price Securities may pay some or all of this commission to any selling agent it may appoint. A selling agent will receive the same commission percentage for any additional unit purchased by an investor to whom the selling agent originally sold a unit. Uhlmann Price Securities and each selling agent will identify to the partnership the individual salesperson responsible for selling each unit. The partnership will pay the salesperson a trailing commission for each unit he sells equal to 2% of the net asset value of a unit. The trailing commission will be paid monthly based on net asset value of a unit as of the last day of each month, beginning thirteen months after the unit has been outstanding. No trailing commission will accrue or be paid for any unit that has been outstanding for less than one full year. If a unit has been outstanding for a year and is redeemed during a subsequent year, the trailing commission for the subsequent year will be prorated. To be eligible to receive the trailing commission, the salesperson at the time of payment must be a registered representative of a broker-dealer that is registered with the SEC and is a member of the NASD or an associated person of a futures commission merchant registered with the CFTC. In addition, if the salesperson has left the firm that he or she was with at the time of the original sale, the salesperson must have entered into an agreement with the fund to provide continuing investor services to those persons who purchased units from him or her.

   The maximum number of units the partnership may sell is 50,000. The general partner may in the future subdivide or combine outstanding units of the partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner's interest in the partnership.

   The partnership has generally agreed to indemnify its trading advisors, Man Financial, Uhlmann Price Securities and any selling agents Uhlmann Price Securities may appoint against losses or claims arising from the offer and sale of the units. This indemnity does not apply to the extent a claim relates to information specifically supplied by the trading advisors, Man Financial, or Uhlmann Price Securities for use in connection with the offering.

INITIAL OFFERING

   The partnership is initially offering units for $1,000 per unit until the partnership sells 1,000 units and begins trading. The selling group manager and any selling agents it appoints must sell a minimum of 1,000 units ($1,000,000). The offering will terminate on December 31, 2003, if the minimum has not been reached. The minimum initial subscription is $5,000 ($2,000 for an IRA or qualified retirement plans).

CONTINUING OFFERING

   After the initial offering period, you may purchase units as of the last day of each month, provided that your subscription has been accepted at least ten business days before the end of the month. The purchase price will be 100% of the net asset value per unit on the date of purchase. There is no minimum for additional subscriptions, except that subscriptions must be in multiples of $1,000.

SUBSCRIPTION ARRANGEMENTS

   Until the partnership sells 1,000 units, LaSalle Bank National Association will hold subscription payments in escrow. If the general partner rejects a subscription, the escrow agent will refund the subscriber's full subscription payment, together with any interest earned on the subscriber's funds while held in escrow. If the general partner accepts a subscription, the escrow agent will continue to hold the subscriber's subscription payment until the partnership sells 1,000 units. At that time, the escrow agent will release all accepted subscription payments to the partnership and pay the subscribers by check any interest earned on their subscription payments before that time.

   After the partnership sells 1,000 units and begins trading, the partnership will hold subscription payments in a special non-interest bearing subscription account until each monthly closing date. The partnership will not deposit funds in this account for any new subscriber until the partnership has accepted the subscriber's subscription agreement.

                            SUBSCRIPTION PROCEDURE

   To make your first purchase of units of the partnership, you must complete, sign, and deliver a subscription agreement to Price Asset Management, Inc. A sample form of the subscription agreement is annexed to this prospectus as Exhibit C. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from Uhlmann Price Securities or an appointed selling agent.

   To purchase additional units after you have been admitted as a limited partner, you must complete a subscription agreement for existing investors or subscribers form. A sample of this form is annexed to this prospectus as Exhibit D. Additional copies may be obtained from Uhlmann Price Securities or another selling agent. In this form, you will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct.

   When you submit your subscription agreement or subscription agreement for existing investors or subscribers form, as applicable, you must also pay the full amount of your subscription. Payment instructions appear in the subscription agreement and subscription update form. The minimum initial subscription is $5,000 ($2,000 for IRAs or qualified retirement plans). There is no minimum amount for additional subscriptions, except that they must be made in increments of $1,000.

   The general partner may reject any subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you will not receive any certificate evidencing units, but you will be sent a confirmation of purchase. If you pay for your units by check, your subscription will not be accepted until your check has cleared.

   You may revoke your subscription, and receive a full refund of the subscription amount you paid, by delivering timely written notice to the general partner. A revocation notice must be delivered to the general partner no later than 3:00 p.m., Chicago time, ten (10) business days prior to the date of the initial closing or applicable monthly closing. Subscriptions not timely revoked become irrevocable.

           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

   Units might or might not be a suitable investment for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before proceeding with a purchase of units, you should determine whether the purchase of units is permitted under the governing instruments of the plan. You should also determine if a purchase of the units is appropriate for the particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the other considerations discussed below.

   As used in this section, the term "employee benefit plans" refers to plans and accounts of various types, including their related trusts that provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income, typically free from federal income tax until funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, such as so-called "401(k)" plans, "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts (IRAs), as described in

Section 408 of the Internal Revenue Code of 1986, as amended.

   Notwithstanding the general requirement that investors in the partnership must initially invest a minimum of $5,000, the minimum initial purchase requirement for IRAs or qualified retirement plans is $2,000. The securities laws and regulations of certain states may require greater minimum purchases, and each investor should consult the subscription agreement to determine the applicable investment requirements.

   The DOL has adopted so-called plan asset regulations under the ERISA. Under these regulations, if an employee benefit plan acquires an equity interest in an entity such as the partnership which is not a "publicly offered security," the plan's assets will generally be considered to include both the equity interest in the entity and an individual interest in each of the entity's underlying assets. This will not be the case if (a) the equity participation in the entity by employee benefit plans is not "significant" (defined as 25% or more of any class of the entity's equity interests) or (b) the entity qualifies for another exception under the plan asset regulations.

   If the underlying assets of the partnership were considered plan assets, those persons who have discretion in the management of the partnership and the partnership's assets would become fiduciaries of the plan. In addition, financial transactions involving the partnership's assets would be subject to ERISA reporting and disclosure requirements that the partnership generally could not comply with.

   The general partner expects that units in the partnership will be "publicly offered securities" for purposes of the DOL plan asset regulations, with the result that the regulations should not apply. The DOL defines a "publicly offered security" as a security that is (a) freely transferable (determined on the basis of all relevant facts and circumstances), (b) either registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold as part of a public offering under an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, and (c) part of a class of securities that is "widely held."

   A class of securities is "widely held" only if it is owned by 100 or more investors independent of the issuer and of one another. Once a class of securities is widely held, it will not lose that status if the number of independent investors later falls below 100 as a result of events beyond the control of the issuer (for example, redemptions of partnership units).

   Units in the partnership should be freely transferable within the meaning of the DOL plan asset regulations, and units in the partnership will be registered under securities laws and regulations as described above. The general partner expects that there will be in excess of 100 investors over time, given the number of units being offered and the relatively small minimum purchase requirement. However, there may be a time following the initial offering of units when the partnership does not have 100 or more investors, and it is possible that units in the partnership will never be acquired by 100 or more investors.

   In any case where units in the partnership are not "widely held" and therefore not considered "publicly offered securities," the partnership intends to limit investment by employee benefit plans to less than 25% of the units. To comply with this limitation, the general partner reserves the right to:

  . determine that units may not be acquired by an employee benefit plan investor;

  . require an employee benefit plan investor to redeem some or all of its units; and

  . limit the transfer of units by investors to employee benefit plans to ensure that investment by employee benefit plans is less than 25% of the partnership's units at any time that the units are not "publicly offered securities."

The general partner believes, based upon the advice of its legal counsel, that income earned by the partnership will not constitute "unrelated business taxable income" under Section 512 of the Internal Revenue Code of 1986 to employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite these rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax advisor regarding the application of the foregoing matters to the purchase of units.

   Units may not be purchased with the assets of an employee benefit plan if the general partner, Man Financial, The Price Futures Group any selling agents, any trading advisor or any of their affiliates either:

  . has investment discretion with respect to the investment of these plan assets;

  . has authority or responsibility to give or regularly gives investment advice with respect to these plan assets for a fee and under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets and that this advice will be based on the particular investment needs of the plan; or

  .  is deemed to be an employer maintaining or contributing to the plan.

   Subscribing for units does not create an IRA or other employee benefit plan. If you are considering the purchase of units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code and applicable regulations and administrative rulings, and that the plan has been adequately funded. Then, after taking into account all of the considerations discussed above, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for units in the partnership, subject to the applicable minimum subscription requirement.

   Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by the general partner, The Price Futures Group, Uhlmann Price Securities any selling agents, the partnership or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

   This discussion summarizes certain United States federal income tax considerations generally applicable to prospective investors in the partnership. This discussion does not deal with all income tax considerations that may be relevant to specific investors because of their particular circumstances. We urge you to consult with your own tax advisors as to the specific federal, state, local and foreign tax consequences of your investment in the partnership.

   Except where specifically addressing considerations applicable to tax-exempt or foreign investors, this discussion assumes that each limited partner is a United States citizen or resident individual. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (Code), existing Treasury Regulations and judicial decisions, and current administrative rules by the Internal Revenue Service (IRS). Future changes in law or the interpretations of law, applied either prospectively or retroactively, could produce materially different tax considerations. The partnership has not requested, and will not request, any rulings from the IRS as to any matter, including whether the partnership will be treated as such for federal income tax purposes rather than an association taxable as a corporation.

   Classification as a partnership. Under current Treasury Regulations, the partnership will be classified as a partnership for federal income tax purposes provided the partnership does not elect to be taxable as a corporation. The general partner has represented that it will not elect to treat the partnership as a corporation for federal income tax purposes. Nevertheless, the partnership may be treated as a corporation for tax purposes if it is considered a "publicly traded partnership." If the partnership is treated as a corporation for federal income tax purposes, there will be potentially adverse consequences to the limited partners. In particular, (a) a limited partner's share of income, gain, losses, deductions, and tax credits of the partnership will not be includible in his federal income tax, (b) the partnership will be subject to federal income tax at the rates applicable to corporations, and (c) distributions by the partnership to the limited partners, other than liquidating distributions, will constitute dividend income to the extent of the partnership's earnings and profits. The limited partners will be taxed on these dividends, and the partnership will not be able to deduct them in computing its taxable income.

   Classification as a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are either (a) traded on an established securities market, or (b) readily tradable on a secondary market or the equivalent. Even if a partnership is considered to be publicly traded, it will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence: (a) the partnership is not required to be registered under the Investment Company Act of 1940; and (b) at least 90% of its gross income is "qualifying income" such as interest, dividends, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from commodities transactions.

   The general partner has represented that based on the partnership's objectives and trading policies it believes that at least 90% of the annual gross income of the partnership will consist of qualifying income, as defined above. Based on that conclusion, the partnership is expected to satisfy the qualifying income requirement in each of its taxable years, beginning with the current taxable year. Furthermore, so long as the partnership is engaged primarily in commodity trading, it should not be required to register under the Investment Company Act. Therefore, the partnership does not expect to be taxed as a corporation even if it is considered publicly traded for federal income tax purposes.

   Should the facts, assumptions and representations described above fail to be accurate for any reason, the IRS may argue that the partnership should be taxed as a corporation for federal income tax purposes. The continued treatment of the partnership as a partnership for federal tax purposes depends upon existing Code provisions, Treasury Regulations and administrative interpretations, all of which are subject to change. Therefore, we cannot assure you that the partnership's tax treatment for federal income tax purposes may not be changed during the term of its existence.

   The remainder of this discussion assumes that the partnership will be treated as a partnership and will not be classified as a publicly traded partnership for federal income tax purposes.

   Partners, not partnership, subject to tax. A partnership is not a taxable entity for federal income tax purposes. Rather, its partners must take into account their allocable shares of the partnership's items of income, gain, losses, deduction and credit, whether or not they receive any distributions from the partnership. The partnership currently does not plan to make cash distributions. Therefore, a limited partner may have taxable income from the partnership without receiving any cash from the partnership with which to pay the tax liability.

   In general, an item of income or deduction will have the same character for a partner as it has for the partnership.

   Syndication and organization expenses.   Neither the partnership nor any
partner will be entitled to any deduction for syndication expenses (that is, those amounts paid or incurred in connection with offering and sale of the units). Expenses incurred in the organization of the partnership are not currently deductible and must be capitalized and amortized over a five-year period.

   Allocation of partnership profits and losses.   In general, the limited
partnership agreement allocates items of ordinary income and expense pro rata among the partners based upon their capital accounts as of the end of the month in which these items are accrued.

   The partnership generally will allocate net recognized capital gain or loss among all partners based upon their capital accounts. However, the partnership may allocate capital gain or loss first to partners who have redeemed units during a taxable year to the extent of the difference between the amount received on the redemption and the partner's unit allocation account as of the date of redemption attributable to the redeemed units. The partnership may then allocate any remaining net recognized capital gain or loss among all those partners whose capital accounts differ from their unit allocation accounts based on the differences for each partner.

   The special allocation of the partnership's net gain or loss upon a redemption of units may alter the character of a redeeming limited partner's income

(by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the limited partner's recognition of income.

   These allocation provisions are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the IRS will not challenge the allocations, including the partnership's tax allocations relating to redeemed units.

   If the IRS does not recognize the allocations provided by the limited partnership agreement, the amount of income or loss the partnership allocates to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

   Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner's units normally will not result in additional taxable income or loss to the limited partner. However, a limited partner will be taxed on distributions (if any) from the partnership and amounts the limited partner receives upon the partial or complete redemption of the limited partner's units to the extent cash distributions or amounts received upon redemption exceed the limited partner's adjusted tax basis in his units. This excess will be taxable to the limited partner as though it were a gain from a sale of the units. The limited partner will recognize a loss upon a redemption of the limited partner's units only if, after the redemption of all of the limited partner's units, the limited partner has any tax basis remaining in his units. In that case, the limited partner will recognize loss to the extent of the remaining basis. Generally, if a limited partner is not a "dealer" with respect to the limited partner's interest in the partnership and the limited partner has held the limited partner's interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

   Nature of partnership income. The partnership does not expect to hold its futures, forwards, options on futures or physicals for sale to customers. For federal income tax purposes, substantially all of the profit and loss the partnership generates from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term or a combination of short-term and long-term. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below.

   Mark-to-market. Section 1256 contracts held at the end of the partnership's taxable year will be treated as though they were sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain and loss. Section 1256 contracts include futures contracts that are traded on regulated United States and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and United States and certain foreign exchange-traded options on futures on commodities, including options on regulated futures contracts, debt securities and stock indices. While the partnership expects that a majority of its trading activities will be conducted in Section 1256 contracts, the partnership also expects that a portion of its trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

   Subject to certain limitations, a limited partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, these losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax treatment for Section 1256 contracts, and gain or loss on sale generally will be long-term only if the property has been held for more than one year.

   Section 988. Currency gain or loss with respect to foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts and futures contracts traded on most foreign exchanges may be treated as ordinary income or loss under Section 988 of the Code. The partnership may elect to treat these contracts as Section 1256 contracts (in other words, mark them to market). If the partnership makes this election, gain or loss with respect to these contracts is treated as entirely short-term capital gain or loss.

   Straddles. If the partnership incurs a loss when it disposes of any position that is part of a "straddle" (that is, two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). The partnership must capitalize interest and other carrying charges allocable to positions, which are part of a straddle, rather than deduct them currently. Certain modified "short sale" rules may apply to positions held by the partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

   A limited partner who takes into account gain or loss with respect to a position held by the partnership, will be treated as holding the partnership's position, except to the extent the Treasury Regulations provide otherwise. Accordingly, the partnership's positions may limit the deductibility of losses a limited partner may incur on positions he holds for his own account, and positions a limited partner holds for his own account may limit his ability to deduct losses that the partnership incurs. Thus, a limited partner may not use straddles to defer gain from one taxable year to the next. Taxpayers generally must disclose all unrecognized gains on positions held at the end of the taxable year. The principle described above, under which a limited partner may be treated as holding partnership positions, may also require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

   Where the positions of a straddle consist of both Section 1256 and non-Section 1256 contracts, the mixed straddle rules of the Code and Treasury Regulations will apply. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the partnership makes.

TAXATION OF LIMITED PARTNERS

   Limitations on deductibility of partnership losses. The amount of partnership loss, including capital loss, which a limited partner may take into account for federal income tax purposes is limited to the adjusted tax basis of his units. Generally, a limited partner's initial tax basis will be the amount paid for each unit. A limited partner's adjusted tax basis will be his initial tax basis reduced by the limited partner's share of partnership distributions (if any), losses and expenses and increased by his share of partnership income and gains.

   A partner may not deduct partnership losses for tax purposes to the extent these losses exceed the amount he has "at risk" with respect to the units. A limited partner generally is "at risk" for an amount equal to his tax basis for his units, less: (a) any amounts he has borrowed in connection with his purchase of the units for which he is not personally liable and for which he has pledged no property other than his units; (b) any amounts he has borrowed from persons who have a proprietary interest in the partnership; and (c) any amounts he has borrowed for which he is protected against loss through guarantees or similar arrangements.

   Limitations on deductibility of passive losses. An individual who derives losses from activities in which he does not materially participate ("passive activities") generally may deduct those losses only to the extent he has income from passive activities. Portfolio income (such as dividends, interest and gain from the sale of securities which are actively traded or held for investment) or "non-passive" income is not treated as income from passive activity, and thus may not be offset by losses from passive activities. All of the partnership's income is likely to be portfolio income or non-passive income. Therefore, a limited partner likely will be unable to offset his share of partnership income with losses from his passive activities. It is unclear whether or to what extent partnership losses, if any, will be treated as losses from a passive activity. The Treasury Regulations provide that for purposes of the passive loss rules the activity of "trading personal property for the account of the owners of interests in the activity" is not a passive activity. If this provision of the Treasury Regulations applies to the partnership, the passive activity loss rules would not restrict a limited partner's ability to reduce his income for federal income tax purposes by his share of the partnership's losses and deductions. However, he may be subject to other limitations on the use of these losses and deductions, including restrictions on the use of miscellaneous itemized deductions and capital losses).

   If partnership losses are treated as losses from a passive activity, it is likely that a partner could use these losses only to offset passive income, if any, generated by the partnership. He could not use these losses to offset net income from other passive activities. Any passive losses that a limited partner cannot deduct currently, may be carried forward to offset any passive income the partnership may generate in future years, or until he disposes of his entire interest in the partnership.

   Limited deduction of certain expenses. The partnership will deduct certain operating expenses. These expenses may be classified either as expenses incurred in the conduct of a trade or business, or as investment expenses. If the expenses are investment expenses, a limited partner may deduct them only to the extent that they exceed 2% of his adjusted gross income. His itemized deductions are further reduced by an amount equal to the lesser of (a) 3% of his adjusted gross income in excess of a certain threshold amount or (b) 80% of his itemized deductions. Moreover, investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating his alternative minimum tax liability. The IRS is likely to closely scrutinize these expenses and may challenge deductions based on a re-characterization of the expenses or a claim that the expenses are excessive. Because of the factual issues involved, counsel to the partnership has not given an opinion concerning the deductibility of these expenses.

   Tax liability will exceed distributions. Under federal tax law, a limited partner must report and pay tax on his share of the partnership income each year, even though the general partner does not intend to make any distributions from the partnership.

   Tax on capital gains and losses. For individuals, trusts and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20% and "short-term capital gains" and other income are taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

   An individual may deduct the excess of capital losses over capital gains against his ordinary income on a dollar-for-dollar basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). He may also carry forward any excess capital losses.

   Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. An individual taxpayer may elect to carry these losses back to each of the preceding three years and apply them against gains from Section 1256 contracts. To the extent a taxpayer cannot use these losses to offset past Section 1256 gain, he may carry these losses forward indefinitely.

   Alternative minimum tax. The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" that exceeds certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. A taxpayer may not offset alternative minimum taxable income with certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnership. Corporations are also subject to an alternative minimum tax. The extent to which a limited partner will incur the alternative minimum tax will depend on his overall tax situation at the end of the taxable year.

   Limitation on deductibility of interest on investment indebtedness. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Non-corporate taxpayers generally may deduct this interest only to the extent it does not exceed net investment income. A limited partner's net capital gain from the disposition of units is investment income only if the limited partner waives the benefit of the preferential tax rate on the gain. Whether a limited partner's distributive share of partnership net capital gain constitutes investment income where the gain is taxed at the maximum rate for capital gains is unclear. Interest expense a limited partner incurs to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the next taxable year.

   Tax elections. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734 of the Code) and transfers of units, including transfers by reason of death (Section 743 of the Code), provided that the partnership has made an election under Section 754 of the Code. As a result of the complexities and added expense of the tax accounting required to implement this election, the general partner may not make this election for the partnership. Therefore, the partners may lose any benefits which might be available to the partners from that election.

   Tax returns and information. Within 30 days after the general partner receives Schedule K-1's from the funds in which the partnership invests, the partnership will furnish each limited partner, and any assignee of the limited partner's units, copies of the partnership's Schedule K-1 indicating the limited partner's distributive share of tax items and any additional information reasonably necessary for the limited partner to prepare his own federal and state tax returns.

   Partnership's taxable year. The partnership' taxable year will be the calendar year.

   Unrelated business taxable income of employee benefit plans and other tax-exempt investors. Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code, provided that the units purchased by these plans and entities are not "debt-financed."

   However, if the partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnership is entitled to engage in these leveraged purchases of physical commodities.

TAX AUDITS

   All partners are required under the Code to report all the partnership items on their own returns consistently with the treatment by the partnership, unless they file a statement with the IRS disclosing the inconsistencies. Adjustments in tax liability on partnership items will be made at the partnership level. The general partner will represent the partnership during any audit and in any dispute with the IRS. The general partner will inform each limited partner of any audit of the partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners who own less than a 1% profits interest if the partnership has more than 100 partners. However, before any settlement, such a limited partner may file a statement with the IRS stating that the general partner does not have the authority to settle on his behalf.

   The IRS generally may assess a deficiency against a partner with respect to a partnership tax item for three years after the partnership files its return. However, the general partner may consent on behalf of the partnership to the extension of the period for assessing a deficiency. As a result, a limited partner's federal income tax return may be subject to examination and adjustment by the IRS for a partnership item more than three years after the partnership's tax return has been filed.

                      STATE AND LOCAL INCOME TAX ASPECTS

   In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the partnership and its limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable as a result of an investment in the partnership.

   A limited partner's distributive share of the partnership's realized profits may need to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnership's transactions in Section 1256 contracts. Accordingly, you should consult with your own tax advisors concerning the applicability of state and local taxes to an investment in the partnership.

   The partnership may be subject to the Illinois Personal Property Tax Replacement Income Tax (the "replacement tax"), which is an entity level tax imposed upon entities treated as partnerships for federal income tax purposes at a rate of 1 1/2% of net income. Investors in the partnership should consult their own tax advisors concerning the effect of this tax on them.


                               NASAA GUIDELINES

   The following guidelines are contained in Section IV.C. of the NASAA Registration of Commodity Pool Programs: (a) the aggregate of (i) the management fees payable by the partnership to the general partner and the trading advisor(s), and (ii) the partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), may not exceed 1/2 of 1% of the partnership's net assets per month, or 6% of the partnership's net assets annually; (b) the aggregate quarterly incentive fees payable by the partnership may not exceed 15% of the partnership's "trading profits" attributable to that trading advisor for the applicable calculation period, provided that the incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of net assets annual limit thereon (that is, if such fees and expenses are 4% of net assets, the maximum incentive fee payable may be increased to 19%); (c) any "round turn" brokerage commissions (excluding transaction fees and costs) payable by the partnership to any commodity broker may not exceed 80% of that commodity broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the partnership to any commodity broker, (ii) any transaction fees and costs separately payable by the partnership, and (iii) any net excess interest and compensating balance benefits to any commodity broker (after crediting the Partnership with interest), may not exceed 14% annually of the partnership's average monthly net assets as at the last day of each month during each calendar year.


                                 LEGAL MATTERS

   Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of units, have been passed upon for the partnership and the general partner by Henderson & Lyman, 175 West Jackson Boulevard, Suite 240, Chicago, Illinois 60604. Henderson & Lyman also has acted as counsel for Uhlmann Price Securities in connection with the offering of units. Henderson & Lyman may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnership.

                                    EXPERTS


   The statements of financial condition for each of the partnership and the general partner as of December 31, 2001, included in this prospectus, have been audited by Altschuler, Melvoin and Glasser LLP, independent auditors, as stated in their reports, and are included in reliance upon their reports given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION
   The parnership has filed a registration statement relating to the units registered with SEC. This prospectus is part of the registration statement, but the registration statement includes addittional information.

   You may read the registration statement, or obtain copies by paying prescribed charges, at the SEC's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statement is also available to the public from the SEC's Web site at "http://www.sec.gov."

                                   PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

   This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and may not be distributed separately.

Supplement Performance--Price Fund I, L.P.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                      Hypothetical Composite Performance

                      PRICE FUND 1--PROFORMA PERFORMANCE

                    MONTH  2002   2001   2000   1999   1998
                    ----------------------------------------
                    JAN   -2.89% -0.84%  4.21% -2.19%  1.74%
                    ----------------------------------------
                    FEB   -3.69% -0.11% -4.13%  5.60% -7.95%
                    ----------------------------------------
                    MAR    2.05%  8.99% -1.57%  4.83% -0.25%
                    ----------------------------------------
                    APR   -0.19% -7.96% -3.11% -3.51% -8.05%
                    ----------------------------------------
                    MAY    1.51%  2.96% 12.91%  4.72%  7.27%
                    ----------------------------------------
                    JUN    7.27% -3.89%  3.45% -3.66% -1.81%
                    ----------------------------------------
                    JUL    7.08%  3.19% -1.16%  3.59% -3.86%
                    ----------------------------------------
                    AUG    1.23%  4.44%  4.88% -3.40% 27.96%
                    ----------------------------------------
                    SEP   -1.31% -1.08%  3.62% -1.87% 16.33%
                    ----------------------------------------
                    OCT   -6.92% 16.75% -0.95% -0.56% -4.66%
                    ----------------------------------------
                    NOV   -5.92% -5.81%  7.00% -0.74%  2.89%
                    ----------------------------------------
                    DEC   14.10% -2.28%  9.80%  0.33% -1.29%
                    ----------------------------------------
                    YEAR  10.86% 12.63% 39.11%  2.50% 25.37%

Assumptions


1. Performance derived from actual gross results weighted 35% for Clarke Capital Management, 30% for SmithPoint Investments and 35% for Spirit Trading adjusted for pro forma expenses described below.


2. A general partner management fee of 1.0% annually.

3. Brokerage Fees of $25 per round-turn transaction exclusive of give-up fees estimated based on the average expected volume of trading activity for the trading advisors used.

4. CTA Management Fees equal to 2.0% annually.

5. CTA Incentive Fees equal to 20.0% of net new trading profits.

6. A trailing commission of 2.0% annually paid monthly.

                     Total Return                   123.27%
                     --------------------------------------
                     Average Annual Rate of Return   18.10%
                     --------------------------------------
                     Best Month                      27.96%
                     --------------------------------------
                     Worst Month                     -8.05%
                     --------------------------------------
                     Maximum Drawdown                15.57%
                     --------------------------------------
                     Average Monthly Rate of Return   1.35%
                     --------------------------------------
                     Monthly Standard Deviation       6.66%
                     --------------------------------------
                     Annualized Standard Deviation   23.08%
                     --------------------------------------
                     Annualized Sharpe Ratio          0.59
                     --------------------------------------
                     Annualized Sortino Ratio         1.07
                     --------------------------------------
                     Percent Up Months                  47
                     --------------------------------------
                     Percent Down Months                53
                     --------------------------------------
                     Best 12 Months                  57.38%
                     --------------------------------------
                     Worst 12 Months                 -6.91%

PRICE FUND I, L.P.--SUPPLEMENTAL PERFORMANCE

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Annual Returns--Price Fund I, L.P.

   This graph represents the value of an initial $5,000 investment in Price Fund I, L.P. from inception through December 2002. Calculated using hypothetical composite historical performance returns.

                                    [CHART]

Hypothetical Composite Performance
    Value of $5,000 Investment
   January 1997 - December 2002

Inception   $5,000.00
1997        $6,394.97
1998        $8,017.33
1999        $8,218.04
2000       $11,432.11
2001       $12,876.43
2002 YTD   $14,287.80


   This chart was prepared by Price Asset Management, Inc. Please refer to the glossary following this section for information.

SUPPLEMENTAL PERFORMANCE--PRICE FUND I, L.P.

Worst monthly declines per year and annual returns

   The following graphs represent the worst case monthly declines and the actual yearly returns for the fund or the index shown.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    [CHART]

Price Fund I, L.P. - Hypothetical Composite Performance
       Worst Monthly Decline/Annual Return
           January 1997 - December 2002

      Annual        Worst Monthly
Year  Return           Decline

1997  27.90%           -13.31%
1998  25.31%            -8.05%
1999   4.58%            -3.50%
2000  41.33%            -3.97%
2001  14.53%            -7.80%
2002  10.86%            -6.92%

                                    [CHART]

      Nasdaq Composite Index
Worst Monthly Decline/Annual Return
   January 1997 - December 2002

       Annual    Worst Monthly
Year   Return      Decline
1997   21.64%       -6.67%
1998   39.62%      -19.93%
1999   85.61%       -8.69%
2000  -39.28%      -22.90%
2001  -20.81%      -22.37%
2002  -39.74%      -10.82%

   These graphs were prepared by Price Asset Management, Inc. Please refer to the glossary following this section for information regarding this chart.

   THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS TRADING PROGRAM NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

SUPPLEMENTAL PERFORMANCE--PRICE FUND I, L.P.

Worst monthly declines per year and annual returns

   The following graphs represent the worst case monthly declines and the actual yearly returns for the fund or the index shown.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    [CHART]

S&P 500 Index
Worst Monthly Decline/Annual Return
January 1997 - December 2002

S&P 500 Index  Annual Return  Worst Monthly Decline
    1997           33.38%           -5.60%
    1998           28.57%          -14.46%
    1999           21.03%           -3.12%
    2000           -9.10%           -7.88%
    2001          -11.88%           -9.12%
    2002          -23.66%          -11.00%

Dow Jones Industrial Average Index
Worst Monthly Decline/Annual Return
January 1997 - December 2002

Dow Jones  Annual Return  Worst Monthly Decline
  1997         22.65%            -7.30%
  1998         16.11%           -15.13%
  1999         25.19%            -4.55%
  2000         -6.15%            -7.42%
  2001         -7.10%           -11.08%
  2002        -16.76%           -12.37%

   These graphs were prepared by Price Asset Management, Inc. Please refer to the glossary following this section for information regarding this chart.

SUPPLEMENTAL PERFORMANCE--PRICE FUND I, L.P.

Worst monthly declines and annual returns

   The following graphs represent the worst case monthly declines and the actual yearly returns for the fund or the index shown.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    [CHART]

Lehman Aggregate Bond Index
Worst Monthly Decline/Annual Return
January 1997 - December 2002
       Annual   Worst Monthly
       Return     Decline
1997    9.68%     -1.11%
1998    8.67%     -0.53%
1999   -0.83%     -1.75%
2000   11.63%     -0.33%
2001    8.42%     -1.38%
2002   10.27%     -1.66%



MSCI EAFE Index
Worst Monthly Decline/Annual Return
January 1997 - December 2002
       Annual   Worst Monthly
       Return     Decline
1997    1.77%     -7.69%
1998   19.97%    -12.39%
1999   26.97%     -5.15%
2000  -14.16%     -6.35%
2001  -21.45%    -10.13%
2002  -15.94%    -10.74%



   These graphs were prepared by Price Asset Management, Inc. Please refer to the glossary following this section for information regarding this chart.

   HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

   ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OR HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TREADING RESULTS.

   THIS COMPOSITE PERFORMANCE RECORD IS HYPOTHETICAL AND THESE TRADING ADVISORS HAVE NOT TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE. HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY MULTI-ADVISOR MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RECORD SUBSEQUENTLY ACHIEVED.

   ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING ADVISORS AND THE ALLOCATION OF ASSETS AMONG THOSE ADVISORS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING ADVISORS. THEREFORE, COMPOSITE PERFORMANCE RECORDS INVARIABLY SHOW POSITIVE RATES OF RETURN. ANOTHER INHERENT LIMITATION ON THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RECORD WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND, THEREFORE, CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FURTHERMORE, THE COMPOSITE PERFORMANCE RECORD MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.


   PRICE ASSET MANAGEMENT, INC. HAS HAD LIMITED EXPERIENCE ALLOCATING ASSETS AMONG THE DESIGNATED INITIAL TRADING ADVISORS. BECAUSE THERE ARE NO ACTUAL ALLOCATIONS TO COMPARE TO THE PERFORMANCE RESULTS FROM THE HYPOTHETICAL ALLOCATION, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE RESULTS.

DIVERSIFICATION BENEFITS--PRICE FUND I, L.P.

Comparative Returns

   The table below depicts the various annual rates of return for five widely followed indices, as well as the historical proforma performance for Price Fund I, L.P. When these returns are viewed in comparison, it is easier to understand why a balanced portfolio has the ability to enhance investment returns and smooth volatility over a sustained period of time. Sectors that perform well in one period may not perform well in subsequent periods.

                   1997              1998              1999
             -----------------------------------------------------
             S&P        33.38% NASDAQ     39.62% NASDAQ     85.61%
             PF I, L.P. 27.90% S&P        28.57% MSCI EAFE  26.97%
             DOW        22.65% PF I, L.P. 25.37% DOW        25.19%
             NASDAQ     21.64% Lehman     19.97% S&P        21.03%
             MSCI EAFE   9.68% DOW        16.11% PF I, L.P.  2.50%
             Lehman      1.77% MSCI EAFE   8.67% Lehman     -0.83%

                   2000               2001             2002 YTD
            --------------------------------------------------------
            PF I, L.P.  39.11% PF I, L.P.  12.63% PF I, L.P.  10.86%
            Lehman      11.63% Lehman       8.42% Lehman      10.27%
            DOW         -6.15% DOW         -7.10% MSCI EAFE  -15.94%
            S&P         -9.10% S&P        -11.88% DOW        -16.76%
            MSCI EAFE  -14.16% NASDAQ     -20.81% S&P        -23.66%
            NASDAQ     -39.28% MSCI EAFE  -21.45% NASDAQ     -31.26%

S&P           S&P 500 Composite Index

DOW           Dow Jones Industrial Average Index

NASDAQ        Nasdaq Composite Index

MSCI EAFE     Morgan Stanley Europe, Australasia, Far East Index

Lehman        Lehman Aggregate Bond Index

PF I, L.P.    Price Fund I, L.P.

   This table was prepared by Price Asset Management, Inc.

DIVERSIFICATION BENEFITS--PRICE FUND I, L.P.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

   Correlation Analysis of Returns Between S&P, Dow, NASDAQ, MSCI EAFE, Lehman Aggregate Bond Index, and Price Fund I, L.P. January 1997 - December 2002


   Correlation indicates the extent to which markets, products or indices are related to each other. A correlation of 1 indicates perfect correlation; a correlation of 0 indicates no correlation; while a correlation of -1 indicates perfect inverse correlation. The following table illustrates that returns for the major stock indices (S&P, Dow, NASDAQ and MSCI EAFE) are highly correlated to each other. It also shows that proforma returns for Price Fund I, L.P., have not historically been correlated with either the S&P, Dow, NASDAQ, or MSCI EAFE.


                                           MSCI
                         S&P   Dow  NASDAQ EAFE  Lehman PF I, L.P.
             -----------------------------------------------------
                S&P      1.00  0.92  0.79   0.79 -0.03    -0.16
             -----------------------------------------------------
                Dow      0.92  1.00  0.61   0.75 -0.08    -0.16
             -----------------------------------------------------
               NASDAQ    0.79  0.61  1.00   0.69 -0.07    -0.17
             -----------------------------------------------------
             MSCI EAFE   0.79  0.75  0.69   1.00 -0.13    -0.20
             -----------------------------------------------------
               Lehman   -0.03 -0.08 -0.07  -0.13  1.00     0.34
             -----------------------------------------------------
             PF I, L.P. -0.16 -0.16 -0.17  -0.20  0.34     1.00

         S&P        500 Composite Index

         DOW        Dow Jones Industrial Average Index

         NASDAQ     Nasdaq Composite Index

         MSCI EAFE  Morgan Stanley Europe, Australasia, Far East Index

         Lehman     Lehman Aggregate Bond Index

         PF I, L.P. Price Fund I, L.P.


   This analysis was prepared by Price Asset Management, Inc. Please refer to the glossary beginning on page 82 for further definitions.

DIVERSIFICATION BENEFITS--PRICE FUND I, L.P.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Evaluating Risk

   Before investing in any trading vehicle, an assessment of risk must be taken that properly analyzes the potential gain in, or loss of invested capital. An important measure of risk, is historical worst-case decline, or largest draw-down. Simply stated, if you purchase an investment at a month-end high in performance and sell the same investment at its subsequent lowest monthly price, you would have experienced the worst-case scenario or the largest percentage loss. The graph below illustrates the worst cumulative monthly decline in the Price Fund I, L.P. hypothetical composite returns, the S&P 500 Index, the MSCI EAFE Index, the NASDAQ Composite Index and the Dow Jones Industrial Index.

                                    [CHART]

                     Maximum Drawdowns and Duration (Months)
                         January 1997 - December 2002

                               Price Fund I, L.P.
                                    -15.57%
                                    3 Months

                                 S&P 500 Index
                                    -45.57%
                                   25 Months

                                 MSCI EAFE Index
                                    -46.76%
                                   33 Months

                              NASDAQ Composite Index
                                    -74.89%
                                   31 Months

                                      Dow
                                    -33.97%
                                   33 Months

   This graph was prepared by Price Asset Management, Inc.

             THE FUTURES, OPTIONS ON FUTURES AND FORWARDS MARKETS

FUTURES CONTRACTS

   Futures contracts are standardized contracts traded on a domestic or foreign exchange that call for the future delivery of specified quantities of various commodities or instruments (collectively "commodities") at a specified price, time and place. According to the Futures Industry Association, there was in excess of $40b in assets under management in the managed futures industry as at August 2002.

   A market participant may either buy or sell a futures contract. The contractual obligations, if required, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange before the designated date of delivery.

   The futures markets have undergone dramatic changes in the past 25 years. Futures contracts on interest rate products, stock indices, and energy products, which today comprise approximately 82% of the futures and options on futures contracts traded worldwide, were not offered in 1974. According to statistics provided by the Futures Industry Association, activity in futures and options on futures markets was divided as follows:

                         Sector                In 2000
                         -----------------------------
                         Interest Rates          50%
                         -----------------------------
                         Stock Indices           15%
                         -----------------------------
                         Agricultural Products   13%
                         -----------------------------
                         Metals                   3%
                         -----------------------------
                         Energy Products         15%
                         -----------------------------
                         Currencies               3%
                         -----------------------------
                         Other                    1%

Estimated data as of December 31, 2000.

   The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as stock indices approved by the CFTC settle in cash (regardless of whether any attempt is made to offset these contracts) rather than delivery of any physical commodity.

OPTIONS ON FUTURES

   An option on a futures contract or on a commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the "striking," "strike" or "exercise" price) in the underlying futures contract or commodity.

   The buyer of a "call" option acquires the right to take a long position (that is, the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

   The buyer of a "put" option acquires the right to take a short position (that is the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

   The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the strike price.

   A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels and "out-of-the-money" if the strike price is below current market levels.

   Options on futures have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options on futures usually trade at a premium above their intrinsic value (that is, the difference between the market price for the underlying futures contract and the strike price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.

FORWARD CONTRACTS

   Contracts for the future delivery of certain commodities may also be made through banks or dealers under what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances these contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

HEDGERS AND SPECULATORS

   The two broad classes of persons who trade futures interest's contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of adverse price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time that the speculator must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks the speculator's own capital with the hope of making profits from price fluctuations in futures, forwards and options on futures contracts. Speculators rarely take delivery of commodities but rather close out their positions by entering into offsetting purchases or sales of futures, forwards and options on futures contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for the speculator to make profits or incur losses regardless of whether prices go up or down. The partnership will trade for speculative rather than for hedging purposes.

FUTURES EXCHANGES

   Futures exchanges provide centralized market facilities for trading futures contracts and options on futures (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Board of Trade.

   Each futures exchange in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade. Their only remaining concerns are the solvencies of their commodity brokers and the clearinghouse.

   Foreign futures exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party.

SPECULATIVE POSITION LIMITS

   The Commodity Futures Trading Commission (CFTC) and United States futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnership is not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on that exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract and may not apply on foreign exchanges.

                                  REGULATION

GENERAL

   Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

   The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain activities of these persons. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations under that Act and in certain other circumstances. Suspension, restriction or termination of the general partner's registration as a commodity pool operator would prevent it, unless and until its registration has been reinstated, from managing, and might result in the termination of, the partnership. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors. If the registration of one of the partnership's trading advisor as a commodity trading advisor were to be terminated, restricted or suspended, the trading advisor would be unable, unless and until its registration were to be reinstated, to render trading advice to the partnership. The partnership itself is not registered with the CFTC in any capacity.

   The Commodity Exchange Act requires all "futures commission merchants," such as Man Financial, to (a) meet and maintain specified fitness and financial requirements, (b) segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and (c) to maintain specified books and records open to inspection by the staff of the CFTC. The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

   You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act. These rules allow any person to file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor or commodity pool operator, and any of their associated persons.

   Under authority in the Commodity Exchange Act, the National Futures Association (NFA) has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with these standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisor, commodity pool operators, futures commission merchants, introducing brokers and their associated persons and floor brokers. The general partner, Man Financial, The Price Futures Group and the trading advisors are all members of the NFA (the partnership itself is not required to become a member of the NFA).

   The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The partnership's trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.

DAILY LIMITS

   Most United States futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) have regulations that limit the amount of fluctuation in futures interests contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond the limit.

MARGINS

   "Initial" or "original" margin is the minimum amount of funds that a futures trader must deposit with his commodity broker to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures contracts the trader purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of these low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded, and may be modified from time to time by the exchange during the term of the contract.

   Brokerage firms, such as Man Financial, carrying accounts for traders in futures contracts may not accept lower margin, and generally require higher amounts of margin, as a matter of policy for their protection. Man Financial presently intends to require the partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

   Trading in the currency forward contract market does not require margin but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since the partnership's trading will be conducted through Man Financial, the partnership will be able to take advantage of Man Financial's credit lines with several participants in the interbank market. Man Financial will require margin with respect to the partnership's trading of currency forward contracts.

   A trader's commodity broker computes margin requirements each day. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, the commodity broker makes a margin call. If the trader does not meet the margin call within the time required by the broker, the broker may close out the trader's position. With respect to the partnership's trading, the partnership, and not its limited partners personally, will be subject to margin calls.

                             POTENTIAL ADVANTAGES

   An investment in the partnership is speculative and involves a high degree of risk. The general partner believes that managed futures investments (such as the partnership) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of your comprehensive financial plan. Taking the risks into consideration, this investment does offer the following potential advantages.

INVESTMENT DIVERSIFICATION


   If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, options on futures and physicals, you may still participate in these markets through an investment in the partnership, obtaining diversification from more traditional investments in stocks, bonds and real estate. The general partner believes that the profit potential of the partnership does not depend upon favorable general economic conditions, and that the partnership is as likely to be profitable during periods of declining stock, bond and real estate markets as at any other time. Conversely, the partnership may be unprofitable during periods of generally favorable economic conditions.


   Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory is the academic affirmation of the value of diversification. Modern Portfolio Theory was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a groundbreaking study about portfolio diversification. Specifically, Modern Portfolio Theory was used to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio's overall volatility or risk. Lintner's findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, "The Benefits of Managed Futures." Dr. Schneeweis concluded that "while . . . the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive."

   The partnership's combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the partnership, may profit (with commensurate risk) from futures interests market moves, with the potential to enhance your overall portfolio.

   The trading advisors' speculative trading techniques will be the primary factor in the partnership's success or failure. You should note that there are always two parties to a futures, forward, option or physicals contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, options on futures and physicals trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

   The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements and investment preferences, your financial advisor can help you determine the combination of asset classes as well as the type of trading advisor that most suits your investment profile.

   Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth and aggressive growth investments.

   Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.

CORRELATION TO TRADITIONAL INVESTMENTS

   Managed futures have historically performed independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation. For example, a managed futures program may have the ability to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (that is greater correlation) with stocks and bonds than other funds.

PROFESSIONAL MANAGEMENT

   Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.

.. Discipline. A professional trading advisor applies an established, disciplined approach to futures trading, with strict money management policies and techniques.

.. Planned Strategy. A professional trading advisor uses a researched trading strategy designed to reduce risk while seeking long-term profit opportunities.
.. Risk Control. A professional trading advisor offers a full time commitment to risk control, applying risk management strategies with years of research and experience.

.. Research and Development. A professional trading advisor is committed to ongoing research and development in an effort to continuously improve upon existing systems and technology to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

   In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership's account.

ACCESS TO WORLD ECONOMIC ENVIRONMENTS, MARKETS, AND VARYING TRADING CYCLES.

   Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 75 global futures and forward markets on approximately 20 exchanges worldwide. Each limited partner will therefore obtain greater diversification in futures, forwards, and options on futures traded than would be possible trading individually, unless substantially more than the minimum investment described in this prospectus were committed to the futures, forwards, and options on futures markets.

LIMITED LIABILITY

   Unlike an individual who invests directly in futures, forwards, options on futures and physicals, an investor in the partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, with interest.

ADMINISTRATIVE CONVENIENCE

   The partnership is structured to relieve limited partners from having to handle many of the administrative details involved in engaging directly in futures, forwards and options on futures trading. The partnership's administrative services include monthly and annual financial reports (including but not limited to, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnership necessary for limited partners to complete their federal income tax returns.
              POTENTIAL DISADVANTAGES OF FUTURES FUND INVESTMENTS

   Some potential disadvantages of investing in futures and forward markets and funds investing in those markets include the following:

Selection

   Because a managed fund selects trading advisors based on criteria selected by the fund manager, such fund may be less likely to achieve the potential benefits derived from diversification in trading strategies and markets associated with a fund employing a different allocation strategy or available to an investor that makes its own allocation decisions.

Selection of Brokers and Clearing Firm

   The manager of a futures fund typically selects the brokers and clearing firm or firms whose services the fund will utilize and investors in the fund are not consulted in such decision. As a result, investors are not able to evaluate competing brokers and clearing firms and select those they feel most satisfactorily suits their requirements.

Potentially Higher Fees

   A futures fund typically incurs various fees and expenses not associated with separate managed accounts. Organization and offering expenses and selling expenses are not generally incurred in managed accounts. As a result, investors in such funds must realize a greater gross return from the fund in order to net the same effective return after allowing for such expenses.

Lack of Transparency

   Clearing brokers produce daily and monthly statements for accounts they carry. Such information is not directly available to investors in a futures fund and, consequently, such investors do not have access to the same degree of information regarding trading activity that holders of separately managed accounts do.
                 ADVISOR SELECTION AND ALLOCATION METHODOLOGY
SELECTION

   The general partner selects trading advisors for the partnership using a qualitative and quantitative due diligence process in which the general partner evaluates the factors described below. Such selection process will not include notice to investors.

Qualitative Factors

  . Experience of staff responsible for development and management of trading approach;

  .  Development of trading advisor's profile;

  .  Consistency of trading approach;

  .  On-site office visit to trading advisor headquarters;

  .  Ongoing commitment to research and development, and

  . Flexibility to expand to meet demands of growth in assets and capacity constraints.

Quantitative Measures

  .  Review of historic performance returns;

  .  Review of performance versus managed futures industry;

  . Review of risk, including standard deviation of monthly returns and worst decline periods;

  .  Scrutiny of performance in key periods;

  .  Leverage policies of trading advisor, and

  . Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices.

   The general partner's primary objective in the selection process is to identify trading advisors with whom it believes has the potential to produce future investment returns. The trading advisors initially selected by the general partner to trade managed accounts were screened from a pool of approximately 550 candidates and have a performance history and trading experience ranging from seven months to thirty years.

   The general partner selects private and public commodity offerings for the partnership using a qualitative and quantitative due diligence process in which the general partner evaluates various factors. These factors include the trading advisors' performance history, the consistency of their trading approach, the trading advisors' ongoing commitment to research and development, a review of the trading advisors' performance versus the managed futures industry performance as a whole, the leverage policies of the trading advisor and the correlation analysis of the trading advisor returns versus the managed futures industry as a whole. In addition, the general partner evaluates the market and trading risks, the past performance of the fund, the cost structure, distribution and redemption policy and the credit worthiness and stability of the clearing broker.

   While the selection process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

MONITORING

   The general partner will use sophisticated analytical tools to monitor daily each trading advisor's activities on behalf of the partnership and track its performance against others in the industry. The general partner will also periodically conduct on-site due diligence visits to remain abreast of each trading advisor's continuing efforts toward research and development.

                               GLOSSARY OF TERMS

   The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

   Annualized Standard Deviation. Measures the dispersal or uncertainty in a random variable (in this case, investment returns) calculated annually. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

   Clearing Broker. The entity responsible for assuring that futures and options on futures trades for a client are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place and for holding the client's funds deposited with it as margin for the trades. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

   Commodity Pool. The partnership, Partnership or similar form of collective investment vehicle that consolidates funds from investors for the purpose of trading in commodity futures and options on futures contracts.

   Commodity Pool Operator. Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

   Compound (Geometric) Average Return.   The geometric mean is the monthly
average return that assumes the same rate of return every period to arrive at the equivalent compound growth rate reflected in the actual return data. In other words, the geometric mean is the monthly average return that, if applied each period, would give you a final VAMI (growth) index that is equivalent to the actual final VAMI index for the return stream you are considering.

   Correlation. Correlation measures the extent of linear association of two variables. The Coefficient of Determination (R/2/) is a measure of how well the regression line fits the data (variation explained by a regression line).

   Cross Rate. The trading of one foreign currency against another foreign currency.

   Daily Price Fluctuation Limit. The maximum permitted fluctuation imposed by a commodity exchange in the price of a commodity futures contract for a given commodity that can occur on the exchange on a given day in relation to the previous day's settlement price. The maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

   Delivery. The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

   Dow Jones Industrial Average. A price weighted average of thirty stocks selected by Dow Jones & Company. Because it is price weighted (as opposed to capitalization weighted) the stocks in the Index with the highest prices have the biggest effect on the performance of the Index.

   (MSCI EAFE) Morgan Stanley Capital International Europe, Australasia, Far East Index. A capitalization weighted index that is designed to measure the investment returns of developed economies outside of North America. The Index includes publicly traded stocks from twenty-one countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.

   Exchange for Physical. A transaction permitted under the rules of futures exchanges in which two parties exchange a cash market (physical) commodity position for a futures contract (or vice versa) without making a trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

   Forward Contract. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

   Fundamental Analysis. The analysis of fundamental market information such as supply and demand levels, weather, economic indicators and geopolitical events.

   Futures Contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument or indices at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument or indices. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument or indices or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange before the designated date of delivery.

   Hypothetical Composite Performance.   Results for a combined portfolio of
managers or advisors in which the selection of and allocation among such managers or advisors has been done with the benefit of hindsight and is therefore not necessarily indicative of actual trading performance.

   Introducing Broker. A registered firm that introduces customers to a clearing broker who conducts sales activities.

   Lehman Aggregate Bond Index. Composed of bonds that are investment grade (as rated by Moody's or Standard & Poor's). Issues must have at least one year to maturity. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. Indexes are rebalanced monthly by market capitalization.

   Long Contract or Long Position. A contract to accept delivery (that is, to buy) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

   MAR Fund/Pool Qualified Universe Index. A dollar weighted index that includes the performance of current as well as retired public futures funds, private pools and offshore funds that have the objective of speculative trading profits. The MAR Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The MAR Index is not the same as an investment in the Fund, and the Fund may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.

   Margin. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options on futures contract. Margins on these contracts do not usually involve the payment of interest.

   Margin Call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

   MAR Ratio. The annual geometric (compounded) PERCENTAGE (not dollars) return divided by the maximum PERCENTAGE (again, not dollars) drawdown. This is a popular measure used when evaluating hedge fund managers and is equally important when comparing money management based on trading systems.

   Maximum Annual Drawdown. The maximum percentage decrease from an equity high to an equity low for a year.

   Monthly Standard Deviation. Standard Deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns) calculated monthly. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

   NASDAQ Composite Index. Measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company's security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the Index.

   Notional Funds. The amount by which the nominal size of an account exceeds the amount of actual funds in such account.

   Open Position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

   Option on a Futures Contract. A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time.

   Parameters. A value that can be freely assigned in a trading system to vary the timing of signals.

   Pro forma. Actual performance results for an advisor or fund adjusted for uniform levels of expenses, fees and charges across all relevant accounts.

   Resistance. A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

   Sharpe Ratio. The average arithmetic return less the arithmetic risk-free return (annual risk free rate) divided by the average arithmetic standard deviation.

   Short Contract or Short Position. A contract to make delivery of (sell) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

   Slippage. The difference between the price at which a market is quoted and the price at which a trade is actually executed.

   Sortino Ratio. Similar to the Sharpe Ratio, except it uses downside deviation for the denominator, whereas Sharpe uses standard deviation.

   Speculative Position Limit. The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a United States commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the United States.

   Standard and Poor's 500 Composite Stock Index (S&P 500 Index). The five hundred stocks in the S&P 500 are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies, rather the Index is designed to capture the returns of many different sectors of the U.S. economy. This is the only index that includes dividends reinvested.

   Systematic Technical Charting Systems. A system that is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

   Technical Analysis. The analysis of technical market information by a trading advisor such as analyzing actual daily, weekly and monthly price fluctuations, trading volume variations and changes in numbers of open positions in various futures and options on futures contracts.

   Trading Advisor. Any person or entity that provides advice as to the purchase or sale of futures, forwards or options on futures contracts. A commodity trading advisor must register as a commodity trading advisor under the Commodity Exchange Act.

   Value Added Monthly Index (VAMI). This index reflects the growth of a hypothetical $1,000 in a given investment over time. The index is equal to $1,000 at inception. Subsequent month-end values are calculated by multiplying the previous month's VAMI index by 1 plus the current month rate of return.

                                   EXHIBIT A

                         INDEX TO FINANCIAL STATEMENTS

                                                               Page
                                                            ----------
          THE PRICE FUND I, L.P.
             Independent Auditors' Report..................    A-2
             Statements of Financial Condition.............    A-3
             Statements of Operations......................    A-4
             Statements of Cash Flows......................    A-5
             Statements of Changes in Net Assets...........    A-6
             Notes to the Financial Statements............. A-7 to A-8
          PRICE ASSET MANAGEMENT, INC.
             Independent Auditors' Report..................    A-9
             Statement of Financial Condition..............    A-10
             Notes to the Statement of Financial Condition.    A-11

                         Independent Auditors' Report

Partners of
The Price Fund I, L.P.

   We have audited the accompanying statements of financial condition of The Price Fund I, L.P. (a Delaware limited partnership) as of December 31, 2000 and 2001 and the related statements of operations, cash flows and changes in net assets for the initial period from October 5, 2000 through December 31, 2000 and the year ended December 31, 2001. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Price Fund I, L.P. as of December 31, 2000 and 2001, and the results of its operations, cash flows and changes in net assets for the initial period from October 5, 2000 through December 31, 2000 and the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.


   As discussed in Note 1, the December 31, 2000 financial statements have been restated to reduce deferred syndication costs and due to affiliate.


ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois
October 15, 2002

                            The Price Fund I, L.P.

                       Statements of Financial Condition


                                        December 31,  December 31, September 30, September 30,
                                            2000          2001         2001          2002
                                        ------------- ------------ ------------- -------------
                                        (As Restated)               (Unaudited)   (Unaudited)
Assets
Cash...................................     $990          $827         $870          $729
                                            ----          ----         ----          ----
Total assets...........................     $990          $827         $870          $729
                                            ====          ====         ====          ====
Liabilities and Partner's Capital
Liabilities............................     $--           $--          $--           $--
Partner's capital
   General partner.....................     $990          $827         $870          $729
                                            ----          ----         ----          ----
Total liabilities and partner's capital     $990          $827         $870          $729
                                            ====          ====         ====          ====






                            See accompanying Notes.

                            The Price Fund I, L.P.

                           Statements of Operations

                                                Initial Period                        Nine Month
                                                     from                            Periods Ended
                                                October 5, 2000   Year Ended  ---------------------------
                                                    through      December 31, September 30, September 30,
                                               December 31, 2000     2001         2001          2002
                                               ----------------- ------------ ------------- -------------
                                                                               (Unaudited)   (Unaudited)
Expenses
   Bank fees..................................       $ 10           $ 163         $ 120         $ 98
                                                     ----           -----         -----         ----
Decrease in net assets arising from operations       $10            $163          $120          $98
                                                     ====           =====         =====         ====




                            See accompanying Notes.

                            The Price Fund I, L.P.

                           Statements of Cash Flows

                                                    Initial Period                        Nine Month
                                                         from                            Periods Ended
                                                    October 5, 2000   Year Ended  --------------------------
                                                        through      December 31, September 30, September 30,
                                                   December 31, 2000     2001         2001          2002
                                                   ----------------- ------------ ------------- -------------
                                                                                   (Unaudited)   (Unaudited)
Operating activities
   Decrease in net assets arising from operations.      $  (10)         $(163)        $(120)        $(98)
                                                        ------          -----         -----         ----
   Net cash used in operating activities..........         (10)          (163)         (120)         (98)
                                                        ------          -----         -----         ----
Financing activities
   Capital contribution...........................       1,000
                                                        ------          -----         -----         ----
   Net cash provided by financing activities......       1,000             --            --           --
                                                        ------          -----         -----         ----
Increase (decrease) in cash.......................         990           (163)         (120)         (98)
Cash
   Beginning of period............................                        990           990          827
                                                        ------          -----         -----         ----
   End of period..................................      $  990          $ 827         $ 870         $729
                                                        ======          =====         =====         ====



                            See accompanying Notes.

                            The Price Fund I, L.P.

                      Statements of Changes in Net Assets

   Initial period from October 5, 2000 through December 31, 2000 and the year ended December 31, 2001
      Net assets, October 5, 2000................................... $   --
      General Partner's contribution of capital.....................  1,000
      Decrease in net assets arising from operations................    (10)
                                                                     ------
      Net assets, December 31, 2000.................................    990
      Decrease in net assets arising from operations................   (163)
                                                                     ------
      Net assets, December 31, 2001................................. $  827
                                                                     ======

   Nine month period ended September 30, 2001 (unaudited)
      Net assets, January 1, 2001................................... $  990
      Decrease in net assets arising from operations................   (120)
                                                                     ------
      Net assets, September 30, 2001................................ $  870
                                                                     ======

   Nine month period ended September 30, 2002 (unaudited)
      Net assets, January 1, 2002................................... $  827
      Decrease in net assets arising from operations................    (98)
                                                                     ------
      Net assets, September 30, 2002................................ $  729
                                                                     ======




                            See accompanying Notes.

                            The Price Fund I, L.P.

                       Notes to the Financial Statements

Note 1  Nature of Operations and Significant Accounting Policies

   Nature of Operations--The Price Fund I, L.P. (a Delaware limited partnership) (the "Partnership") was organized on October 5, 2000 to engage in speculative trading of a diversified portfolio of commodity interests including futures, options on futures and forward contracts.

   Price Asset Management, Inc., the general partner of the Partnership, is registered as a commodity pool operator and commodity trading advisor. The Price Futures Group, Inc., an entity affiliated through common ownership, will act as the introducing broker for the Partnership, whereby certain of the Partnership's accounts will be introduced to the Partnership's clearing broker. Man Financial Inc. will initially serve as clearing broker.

   The General Partner and each limited partner will share in the profits and losses of the Partnership in proportion to their respective ownership interests.

   Use of Estimates--The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



   Income Recognition--Futures, options on futures, and forward contracts will be recorded on the trade date, and open contracts will be reflected at market value.

   Income Taxes--The Partnership's income or loss will be includable in the income tax returns of the individual partners.


   Restatement--The Partnership has restated its December 31, 2000 statement of financial condition to reduce deferred syndication costs and due to affiliate from the previously reported balances of $126,244 each to $0. This revision is necessary as the Partnership determined subsequent to December 31, 2000 that its obligation to reimburse the affiliate for these syndication costs is contingent on the successful sale of limited partnership units (see Note 2).



   This change did not impact the Partnership's operations for any of the periods presented.


Note 2  The Limited Partnership Agreement and Related-Party Activities

   The General Partner will be responsible for management of the Partnership.

   New limited partners may purchase units of the Partnership upon approval by the General Partner at the net asset value, as defined, as of the last day of each month or on any other date as determined by the General Partner.

   After holding the units for nine months, limited partners may require the Partnership to redeem some or all of their units at the net asset value, as defined, as of the last day of each month without a redemption charge. Any units redeemed before the holder has been a limited partner for six months will be assessed a redemption charge equal to 4 percent of the net asset value per unit on the date of such redemption and units redeemed after six but within nine months will be assessed a 3 percent redemption charge.

   The Partnership will terminate and its remaining net assets will be distributed pro rata to the holders of the then outstanding units on December 31, 2035, or earlier if certain events occur.

   The Partnership will pay management and other fees as specified in the Registration Statement and offering documents. A summary of such fees payable to related entities is as follows:

      Price Asset Management, Inc., as General Partner

      The Partnership will pay a monthly management fee based on the Partnership's total assets, based on a 1 percent annual rate. The General Partner will choose one or more trading advisors that will be responsible for making all trading decisions on behalf of the Partnership. The trading advisors, as selected by the General Partner and described in the Registration Statement, will charge the Partnership management fees at 2 percent per annum (based on assets managed) and quarterly incentive fees of 20 percent of new trading profits, as defined.

      The General Partner will receive a portion of the incentive fee assessed by certain advisors. However, this fee will be payable by the advisor to the General Partner and will not be an obligation of or payable by the Partnership.

      The Price Futures Group, Inc., as Introducing Broker

      The clearing broker will pay Price Futures Group a portion of the brokerage fee paid by the Partnership for clearing transactions.


      In addition, the Partnership will pay Price Futures Group in an amount equal to 0.5 percent of the purchase price of each limited partnership unit sold for syndication costs incurred by Price Futures Group, subject to increase to 1 percent at the discretion of the General Partner. These syndication costs, which are related to the issuance of limited partnership units, will be charged to partners' capital upon the issuance of such units. As of December 31, 2001 Price Futures Group had incurred syndication costs, comprised of legal and accounting fees and marketing expenses, of approximately $223,000 relating to the Partnership.


      Uhlmann Price Securities, LLC, as Selling Group Manager


      Uhlmann Price Securities, LLC, an affiliate of the General Partner, will act as the selling group manager for the Partnership. The Partnership will pay Uhlmann Price Securities a commission of 4 percent of the purchase price of each unit sold. In addition, the Partnership will pay a trailing commission to salespersons identified by Uhlmann Price Securities or selling agents beginning thirteen months after that unit has been outstanding. The trailing commission will be equal to 2 percent of the net asset value of a unit. No trailing commission will accrue or be paid for any unit that has been outstanding for less than one full year.


   The Partnership will pay all of its direct legal, accounting, filing, reporting and data processing expenses, incentive fees, management fees, brokerage fees and extraordinary expenses, subject to overall limitations on fees described in the Partnership's limited partnership agreement. The General Partner will bear any fees in excess of these limitations.

Note 3  Financial Instruments with Off-Balance-Sheet Risk

   The Partnership's trading activities will involve financial instruments, primarily futures, options on futures, and forward contracts, which have market and/or credit risk.

   Market Risk--Market risk will arise primarily from changes in the market value of financial instruments. Theoretically, the Partnership's exposure will be equal to the notional value of futures contracts purchased and unlimited on such contracts sold short. As both a buyer and seller of options on futures, the Partnership will pay or receive a premium at the outset and then bears the risk of unfavorable market variations underlying the option. The risk of loss for purchased options on futures will be limited to the premiums paid; written or sold options on futures will expose the Partnership to potentially unlimited liability.

   Exposure to market risk will be influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments will be traded. In many cases, the use of financial instruments may serve to modify or offset market risk associated with other transactions and, accordingly, may serve to decrease the Partnership's overall exposure to market risk. The Partnership will attempt to control its exposure to market risk through various analytical monitoring techniques.

   Credit Risk--Credit risk will arise primarily from the potential inability of counterparties to perform in accordance with the terms of a contract. The Partnership's exposure to credit risk associated with counterparty nonperformance will be limited to the current cost to replace all contracts in which the Partnership has a gain. Exchange-traded financial instruments generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements and the margin requirements of individual exchanges.

   Concentration of Credit Risk--Some of the Partnership's trades will be cleared through Price Futures Group's clearing broker. In the event this counterparty does not fulfill its obligations, the Partnership may be exposed to risk. This risk of default depends in part on the creditworthiness of the counterparties to these transactions. The Partnership will attempt to minimize this credit risk by monitoring the creditworthiness of the clearing broker.

                         Independent Auditors' Report

Board of Directors of
Price Asset Management, Inc.

   We have audited the accompanying statement of financial condition of Price Asset Management, Inc. as of December 31, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Price Asset Management, Inc. as of December 31, 2001 in conformity with accounting principles generally accepted in the United States.

ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois
October 15, 2002

                         Price Asset Management, Inc.

                       Statement of Financial Condition

                                                                                December 31, September 30,
                                                                                    2001         2002
                                                                                ------------ -------------
                                                                                              (Unaudited)
Assets
Cash and cash equivalents......................................................   $ 56,196     $  3,615
Commissions receivable.........................................................                  21,850
Notes receivable...............................................................     25,921       21,694
Equipment......................................................................      1,562        2,026
Investment in The Price Fund I, L.P............................................        827          729
                                                                                  --------     --------
Total assets...................................................................   $ 84,506     $ 49,914
                                                                                  ========     ========
Liabilities and Stockholder's Equity
Liabilities
   Due to affiliate............................................................   $ 36,937     $ 21,797
   Accounts payable............................................................      6,255
                                                                                  --------     --------
Total liabilities..............................................................     43,192       21,797
                                                                                  --------     --------
Stockholder's equity
   Common stock, 10,000 shares of no par value authorized, 1,000 shares issued
     and outstanding...........................................................         10           10
   Additional paid-in capital..................................................     75,000       75,000
   Stockholder's dividend......................................................                 (28,000)
   Accumulated deficit.........................................................    (33,696)     (18,893)
                                                                                  --------     --------
Total stockholder's equity.....................................................     41,314       28,117
                                                                                  --------     --------
Total liabilities and stockholder's equity.....................................   $ 84,506     $ 49,914
                                                                                  ========     ========



                            See accompanying Notes.

                         Price Asset Management, Inc.

                 Notes to the Statement of Financial Condition

Note 1  Nature of Operations and Significant Accounting Policies

   Nature of Operations--Price Asset Management, Inc. (the "Company") was incorporated in Illinois in November 1998 and is registered as a commodity pool operator and a commodity trading advisor. The Price Futures Group, Inc. ("Price Futures Group") is a guaranteed introducing broker under the Commodity Exchange Act that introduces customers, which are located primarily in the United States, Europe, and Asia, to its clearing broker, which provides clearing and execution services for futures, options on futures, and forward transactions. The Company and Price Futures Group are affiliated through common ownership. The Company provides advisory services to managed accounts introduced to Price Futures Group's clearing broker.

   The Company acts as general partner of The Price Fund I, L.P. (the "Partnership"), a limited partnership formed pursuant to the Delaware Revised Uniform Limited Partnership Act on October 5, 2000. The Partnership was organized to engage in speculative trading of a diversified portfolio of commodity interests.

   The Company has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code, effective as of January 1, 2001.

   Use of Estimates--The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

   Investment in The Price Fund I, L.P.--The Company's investment as general partner is carried at fair value as determined by management of the Company.

   Income Recognition--Service fees are recorded on trade date.

   Equipment--Equipment is recorded at cost and is being depreciated on a straight-line basis over five years.

Note 2  Investment

   During November 2000 the Company contributed $1,000 to The Price Fund I, L.P. as its initial investment. As of September 30, 2002 the Partnership had admitted no further partners and had not commenced operations.

   A summary of the Partnership's statement of financial condition as of December 31, 2001 and September 30, 2002 is as follows:

                                                2001    2002
                                                ---- -----------
                                                     (Unaudited)
                Cash........................... $827    $729
                                                ----    ----
                Total assets................... $827    $729
                                                ====    ====
                Partner's capital--
                  General Partner.............. $827    $729
                                                ----    ----
                Total liabilities and partner's
                  capital...................... $827    $729
                                                ====    ====

Note 3  Notes Receivable

   The notes receivable due from an employee and a former employee of Price Futures Group, are payable on demand, and accrue interest at 8.5 percent per annum.

Note 4  Equipment

   Equipment as of December 31, 2001 and September 30, 2002 consists of:

                                            2001      2002
                                           ------  -----------
                                                   (Unaudited)
                  Equipment............... $3,059    $3,981
                  Accumulated depreciation (1,497)   (1,955)
                                           ------    ------
                                           $1,562    $2,026
                                           ======    ======

Note 5  Due to Affiliate

   Price Futures Group provides facilities and administrative services to the Company, for which it charges a management fee. Amounts due to affiliate, which are payable on demand, represent amounts due to Price Futures Group for such services.

                                   EXHIBIT B

      FORM OF FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
                            THE PRICE FUND I, L.P.

           The remainder of this page was intentionally left blank.

                               TABLE OF CONTENTS

  TO FORM OF FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE
                              PRICE FUND I, L.P.

                                                                                PAGE
                                                                                ----
 1. Formation; Name............................................................  B-3
 2. Office.....................................................................  B-3
 3. Business...................................................................  B-3
 4. Term; Dissolution; Fiscal Year.............................................  B-4
    (a)  Term..................................................................  B-4
    (b)  Dissolution...........................................................  B-4
    (c)  Fiscal Year...........................................................  B-4
 5. Net Worth of General Partner...............................................  B-4
 6. Capital Contributions and Offering of Units of Limited Partnership Interest  B-4
 7. Allocation of Profits and Losses; Accounting; Other Matters................  B-6
    (a)  Capital Accounts......................................................  B-6
    (b)  Monthly Allocations...................................................  B-6
    (c)  Allocation of Profit and Loss for Federal Income Tax Purposes.........  B-6
    (d)  Definitions; Accounting...............................................  B-8
    (e)  Expenses and Limitations on Expenses..................................  B-8
    (f)  Limited Liability of Limited Partners.................................  B-8
    (g)  Return of Limited Partner's Capital Contribution......................  B-9
    (h)  Distributions.........................................................  B-9
    (i)  Interest on Assets....................................................  B-9
 8. Management and Trading Policies............................................  B-9
    (a)  Management of the Partnership.........................................  B-9
    (b)  The General Partner...................................................  B-9
    (c)  General Trading Restrictions.......................................... B-10
    (d)  Changes to Trading Restrictions....................................... B-11
    (e)  Miscellaneous......................................................... B-11
 9. Audits; Reports to Limited Partners........................................ B-12
10. Transfer; Redemption of Units.............................................. B-13
    (a)  Transfer.............................................................. B-13
    (b)  Optional Redemption................................................... B-14
    (c)  Mandatory Redemption.................................................. B-15
    (d)  Redemption Payments................................................... B-15
11. Special Power of Attorney.................................................. B-15
12. Withdrawal of Partners..................................................... B-16
13. No Personal Liability for Return of Capital................................ B-16
14. Standard of Liability; Indemnification..................................... B-16
    (a)  Standard of Liability................................................. B-16
    (b)  Indemnification by the Partnership.................................... B-16
    (c)  Affiliate............................................................. B-17
    (d)  Indemnification by Partners........................................... B-17
15. Amendments; Meetings....................................................... B-17
    (a)  Amendments with Consent of the General Partner........................ B-17
    (b)  Meetings.............................................................. B-18
    (c)  Amendments and Actions without Consent of the General Partner......... B-18
    (d)  Action Without Meeting................................................ B-18
    (e)  Amendments to Certificate of Limited Partnership...................... B-19
16. Governing Law.............................................................. B-19
17. Miscellaneous.............................................................. B-19
    (a)  Priority among Limited Partners....................................... B-19
    (b)  Notices............................................................... B-19
    (c)  Binding Effect........................................................ B-19
    (d)  Captions.............................................................. B-19
18. Annex A--Request for Redemption............................................ B-21

                          FORM OF LIMITED PARTNERSHIP
        FIRST AMENDED AND RESTATED AGREEMENT FOR THE PRICE FUND I, L.P.

   This First Amended and Restated Agreement of Limited Partnership (this "Agreement"), made as of November 15, 2002, by and among Price Asset Management, Inc., an Illinois corporation (the "General Partner"), and the other parties who execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

1.  Formation; Name.
   The parties to this Agreement hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the "Act"). The name of the limited partnership is The Price Fund I, L.P. (the "Partnership"). The General Partner will execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and will execute, file, record and publish as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.

2.  Office.

   The principal office of the Partnership will be 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, or such other place as the General Partner may designate from time to time.

   The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner may designate from time to time.

3.  Business.

   The Partnership's business and general purpose is to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any related rights (referred to collectively as "Futures Interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all related activities. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for in this Agreement and contemplated by the Act.

4.  Term; Dissolution; Fiscal Year.

   (a) Term. The term of the Partnership will commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and will end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding units (as defined in Section 6 below), which notice must be sent by registered mail to the General Partner not less than 120 days before the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership is continued by any remaining or successor general partner(s) in accordance with the provisions of this Agreement; (iv) the occurrence of any event which makes it unlawful for the existence of the Partnership to be continued; (v) a determination by the General Partner upon 60 days' notice to the Limited Partners to terminate the Partnership; or (vi) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

   (b) Dissolution. Upon the occurrence of an event causing the termination of the Partnership, the Partnership will terminate and be dissolved. Dissolution, payment of creditors and distribution of the Partnership's Net Assets will be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) will share in the Net Assets of the Partnership pro rata in accordance with that Partner's capital account, less any amount owing by that Partner (or assignee) to the Partnership. The General Partner will, at its option, be entitled to supervise the liquidation of the Partnership.

   Nothing contained in this Agreement will impair, restrict or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership conducts business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth in this Agreement or any others which they deem appropriate.

   (c) Fiscal Year. The fiscal year of the Partnership will begin on January 1 of each year and end on the following December 31.

5.  Net Worth of General Partner.

   The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it will maintain its net worth at an amount not less than that required by any state in which the Partnership is offering units for sale. For the purposes of this Section 5, "net worth" (a) include amounts payable under enforceable contracts requiring the shareholder(s) of the general partner to purchase additional shares in, or contribute additional capital without the issuance of additional shares to, the general partner and (b) otherwise will be calculated in accordance with generally accepted accounting principles with all current assets based on their then current market values.

   The requirements of the preceding paragraph of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) the modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that the proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines or statements of policy issued or applied under such law.

6.  Capital Contributions and Offering of Units of Limited Partnership Interest.

   The General Partner will contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution equal to the lesser of: (a) such amount as is deemed necessary by the accountants for the Partnership in order to maintain the status of the Partnership as a limited partnership for federal tax purposes and
(b) $25,000. These contributions by the General Partner need not exceed the amount described above and will be evidenced by units of General Partnership Interest ("Unit(s) of General

Partnership Interest"). The General Partner will maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, will be units of Limited Partnership Interest ("units" or, individually, a "Unit"). The net asset value of a Unit of General Partnership Interest will at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

   The General Partner, for and on behalf of the Partnership, will issue and sell units to persons desiring to become Limited Partners, provided that those persons are determined by the General Partner to be qualified investors and their subscriptions for units are accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for units per subscriber will be such amount as the General Partner may determine from time to time in its sole discretion.

   The Partnership, directly and/or through a selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale units and fractions of units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner may determine in its sole discretion. Units offered during any offering will be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a month and a closing for subscriptions received during the offering will be held as of that date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it determines appropriate in its sole discretion. At each closing, the Partnership will issue and sell units to each subscriber whose subscription has been accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit during any offering of units may not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which the Unit is issued and sold, unless the newly offered units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, units may be subscribed for by the General Partner, any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and those persons' shareholders, directors, officers, partners, employees, principals and affiliates. Subscriptions for units by those persons will not preclude them from receiving compensation from the Partnership for services rendered by them in their capacities as other than Limited Partners. No subscriber for units during any offering of units will become a Limited Partner until the General
Partner: (a) accepts the subscriber's subscription at a closing relating to the offering; (b) executes this Agreement on behalf of the subscriber under the power of attorney in the subscription agreement executed by the subscriber in connection with the offering; and (c) makes an entry on the books and records of the Partnership reflecting that the subscriber has been admitted as a Limited Partner. Accepted subscribers will be deemed Limited Partners at such time as their admission is reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership will be available to the Partnership to carry on its business, and the Partnership will not pay any interest on any such contribution.

   In connection with any offering of units by the Partnership, the General Partner, on behalf of the Partnership, will: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements to them as the General Partner deems advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the Securities and Exchange Commission (the "SEC") and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used in this Agreement, the term "Prospectus" means the most recent version of the Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of units), and such amendments and supplements to those documents as the General Partner deems advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC and the National Association of Securities

Dealers, Inc.; (b) qualify by registration or exemption from registration the units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion deems advisable or as may be required by applicable law; (c) make such arrangements for the sale of units as it deems advisable, including engaging a Selling Agent and entering into a selling agent agreement with the Selling Agent; and (d) take such action in connection with the matters described in clauses (a) through (c) as it deems advisable or necessary.

   Except as otherwise specified in the Prospectus, the Partnership will pay any offering expenses and any selling commissions relating to the sale of units, and these offering expenses and selling commissions will be allocated on a per-Unit basis or in such other manner as the General Partner determines appropriate. No Limited Partner will have any preemptive, preferential or other rights with respect to the issuance or sale of any additional units, except as described in the Prospectus. No Limited Partner will have the right to consent to the admission of any additional Limited Partner.

   The maximum number of units and the purchase therefore shall be as specified in the prospectus. Any subscription for units will be subject to the collection of good funds.

7.  Allocation of Profits and Losses; Accounting; Other Matters.

   (a) Capital Accounts. A capital account will be established for each Partner. The initial balance of each Partner's capital account will be the amount of a Partner's initial capital contribution to the Partnership less, in the case of a Limited Partner, the amount of offering expenses and selling commissions allocable to the Limited Partner's units.

   (b) Monthly Allocations. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations will be made:

      (i) The Net Assets of the Partnership (as defined in Section 7(d)(i)), before accrual of the monthly management fees and incentive fees payable to any Trading Advisor, will be determined.

      (ii) The accrued monthly management fees will then be charged against Net Assets.

      (iii) The accrued quarterly incentive fees, if any, will then be charged against Net Assets.

      (iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of units to the public), will then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

      (v) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of units and any redemption fee paid to the General Partner upon the redemption of units will be charged to that Partner's capital account.

   (c) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss will be allocated among the Partners at the discretion of the General Partner under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

      (i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Partners based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

      (ii) Net realized capital gain or loss from the Partnership's trading activities will be allocated as follows:

        (A) For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, the general partner will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his units as follows:

          (1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (c)(i) above and subparagraph (c)(ii)(C) below.

          (2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph
       (c)(i) above and subparagraph (c)(ii)(E) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

          (3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.

        (B) Net realized capital gain will be allocated first to each Partner who has partially redeemed his units during the fiscal year up to the excess, if any, of the amount received upon redemption of the units over the allocation account attributable to the redeemed units.

        (C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (c)(ii)(B) above will be allocated next among all Partners whose capital accounts are in excess of their units' allocation accounts (after the adjustments in subparagraph (c)(ii)(B) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. If gain to be allocated under this subparagraph
     (c)(ii)(C) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

        (D) Net realized capital loss will be allocated first to each Partner who has partially redeemed his units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed units over the amount received upon redemption of the units.

        (E) Net realized capital loss remaining after the allocation of such capital loss under this subparagraph (c)(ii)(D) above will be allocated next among all Partners whose units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(ii)(D) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. If loss to be allocated under this subparagraph
     (c)(ii)(E) is greater than the excess of all of these allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

      (iii) The tax allocations prescribed by this Section 7(c) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned under Section 10(a), the allocations prescribed by this Section 7(c) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations will be made to the General Partner's units of General Partnership Interest on a Unit-equivalent basis.

      (iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to the Partners under Section 7(b) of this Agreement so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

   (d) Definitions; Accounting.

      (i) Net Assets. The Partnership's "Net Assets" means the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost) and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) and less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange means the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on that day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest is traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated will be the market value of those Futures Interest for that day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or market means its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

      (ii) Net Asset Value. The "Net Asset Value" of a Unit means the Net Assets allocated to capital accounts represented by units of Limited Partnership Interest divided by the aggregate number of units of Limited Partnership Interest.

   (e) Expenses and Limitations on Expenses. In consideration for its management services, the General Partner will be entitled to payment of a monthly management fee equal to 1/12/th/ of 1% of the Net Asset Value of the Partnership. In addition the General Partner or its Affiliate will be entitled to reimbursement of the organizational and initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses) to the extent specified in the Prospectus. Subject to the limits set forth below, and except to the extent that the General Partner or an affiliate has agreed to pay any of these fees, costs or expenses as provided in the Prospectus, the Partnership will pay its operational expenses. The General Partner will not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment and staff necessary for Partnership operations and administration of redemptions of units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur. The Partnership's assets held by any Commodity Broker, as provided in Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership will bear all commodity brokerage fees and commissions and, except as otherwise set forth in this Agreement or described in the Prospectus, will be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker's institutional and overnight execution facilities (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any contingent liability becomes known to the General Partner. These reserves will reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions.

   (f) Limited Liability of Limited Partners.   Each Unit, when purchased by a
Limited Partner in accordance with the terms of this Agreement, will be fully paid and non-assessable. No Limited Partner will be liable for the Partnership's obligations in excess of that Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Partner or amounts received by that Partner upon redemption of units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.

   (g) Return of Limited Partner's Capital Contribution. Except to the extent that a Limited Partner has the right to withdraw capital through redemption of units in accordance with Section 10(b), no Limited Partner will have any right to demand the return of his capital contribution or any profits added to them, except upon termination and dissolution of the Partnership. In no event will a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

   (h) Distributions. The General Partner will have sole discretion in determining what distributions (other than on redemption of units), if any, the Partnership will make to its Partners. If made, all distributions will be pro rata in accordance with the capital accounts of the Partners.

   (i) Interest on Assets. The Partnership will deposit all of its assets with any banks or other financial institutions that the General Partner may select and with those Commodity Broker(s) as the Partnership may use from time to time. Unless provided otherwise in the Prospectus, assets deposited with Commodity Broker(s) will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and those Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus.

8.  Management and Trading Policies.

   (a) Management of the Partnership. Except as may be otherwise specifically provided in this Agreement, the General Partner, to the exclusion of all Limited Partners, will conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner will have the power to represent, act for, sign for or bind the General Partner or the Partnership. Except as provided in this Agreement, no Partner will be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests. The General Partner will be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner will have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner may not employ, or permit another to employ, these funds or assets in any manner except for the benefit of the Partnership.

   (b) The General Partner. The General Partner, on behalf of the Partnership, will appoint one or more Trading Advisors to make trading decisions for the Partnership, and will delegate trading discretion to those Advisors; provided, however, that the General Partner may override any trading instructions: (i) which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection
(c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a Trading Advisor becomes incapacitated or some other emergency arises as a result of which the Trading Advisor is unable or unwilling to act and a successor Trading Advisor has not yet been retained.

   The Partnership may not enter into any agreement with the General Partner, or their

Affiliates (other than a selling agent agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it may be terminated by the Partnership without penalty upon 60 days' prior written notice by the General Partner; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to the agreement, upon written notice given not less than 60 days before the original termination date or any extended termination date, notifies the other party of its intention not to renew.

   Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, an "Advisory Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each of those Trading Advisors the management and incentive fees provided for in the applicable Advisory Agreement, as described in the Prospectus.

   The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Advisory Agreement in its sole discretion in accordance with the terms of that Advisory Agreement and to employ from time to time other Trading Advisors under advisory agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion deems to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which is based on any trading profits which are earned by that Trading Advisor(s), regardless of whether those profits exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to those Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of those Agreements and to employ from time to time other Commodity Brokers under customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion deems to be in the best interests of the Partnership; provided, however, that the General Partner must review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided to the Partnership by the Commodity Broker, the General Partner or any of their Affiliates; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate of the General Partner in organizing and operating the Partnership and offering units; (v) the overall costs to the Partnership; and (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets it holds.

   The General Partner may subdivide or combine units in its discretion, provided that no subdivision or combination may affect the Net Asset Value of any Limited Partner's interest in the Partnership.

   (c) General Trading Restrictions. The General Partner must require any Trading Advisor retained by the Partnership to follow the trading restrictions set forth below. The following trading restrictions are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

      (i) The Partnership will not utilize trading advisors which employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

      (ii) The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not borrow money except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate of the General Partner, the lending entity (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate of the Lender receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

      (iii) The Partnership will not permit "churning" of the Partnership's assets.

      (iv) The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers and other financial institutions which the General Partner has determined to be creditworthy.

      (v) The Trading Advisors will trade only in those Futures Interests that have been approved by the General Partner.

      (vi) Except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market, the Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest.

   (d) Changes to Trading Restrictions. The General Partner may not make any material change in the trading restrictions in Section 8(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's trading restrictions so approved by the Limited Partners.

   (e) Miscellaneous. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

   The General Partner will prepare or cause to be prepared and shall file on or before the due date (including any extension) any federal, state or local tax returns which are required to be filed by the Partnership. The General Partner will cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner will not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership is, in good faith and by appropriate legal proceedings, contesting the validity, applicability or amount of that tax and the contest does not materially endanger any right or interest of the Partnership.

   The General Partner is authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner has notified the Internal Revenue Service and the General Partner that the General Partner may not act on that Partner's behalf.

   If the Partnership is required to withhold United States taxes on income with respect to units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, the General Partner may pay the tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to those units.

   The General Partner will keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEA"), and the CFTC's rules and regulations under the CEA, or as are required by other regulatory bodies, exchanges, boards and authorities having jurisdiction. These books and records will be retained by the Partnership for not less than five years.

   The Partnership's books and records will be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner will send copies of the books and records to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of units will be retained by the Partnership for not less than six years.

   Except as described in this Agreement or in the Prospectus, no person may receive, directly or indirectly, any advisory, management or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and these prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership may not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker will not constitute commingling.

   The General Partner must devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, deems necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and will not be required to refrain from any other activity or disgorge any profits from any that activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, those persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment deems advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described in this Agreement and in the Prospectus, the General Partner may not engage any Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform those services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement under which the Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement under which the Affiliate is to perform services for the Partnership may not exceed one year, and that agreement must be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence prohibits the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

   No person dealing with the General Partner is required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  Audits; Reports to Limited Partners.

   The Partnership's books will be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership will use its best efforts to cause each Partner to receive: (a) within 120 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited those statements, and such other information as the CFTC and NFA may from time to time require (these annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 30 days after receipt of Schedule K-1's from the funds in which the partnership invests such tax information relating to the Partnership as is necessary for the Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time may require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as are necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time may require under the CEA to be given to participants in commodity pools.

   In addition, if any of the following events occurs, notice of that event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, will be mailed to each Limited Partner within seven business days after the occurrence of the event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for that Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Advisory Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) the notice must also advise Limited Partners that a "Special Redemption Date," on a date specified in the notice (but in no event earlier than 15, nor later than 45, days after the mailing of the notice), will take place as of which Limited Partners may redeem their units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to the notice, the Partnership will liquidate all existing positions as promptly as reasonably practicable and will suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner will determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used in this Agreement, "material change in the Partnership's trading policies" means any material change in those trading policies specified in Section 8(c).

   The Net Asset Value of a Unit will be determined monthly by the General Partner, and the most recent Net Asset Value calculation will be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner has received a written request from that Partner.

   In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of the increase is mailed to each Limited Partner at least five business days before the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) the notice must describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) Limited Partners redeeming units at the first Redemption Date following the notice will not be subject to the redemption charges described in Section 10(b).

10.  Transfer; Redemption of Units.

   (a) Transfer. A Limited Partner may transfer or assign his units only as provided in this Section 10(a). No transferee or assignee will become a substituted Limited Partner unless the General Partner first consents to the transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of units which is permitted under this Agreement will be effective as of the end of the month in which the transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 15 days prior written notice of the transfer or assignment from the Limited Partner, which notice must set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of units to be transferred or assigned, and which notice must be signed by the Limited Partner. No transfer or assignment of units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all units held by the transferor or assignor are being transferred or assigned), would, by reason of the transfer or assignment, acquire units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction will not apply to transfers or assignment of units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association or other legal entity for which that Limited Partner acts as an officer, director or partner). No transfer or assignment will be permitted unless the General Partner is satisfied that (i) the transfer or assignment would not be in violation of the Act or applicable federal, state or foreign securities laws, and (ii) notwithstanding the transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of units will be effective or recognized by the Partnership if the transfer or assignment would result in the termination of the Partnership for federal income tax purposes, or if the transfer is to a pension plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") and, as a result of the transfer, the Partnership's assets would be deemed to be pension plan assets within the meaning of ERISA or regulations issued by the United States Department of Labor (the "DOL") under ERISA. No transferee or assignee of units who has not been admitted to the Partnership as a substituted Limited Partner will have any of the rights of Limited Partner, except that that person will receive that share of capital and profits and will have that right of redemption to which his transferor or assignor would otherwise have been entitled and will remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner will have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner will bear all costs (including any attorneys' and accountants' fees) related to the transfer or assignment of his units.

   If the General Partner consents to the admission of a substituted Limited Partner under this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

   (b) Optional Redemption. Except as set forth below and in accordance with the terms of this Agreement, a Limited Partner (or any assignee of a Limited Partner) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his units at the Net Asset Value, reduced as described below (any such withdrawal being referred to as a "Redemption"). The minimum amount of any redemption is 5 units (2 units for IRAs or qualified retirement plans), unless a Limited Partner is redeeming his entire interest in the Partnership. Units may be redeemed at the option of a Limited Partner as of the end of any month. However, any Unit redeemed at or before the end of the sixth month following the closing at which the Unit was issued will be assessed a redemption charge equal to 4% of the Net Asset Value of a Unit on the date of redemption. Units redeemed after six months and within nine months will be assessed a redemption charge equal to 3% of the Net Asset Value on the date of redemption. The foregoing charges will be paid to the General Partner.

   Redemption of a Limited Partner's units will be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form has been received by the General Partner ("Redemption Date"); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) have been paid or the Partnership has remaining property sufficient to pay them. As used in this Agreement, "Request for Redemption" means a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (Chicago time) at least ten (10) business days before the date on which the Redemption is to be effective.

A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

   The General Partner is authorized to execute, file, record and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as are necessary or desirable to reflect any Redemption under this Section 10(b).

   (c) Mandatory Redemption. The General Partner may, on written notice, require any Limited Partner that is a pension plan within the meaning of ERISA to redeem some or all of its units (a "Mandatory Redemption") if the General Partner determines a Mandatory Redemption is necessary to insure that the Partnership's assets will not be deemed to be pension plan assets within the meaning of ERISA or regulations issued by the DOL under ERISA. A Mandatory Redemption of a Limited Partner's units will be effective as of the last day of the month in which the General Partner notifies the Limited Partner of the Mandatory Redemption (the "Mandatory Redemption Date"). The General Partner may adopt such procedures for Mandatory Redemptions as the General Partner determines are fair and equitable to all Limited Partners that are pension plans.

   (d) Redemption Payments. Upon a Redemption or Mandatory Redemption, a Limited Partner (or any assignee of a Limited Partner) will receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value as of the Redemption Date or Mandatory Redemption Date, less any redemption charges and any amount owing by the Partner (and his assignee, if any) to the Partnership under Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom the Unit was sold, as well as all amounts owed by all assignees of the Unit, will be deducted from the Net Asset Value of the Unit upon Redemption. The General Partner will endeavor to pay for units that have been redeemed within ten (10) business days after the Redemption Date or Mandatory Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which are due the Partnership from commodity brokers, banks or other persons), the Partnership may delay payment to Partners whose units are being redeemed of the proportionate part of the Net Asset Value of the units represented by the sums which are the subject of the default or delay. Redemptions and Mandatory Redemptions will be made by check mailed to the Limited Partner. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to Redemptions.

11.  Special Power Of Attorney.

   Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file and record on his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments to them; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver and file amended certificates or agreements of limited partnership or other instruments to reflect that admission. The Power of Attorney granted in this Agreement is irrevocable and deemed to be a power coupled with an interest and will survive the incapacity, death, dissolution, liquidation or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor to the General Partner acting in good faith under this Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by the attorney-in-fact under the Power of Attorney granted in this Section 11, this Agreement will control.

12.  Withdrawal of Partners.

   The Partnership will terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner (unless a new general partner(s) is elected under Section 15(c) and the remaining general partner(s) has elected to continue the business of the Partnership, which any remaining general partner(s) will have the right to do). The General Partner may not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners under Section 15(c) and elect to continue the business of the Partnership, the withdrawing General Partner must pay all reasonable expenses incurred by the Partnership in connection with its withdrawal. The General Partner will be paid the Net Asset Value of its interests in the Partnership as of the date of withdrawal.

   The death, in competency, withdrawal, insolvency, bankruptcy, termination, liquidation or dissolution of a Limited Partner will not terminate or dissolve the Partnership, and the Limited Partner, his estate, custodian or personal representative will have no right to withdraw or value the Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of the Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested in his estate to waive the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  No Personal Liability For Return Of Capital.

   Subject to Section 14, neither the General Partner, nor any Affiliate of the General Partner will be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made under this Agreement will be made solely from the assets (which will not include any right of contribution from the General Partner) of the Partnership.

14.  Standard of Liability; Indemnification.

   (a) Standard of Liability. The General Partner and its Affiliates will not be liable to the Partnership, the Limited Partners or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless that act, omission, conduct or activity constitutes misconduct or negligence.

   (b) Indemnification by the Partnership. The Partnership will indemnify, defend and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits) actually and reasonably incurred arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims or lawsuits initiated by a Limited Partner (or assignee of a Limited Partner), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity or conduct that was the basis for the loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer will be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate of the General Partner is a party defendant, that person may be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership may make advances to the General Partner or its Affiliates under this Section 14(b) only if: (1) the demand, claim, lawsuit or legal action relates to the performance of duties or services by those persons to the Partnership; (2) the demand, claim, lawsuit or legal action is not initiated by a Limited Partner; and (3) the advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification under this Agreement.

   Nothing contained in this Section 14(b) will increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions. No rights to indemnification and payment of attorneys' and accountants' fees and expenses will be affected by the termination of the Partnership or the withdrawal, insolvency or dissolution of the General Partner.

   The Partnership may not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

   (c) Affiliate. As used in this Agreement, the term "Affiliate" of a person means: (i) any natural person, partnership, corporation, association or other legal entity directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of that person; (ii) any partnership, corporation, association or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by that person; (iii) any natural person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by, or under common control with, that person; or (iv) any officer, director or partner of that person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" includes only those persons performing services for the Partnership.

   (d) Indemnification by Partners. If the Partnership is made a party to any claim, demand, dispute or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, the Partner (or assignees cumulatively) must indemnify, defend, hold harmless and reimburse the Partnership for that loss, liability, damage, cost and expense to which the Partnership becomes subject (including attorneys' and accountants' fees and expenses).

15.  Amendments; Meetings.

   (a) Amendments with Consent of the General Partner.   If, at any time during
the term of the Partnership, the General Partner deems it necessary or desirable to amend this Agreement, the amendment will be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken under this Section 15 that have been approved by the percentage of outstanding units prescribed above will be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner is authorized to amend this Agreement without the consent of any Limited Partner to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions in this Agreement; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed in this Agreement to the maximum extent possible in the event of a change in the Code or the interpretations of the Code affecting those allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction;
(vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 of this Agreement;
(ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisors Act of 1940, as amended (the "Advisors Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisors Act, if the General Partner reasonably believes that doing so is necessary. Any supplemental or amendatory agreement must be adhered to and have the same force and effect from and after its effective date as if it had originally been embodied in, and formed a part of, this Agreement; provided, however, that no supplemental or amendatory agreement may, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

   (b) Meetings. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, will be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of units owned by each.

   Upon receipt of a written request, signed by Limited Partners owning at least 10% of the units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote under this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after receipt, must call a meeting of the Partnership. The meeting must be held at least 30 but not more than 60 days after the mailing of the notice, and the notice must specify the date, a reasonable place and time, and the purpose of the meeting.

   (c) Amendments and Actions Without Consent of the General Partner. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no amendment may, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, fees or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership under Section 12, or becomes insolvent, bankrupt or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days, prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; provided, however, that no such action may adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and provided further, that units owned by the General Partner and any Affiliate of the General Partner may not be voted on the matters described in clauses (iii) and (v) above. Any action which has been approved by the percentage of outstanding units prescribed above will be deemed to have been approved by all Limited Partners.

   (d) Action Without Meeting.  Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by Limited Partners owning units having not fewer than the minimum number of votes that would be necessary to authorize or take that action at a meeting of Limited Partners at which all outstanding units have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners must be given to those Limited Partners who have not consented in writing within seven business days after the taking of the action.

   (e) Amendments to Certificate of Limited Partnership. If an amendment to this Agreement is made under this Section 15, the General Partner is authorized to execute, acknowledge, swear to, deliver, file, record and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as may be necessary or desirable to reflect such amendment.

16.  Governing Law.

   The validity and construction of this agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, including, specifically, the act (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws will not be governed by this Section 17.

17.  Miscellaneous.

   (a) Priority Among Limited Partners. Except as otherwise specifically set forth in this Agreement, no Limited Partner will be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

   (b) Notices. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, and notices of assignment or transfer, of units) must be in writing and will be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604 (or such other address as the General Partner has notified the Limited Partners), upon the deposit of the notice in the United States mail. Requests for Redemption and notices of assignment or transfer of units will be effective upon timely receipt by the General Partner. Except as otherwise provided in this Agreement, all reports and notices under this Agreement must be in writing and must be sent by first-class mail to the last known address of the Limited Partner.

   (c) Binding Effect. This Agreement will inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted in this Agreement, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee under this Agreement, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights will be determined and that they will be bound thereby, including all rights which they may have under Section 15.

   (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          GENERAL PARTNER:

                                          PRICE ASSET MANAGEMENT, INC.,

                                          By:___________________________________
                                                /S/ WALTER THOMAS PRICE III
                                                  Walter Thomas Price III,
                                               President, Co-Chairman, Chief
                                              Executive Officer, Secretary and
                                                       Sole Director

                                          LIMITED PARTNERS:

                                          By Price Asset Management, Inc., as
                                            Attorney-In-Fact under Power of
                                            Attorney in each Limited Partner's
                                            Subscription Agreement

                                          By:___________________________________
                                                /S/ WALTER THOMAS PRICE III
                                             Walter Thomas Price III, President,
                                                Co-Chairman, Chief Executive
                                                          Officer,
                                                Secretary and Sole Director

                   ANNEX A TO LIMITED PARTNERSHIP AGREEMENT
                      REQUEST FOR REDEMPTION OF UNITS IN
                            THE PRICE FUND I, L.P.

INSTRUCTIONS

   This request for redemption must be received by the general partner at the address shown below not less than ten (10) business days prior to the close of the month for which redemption is requested. If your request is not received on time, your request will not be processed. If you desire to redeem units the next month or a subsequent month, you must submit a new redemption request.

Price Asset Management, Inc.
141 West Jackson Boulevard
Suite 1340A
Chicago, Illinois 60604

A signed original is required; facsimile copies are not acceptable.

   The minimum redemption that you may request is either the lesser of 5 units or your entire investment in the partnership. You may redeem 2 units if you are an IRA or qualified retirement plan.

   You will receive a check for the redemption price of your units, mailed to the mailing address provided below. If you have been an investor in the partnership for less than 6 months following the closing at which your units were issued,, the amount of the check will be reduced by a 4% redemption fee If you have been an investor for more than 6 months and not more than 9 months, the amount of the check will be reduced by a 3% redemption fee.

REQUEST FOR REDEMPTION

   I hereby irrevocably request that the partnership redeem ______ of my units of limited partnership interest on the last day of the month that this request is dated.

   I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of the units to be redeemed, with full power and authority to request the redemption. The units which are the subject of this request are not pledged or otherwise encumbered in any way. My signature has been guaranteed by any commercial bank or a member of a registered national securities exchange.*

ACCOUNT INFORMATION

Name of Limited Partner(s) _____________________________________________________
           (If units are co-owned, list the names of the co-owners)

Mailing Address ________________________________________________________________

City __________________ State ________________________ Zip Code ________________

Daytime Phone No. ______________________________

INDIVIDUAL SIGNATURE(S) (If units are co-owned, each owner must sign.)

                                          Date _________________________________
--------------------------------------

                                          Date _________________________________
--------------------------------------
Co-Owner (if applicable)

ENTITY SIGNATURE

--------------------------------------------------------------------------------
(Name of Entity)

By:
   -----------------------------------------------------------------------------
Authorized officer, partner,
trustee or custodian

Title:
    ----------------------------------------------------------------------------

SIGNATURE GUARANTY*

   The undersigned represents that the signature(s) appearing above is/are true and correct.

--------------------------------------------------------------------------------
(Name of Commercial Bank or
Brokerage Firm)

By:
   -----------------------------------------------------------------------------
Authorized Officer
Date:
    ----------------------------------------------------------------------------

Broker-Dealer Acknowledgment

   The undersigned acknowledges that (s)he has informed the investor of all material facts relating to the risks, potential income tax consequences, liquidity, marketability, management and control of The Pine Fund I, L.P. with respect to an investment therein in accordance with the current prospectus. The undersigned has also informed the investor of the unlikelihood of a public market developing for units. The undersigned has a reasonable basis to believe, based on information provided by the investor, that an investment is suitable for such investor in light of his, her or its financial position, net worth and income, and other suitability factors.

Name of Broker-Dealer __________________________________________________________

Name of Registered Representative and CRD Number _______________________________

Signature ______________________________________________________________________

Signature of Supervising Principal _____________________________________________

Date ___________________________________________________________________________

                                   EXHIBIT C

               SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY FOR
                        UNITS OF THE PRICE FUND I, L.P.
                               FOR NEW INVESTORS

   This Agreement must be mailed or delivered to the selling group manager:

Uhlmann Price Securities, LLC
141 West Jackson Boulevard, Suite 1340A
Chicago, Illinois 60604.

   This Agreement, together with payment for the subscription amount must be received at least 10 business days before the initial or applicable monthly closing.

Note: If you have already been admitted to the Fund as a limited partner and you are purchasing additional units, you do not need to complete this form. Instead, you should complete a Subscription Agreement for Existing Investors or Subscribers in the form attached to the prospectus as Exhibit D.

SUBSCRIPTION INSTRUCTIONS

   Before making an investment decision, you should carefully read and review The Price Fund I, L.P. prospectus and this subscription agreement and power of attorney. When reading the prospectus, you should pay particular attention to the matters discussed under "Risk Factors," "Conflicts of Interest" and "Description of Charges."

   If you wish to subscribe for units in the partnership, you will be required to complete the subscription signature page (pages C-6 through C-8). Instructions for completing the subscription pages are set forth below.

   By subscribing for units, you will be deemed to make each applicable representation and warranty contained on pages C-3 through C-5, and to satisfy any applicable special state suitability requirement described on pages C-3. Therefore, please make sure that you carefully review all representations and warranties and state suitability requirements before signing this agreement.

Instructions for Completing the Subscription Form on page C-6.

Note: The item numbers below correspond to the lettered sections on the Subscription Form.

A. Enter the exact name(s) in which your units are to be held based on ownership type and enter residency and other information requested.

B. Enter the dollar amount of your subscription payment. The number of units you receive for that subscription payment will be determined as described below under the caption "Subscription for Units."

C. Check the appropriate box to indicate in what capacity you are subscribing for units (e.g., in your individual capacity, jointly or on behalf of an entity).
D. Enter your Social Security Number or, if you are subscribing on behalf of an entity, the entity's Taxpayer ID Number. If the units will be owned by joint tenants or tenants in common, you may use either person's Social Security Number.

E. Review the representation relating to backup withholding tax and enter your taxable year, if other than calendar year.

F.1. Complete Part A if you are subscribing as an individual or jointly with another person. If you are subscribing jointly, both subscribers must sign.

F.2. Complete Part B if you are subscribing on behalf of an entity. By signing on behalf of an entity, you will be representing your authority to sign this Agreement on behalf of the entity.

                    SUBSCRIPTION FOR THE PRICE FUND I, L.P.

   By executing and delivering this Subscription Agreement and by paying the purchase price for units of limited partnership interest in The Price Fund I, L.P., you hereby subscribe for units in the Partnership at a price equal to:

   . Until the Partnership has accepted subscriptions for 1,000 units and begins trading, $1,000 per Unit;

                                      OR

   . After the Partnership has commenced trading, 100% of the net asset value per Unit as of the close of business on the date of the applicable monthly closing.

   You may revoke this agreement, and receive a full refund of the subscription amount you paid no later than 3:00 P.M., Chicago time, ten (10) business days prior to the date of the initial or applicable monthly closing by delivering written notice to Price Asset Management, Inc. Otherwise, your subscription is irrevocable.

PAYMENT INSTRUCTIONS

   Select ONE of the following two payment options:

   Initial Offering Period. During the initial offering period (that is, until the Partnership has sold a minimum of 1,000 units, subscription payments will be held by LaSalle Bank National Association, which has been appointed as Escrow Agent for the purpose of holding subscription payments. Your subscription payment may be made by check or wire transfer. Your check should be payable to "The Price Fund I Escrow Number 62-8795-40-3." Wiring instructions should be given to reference this account at the address shown below.

   Wire transfers should be made to:  ABA #071000505
                             LaSalle Bank National Association
                             135 South LaSalle Street
                             Chicago, Illinois 60603
                             FBO: Trust GL 2090067
                             For further credit: Acct. 62-8795-40-3
                                      OR

   Continuing Offering Period. During the continuing offering period (that is, after the partnership has sold 1,000 units and has begun trading), subscription payments will be held in a special subscription account pending each monthly closing date. Your subscription payment may be made by check or wire transfer. Your check should be payable to "The Price Fund I, L.P. Subscription Account #5200939543," or wire transfer instructions should be given to reference this account at the address shown below.

   Wire transfers should be made to:  ABA #071000505
                             LaSalle Bank National Association
                             135 South LaSalle Street
                             Chicago, Illinois 60603
                             For further credit: Acct. #5200939543

RECEIPT OF DOCUMENTATION

   The regulations of the CFTC require that you be given a copy of the Prospectus, as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months before the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the Partnership. By subscribing for units, you hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

ADMISSION TO THE PARTNERSHIP

   If the General Partner accepts your subscription, your subscription payment will be released to the Partnership when you are admitted to the Partnership, which will either be when the Partnership begins trading or the next monthly closing date. If your subscription is rejected, it will be returned to you. During the initial offering period, you will be paid your share of any interest earned on your subscription payment while held in escrow. During the continuing offering period, you will not receive any interest on your subscription payment.

   At the time of your admission to the Partnership, you will become a party to and be bound by the Partnership's Limited Partnership Agreement included as Exhibit B to the Prospectus. By executing the signature page of this agreement, you will be deemed to have executed this agreement and the limited partnership agreement, including the powers of attorney in both agreements.

   You will not be issued a certificate evidencing the units that you are purchasing, but you will receive a written confirmation of the purchase in the General Partner's customary form.

STATE SUITABILITY REQUIREMENTS

   Except as indicated below, investors must have a net worth (exclusive of home, furnishings and automobiles) of at least $150,000 or, failing that standard, have both a net worth (same exclusions) of at least $45,000 and an annual gross income of at least $45,000. If an investor is subscribing with his/her spouse as joint owners, he/she may count joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. Investors must also make a minimum aggregate investment of $5,000. However, the states listed below (or, in certain cases, in special Supplements attached to the Prospectus) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)
    1. Arizona--$225,000 NW of at least $60,000 and $60,000 AI.

    2. California--$100,000 NW and $50,000 AI.

    3. Iowa--$225,000 NW or $60,000 AI.

    4. Massachusetts--$225,000 NW and $60,000 AI.

    5. Michigan--$225,000 NW or $60,000 NW and $60,000 AI during the preceding year and the expectation of $60,000 AI during the current year.

    6. Oregon--$225,000 NW or $60,000 NW and $60,000 AI.

    7. Pennsylvania--$175,000 NW or $100,000 NW and $50,000 AI.

    8. Texas--$225,000 NW or $60,000 NW and $60,000 AI.

REPRESENTATIONS AND WARRANTIES

   By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the General Partner and the Partnership as follows (As Used Below, The Terms "You" And "Your" Refer To You And Your Co-Subscriber, If Any, Or If You Are Signing On Behalf Of An Entity, That Entity):

    1. I have received a copy of the Prospectus, including the Limited Partnership Agreement.

    2. If an individual subscriber, I am of legal age to execute this Agreement and am legally competent to do so.

    3. I satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption "State Suitability Requirements" (or in a special Supplement to the Prospectus) for residents of the State in which I reside. I agree to provide any additional documentation requested by the General Partner, as may be required by the securities administrator of my state of residence, to confirm that I meet the applicable minimum financial suitability standards to invest in the Partnership.

    4. The address set forth on the Signature Page is my true and correct residence and I have no present intention of becoming a resident of any other state or country. All the information that I have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there is any material change in that information before my admission as a Limited Partner, I will immediately furnish such revised or corrected information to the General Partner.

    5. If I am representing an employee benefit plan, to the best of my knowledge, neither the General Partner nor any Trading Advisor, nor any of their affiliates: (a) has investment discretion with respect to the investment of my plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and under an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation
(5), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals and individual retirement accounts ("IRAs").

    6. Unless representation (7) or (8) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian or nominee for another.

    7. If I am subscribing as custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to me, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

    8. If I am subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of that plan or IRA, the representations in this subscription agreement and power of attorney apply only to the beneficiary of that plan or IRA.

    9. If I am subscribing in a representative capacity, I have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the entity for which I am purchasing the units, and that entity has full right and power to purchase the units and enter into and be bound by this Agreement and become a Limited Partner under the Limited Partnership Agreement.

   10. I either: (a) am not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"); or (b), if so required, I am duly registered with the CFTC and am a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase units be duly registered with the CFTC and a member of the NFA, if required. I agree to supply the General Partner with such information as the General Partner may reasonably request to attempt such verification. Certain entities that acquire units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

   11. I understand that the Partnership's limited partnership agreement imposes substantial restrictions on the transferability of my units and that my investment is not liquid except for limited redemption provisions, as set forth in the Prospectus and the Limited Partnership Agreement.

   By making the representations and warranties set forth above, investors should be aware that they have not waived any rights of action which they may have under applicable federal or state laws. Federal and state laws provide that any such waiver would be unenforceable. Investors should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Partnership, the General Partner, any Trading Advisor, or others in any subsequent litigation or other proceeding.

POWER OF ATTORNEY AND GOVERNING LAW

   I hereby irrevocably constitute and appoint Price Asset Management, Inc., the General Partner of the Partnership, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead: (1) to do all things necessary to admit me as a Limited Partner of the Partnership; (2) to admit others as additional or substituted Limited Partners to such Partnership(s) so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment to it; (3) to file, prosecute, defend, settle or compromise any and all actions at law or suits in equity for or on behalf of the Partnership in connection with any claim, demand or liability asserted or threatened by or against the Partnership; and (4) to execute, acknowledge, swear to, deliver, file and record on my behalf and as necessary in the appropriate public offices, and publish: (a) the Limited Partnership Agreement and Certificate of Limited Partnership and all amendments to them permitted by their terms; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the partnership to do business as a foreign limited partnership in other jurisdictions. I agree to be bound by any representation made by the General Partner or any successor to the General Partner acting in good faith under this Power of Attorney.

   The Power of Attorney granted hereby will be deemed to be coupled with an interest and will be irrevocable and survive my death, incapacity, dissolution, liquidation or termination.

   This subscription agreement and power of attorney will be governed by and interpreted in accordance with the laws of the State of Illinois, provided, however, that this provision will not be deemed a waiver of any rights of action I may have under applicable federal or state securities law.

                               SUBSCRIPTION FORM

         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.

A. EXACT NAME(S) IN WHICH TITLE TO THE UNITS WILL BE HELD:

   _____________________________________________________________________________

   _____________________________________________________________________________

   SUBSCRIBER ADDRESS:

   Street Address  _____________________________________________________________
          (MUST be residence address--P.O. Box alone not acceptable)

   City _______________________ State ________________ Zip Code ________________

   Daytime Tel. No. (____) _____________________________________________________

   Residence Tel. No. (if different) (____) ____________________________________

   E-Mail Address (Optional) ___________________________________________________

   CO-SUBSCRIBER ADDRESS (if different from subscriber address):

   Street Address  _____________________________________________________________
          (MUST be residence address--P.O. Box alone not acceptable)

   City _______________________ State ________________ Zip Code ________________

   Daytime Tel. No. (____) ______________________________________________

   E-Mail Address (Optional) ___________________________________________________

B. AMOUNT OF SUBSCRIPTION:

   $____________________________________________________________________________

   NOTE: The initial investment must be for a minimum of $5,000 ($2,000 for IRAs and qualified retirement plans). Subscriptions are made in multiples of $1,000 above these minimum amounts. All subscriptions are payable in U.S. Dollars.

C. CHECK THE BOX BELOW WHICH DESCRIBES THE CAPACITY IN WHICH YOU ARE
   SUBSCRIBING:

   [_] Individual Ownership

   [_] Joint Tenants with Rights of Survivorship

   [_] Tenants in Common

   [_] Community Property

   [_] Grantor or other Revocable Trust

   [_] Other Trust

   [_] Estate

   [_] IRA

   [_] Other Participant-Directed Benefit Plan (including KEOGH or SEP accounts)

   [_] Defined Benefit Plan

   [_] UGMA/UTMA (Minor)

   [_] Partnership or Limited Liability Company

   [_] Corporation

   [_]  Other (specify) ________________________________________________________

D. SUBSCRIBER'S SOCIAL SECURITY NUMBER (SSN) OR TAXPAYER IDENTIFICATION NUMBER
   (TIN):

   SSN: ________________________________________________________________________
                                             TIN: ______________________________

E. TAXPAYER REPRESENTATIONS:

   [_] Check box if you are subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

   [_] Check box if your taxable year is other than the calendar year and indicate the month and day on which your taxable year ends:

       --------------------______/------------------______
       MM                              DD

   Under penalties of perjury, by signing below, I certify that the Social Security Number (or Taxpayer ID Number) above to be the true, correct and complete Social Security Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.

F.1. (INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT DIRECTED EMPLOYEE BENEFIT PLAN, SEP, KEOGH OR IRA SUBSCRIPTION)

   If you are subscribing for a joint or community property account, the statements, representations and warranties set forth in this Agreement will be deemed to have been made by each subscriber.

   . If the units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

   . In the case of an IRA or a participant-directed employee benefit plan, the beneficiary must sign in F2 and the trustee or custodian must sign under "Entity Subscription" in F2. In most instances a limited partnership such as Price Fund I, L.P., requires approval from an IRA or qualified plan custodian. Please contact your IRA/qualified plan administrator or broker dealer about investing in this fund.

________________________________________ Date: ______________
              (Signature)

________________________________________ Date: ______________
     (Signature of Co-Subscriber)

F.2. ENTITY SUBSCRIPTION

   Acceptance of subscription on behalf of employee benefit plans (including
IRAs) is in no respect a representation by the general partner that this investment meets all relevant legal requirements with respect to investments by any particular plan, or that this investment is appropriate for any particular plan.

   The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries or members to complete, execute and deliver this Agreement on their behalf and to make the statements, representations and warranties made in this subscription agreement and power of attorney on their behalf; and (b) the investment in the Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.


______________________________ Date:
Name of Entity (Print or Type)

By: __________________________
     Authorized Signatory

______________________________
     Name (Print or Type)

______________________________
    Title (Print or Type)

Broker-Dealer Acknowledgment

   The undersigned acknowledges that (s)he has informed the investor of all material facts relating to the risks, potential income tax consequences, liquidity, marketability, management and control of the Price Fund I, L.P. with respect to an investment therein in accordance with the current prospectus. The undersigned has also informed the investor of the unlikelihood of a public market developing for units. The undersigned has a reasonable basis to believe, based on information provided by the investor, that an investment is suitable for such investor in light of his, her or its financial position, net worth and income, and other suitability factors.

Name of Broker-Dealer              -

Name of Registered Representative
  and CRD Number                   -

Signature                          -

Signature of Supervising Principal -

Date                               -

                                   EXHIBIT D

                            THE PRICE FUND I, L.P.
         SUBSCRIPTION AGREEMENT FOR EXISTING INVESTORS OR SUBSCRIBERS

   PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.

   This form together with payment for the subscription amount must be received at least ten (10) business days before the initial or applicable monthly closing.

   I am an existing investor or subscriber in The Price Fund I, L.P. (the "Partnership").

   I acknowledge receipt of The Price Fund I, L.P. Prospectus dated ______, ______ (the "Prospectus"). I have signed this form, which updates the Subscription Agreement and Power of Attorney (the "Subscription Agreement") I signed when I purchased units of the Partnership, so that I may purchase additional units of the Partnership without the need to execute a new Subscription Agreement.

   I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement I previously executed are still accurate, and that any purchase of additional units following the date of this subscription agreement update form will be deemed confirmation that such representations, warranties and other information are still accurate at the time of that additional purchase.

AMOUNT OF ADDITIONAL SUBSCRIPTION:           $____________________

   NOTE: Must be in multiples of $1,000.

PAYMENT INSTRUCTIONS

   Select ONE of the following two payment options:

   Initial Offering Period. During the initial offering period (that is, until the Partnership has sold a minimum of 1,000 units, subscription payments will be held by LaSalle Bank National Association, which has been appointed as Escrow Agent for the purpose of holding subscription payments. Your subscription payment may be made by check or wire transfer. Your check should be payable to "The Price Fund I Escrow Number 62-8795-40-3." Wiring instructions should be given to reference this account at the address shown below.

Wire transfers should be made to:  ABA #071000505
                         LaSalle Bank National Association
                         135 South LaSalle Street
                         Chicago, Illinois 60603
                         FBO: Trust GL 2090067
                         For further credit: Acct. 62-8795-40-3

                                      OR

   Continuing Offering Period. During the continuing offering period (that is, after the partnership has sold 1,000 units and has begun trading), subscription payments will be held in a special subscription account pending each monthly closing date. Your subscription payment may be made by check or wire transfer. Your check should be payable to "The Price Fund I, L.P. Subscription Account #5200939543," or wire transfer instructions should be given to reference this account at the address shown below.

Wire transfers should be made to:  ABA #071000505
                         LaSalle Bank National Association
                         135 South LaSalle Street
                         Chicago, Illinois 60603
                         For further credit: Acct. #5200939543

                    [Signature(s) appear on following page]

SIGNATURE

  If Subscriber(s) Are Individuals      If Subscriber Is an Entity
  _____________________________________ ______________________________________
  Name of Subscriber (Print or Type)    Name of Entity (Print or Type)
  _____________________________________ By: __________________________________
  Name of Co-Subscriber (Print or Type)          Authorized Signatory
  _____________________________________ ______________________________________
  Signature of Subscriber               Name of Signatory (Print or Type)
  _____________________________________ ______________________________________
  Signature of Co-Subscriber            Title (Print or Type)
  Address:
  _____________________________________ ______________________________________
  Street                                City             State             Zip
  Date: _______________________________

PLEASE RETURN THIS FORM AND, IF APPLICABLE, A CHECK MADE PAYABLE TO THE PRICE FUND I, L.P., TO THE SELLING GROUP MANAGER:

Uhlmann Price Securities, LLC
141 West Jackson Boulevard
Suite 1340A
Chicago, Illinois 60604
Telephone No. (312) 648-2224

Broker-Dealer Acknowledgment

The undersigned acknowledges that (s)he has informed the investor of all material facts relating to the risks, potential income tax consequences, liquidity, marketability, management and control of the Price Fund I, L.P. with respect to an investment therein in accordance with the current prospectus. The undersigned has also informed the investor of the unlikelihood of a public market developing for units.The undersigned has a reasonable basis to believe, based on information provided by the investor that an investment is suitable for such investor in light of his, or her or its financial position, net worth and income, and other suitability factors.

Name of Broker-Dealer __________________________________________________________

Name of Registered Representative_______________________________________________
  and CRD Number

Signature_______________________________________________________________________

Signature of Supervising Principal______________________________________________

Date____________________________________________________________________________

                       THE PRICE FUND I, L.P. - PART II

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       SEC registration fee..................................... $12,500
       NASD filing fee..........................................
       Printing and engraving...................................
       Legal fees and expenses, excluding Blue Sky legal fees...
       Accounting fees and expenses.............................
       Annual escrow agent fees.................................
       Blue Sky fees and expenses, including Blue Sky legal fees
       Miscellaneous............................................
                                                                 -------
              Total............................................. $
                                                                 =======

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 14(b) of the partnership's limited partnership agreement (a form of which is annexed to the prospectus as Exhibit B) provides for indemnification by the partnership of the general partner and its affiliates (as that term is defined in the limited partnership agreement) for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the partnership by the general partner that the general partner determined in good faith to be in the best interests of the partnership and that was not the result of misconduct or negligence.

   Section 7 of the selling group manager agreement with Uhlmann Price Securities, LLC provides for indemnification of the partnership, the general partner and its affiliates by Uhlmann Price Securities for any loss, claim, damage, liability, cost and expense incurred as a result of a breach by Uhlmann Price Securities of any of its representations or agreements in the selling group manager agreement, or as a result of misleading statements or material omissions in information provided by Uhlmann Price Securities for use in the registration statement or prospectus. That section also provides for the indemnification by the partnership of Uhlmann Price Securities and any selling agent appointed by Uhlmann Price Securities for any loss, claim, damage, liability, cost and expense incurred by Uhlmann Price Securities or the selling agent as a result of a breach by the partnership of any of its representations or agreements in the selling group manager agreement, or as a result of any other misleading statements or material omissions in the prospectus.

   Section 12 of the customer agreement with Man Financial Inc provides for indemnification of Man Financial and its affiliates for liabilities, losses, damages, costs, or expenses for activities undertaken by Man Financial for the partnership's account or arising as a result of the Partnership's breach of its representations, warranties or obligations under the customer agreement.

   Section 12 of the advisory agreement between the partnership and each of its trading advisors provides for indemnification of the partnership, general partner and their affiliates by the trading advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of a breach of any agreement or representation by the trading advisor in the advisory agreement relating to the offering of the units, or as a result of misleading statements or material omissions in information provided by the trading advisor for use in the registration statement or prospectus. That section also provides for the indemnification of the trading advisor by the partnership for any loss, claim, damage, liability, cost and expense incurred by the trading advisor as a result of a breach by the partnership of any of its representations or agreements in the advisory agreement relating to the offering, or as a result of any other misleading statements or material omissions in the prospectus.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

   None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

(a)  Exhibits


EXHIBIT
NUMBER                                       DESCRIPTION OF DOCUMENT
------                                       -----------------------

 1.01   Form of Selling Group Manager Agreement among the Registrant, Price Asset Management, Inc.
          and Uhlmann Price Securities, LLC.

 1.02   Form of Selected Selling Agent Agreement between Uhlmann Price Securities, LLC and selling agents.

 1.03   Form of Limited Partnership Agreement of the Registrant (included as Exhibit B to the prospectus).

    5   Opinion of Henderson & Lyman to the Registrant regarding the legality of units (including consent).

    8   Opinion of Henderson & Lyman to the Registrant regarding certain federal income tax matters
          (including consent).

 1.06   Advisory Agreement, dated as of September 10, 2002 between Campbell and Company and the
          Registrant.

 1.07   Advisory Agreement, dated as of January 17, 2003 between Clarke Capital Management, Inc. and the Registrant.

 1.08   Advisory Agreement, dated as of September 10, 2002 between Fall River Capital, LLC and the
          Registrant.

 1.09   Advisory Agreement, dated as of September 10, 2002 between Landmark Asset Management
          Corporation and the Registrant.

 1.10   Advisory Agreement, dated as of September 10, 2002 between Marathon Capital Growth Partners
          LLC and the Registrant.

 1.11   Advisory Agreement, dated as of January 17, 2003 between SmithPoint Investments, Ltd. and the
          Registrant.

 1.12   Advisory Agreement, dated as of January 17, 2003 between Spirit Trading Incorporated and the
          Registrant.

 1.13   Customer Agreement, dated as of October 1, 2001 between the Registrant and Man Financial Inc.

 1.14   Interest Memo, dated as of November 21, 2001, between Price Asset Management, Inc. and Man
          Financial Inc.

 1.15   Expense Agreement, dated as of May 9, 2001, between the Registrant and The Price Futures
          Group, Inc.

 1.16   Form of Subscription Agreement to be executed by each purchaser of units (included as Exhibit C to the prospectus).

 1.17   Form of Subscription Agreement for Existing Investors or Subscribers Form to be executed by each purchaser of additional units (included as Exhibit D to the prospectus).

 1.18   Form of Escrow Agreement and Amendment among the Registrant, Price Asset Management, Inc.
          and LaSalle Bank National Association, as the escrow agent.

 23a.   Consent of Independent Auditors for the Registrant

 23b.   Consent of Independent Auditors for Price Asset Management, Inc.

   (b)  Financial Statements

   Included in the Prospectus:

      The Price Fund I, L.P.
          Independent Auditors' Report
          Statements of Financial Condition
          Statements of Operations
          Statements of Cash Flows
          Statements of Changes in Net Assets
          Notes to the Financial Statements

      Price Asset Management, Inc.
          Independent Auditors' Report
          Statement of Financial Condition
          Notes to the Statement of Financial Condition

ITEM 17.  UNDERTAKINGS.

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (5) To file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout any continuous offering and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

   (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as part of the Registration Statement in reliance upon Rule 430A and contained in a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois, on the 26th day of February, 2003.


                                          THE PRICE FUND I, L.P.

                                          By:  PRICE ASSET MANAGEMENT, INC.
                                               General Partner

                                              By: /S/  WALTER THOMAS PRICE III
                                                  -----------------------------
                                                    Walter Thomas Price III,
                                                  President, Co-Chairman, Chief
                                                  Executive Officer, Secretary
                                                        and Sole Director

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                         Title                      Date
         ---------                         -----                      ----

/S/  WALTER THOMAS PRICE III President, Co-Chairman, Chief      February 26, 2003
----------------------------   Executive Officer, Secretary and
                               Sole Director

     /S/  ALLEN GOODMAN      Chief Financial and Principal      February 26, 2003
----------------------------   Accounting Officer of General
                               Partner